Filed Pursuant to Rule 424(b)(1)
Registration Nos. 333-270543 and 333-270543-01

PROSPECTUS

$775,419,000 Senior Secured Recovery Bonds, Series 2023-A

Southern California Edison Company

Sponsor, Depositor and Initial Servicer

Central Index Key Number: 000092103

SCE Recovery Funding LLC

Issuing Entity

Central Index Key Number: 001826571

Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Initial Price to Public (1)	Underwriting Discounts and Commissions	Proceeds to Issuing Entity (Before Expenses)
A-1	9.59	$425,000,000	6/15/2040	6/15/2042	4.697%	99.99101%	0.40%	$423,261,792
A-2	21.19	$350,419,000	12/15/2047	12/15/2049	5.112%	99.98938%	0.40%	$348,980,110

(1)	Interest on the recovery bonds will accrue from April 27, 2023 and must be paid by the purchaser if the bonds are delivered after that date.

The total initial price to the public is $775,343,578. The total amount of the underwriting discounts and commissions is $3,101,676. The total amount of proceeds to the issuing entity before deduction of other expenses (estimated to be $3,547,824) is $772,241,902. The distribution frequency is semi-annually. The first expected payment date is December 15, 2023.

Investing in the Senior Secured Recovery Bonds involves risks. Please read “Risk Factors” beginning on page 21 in this prospectus to read about factors you should consider before buying the bonds.

Southern California Edison Company, as sponsor, is offering $775,419,000 of Senior Secured Recovery Bonds, Series 2023-A, referred to herein as the bonds, in two tranches to be issued by SCE Recovery Funding LLC, as the issuing entity. Southern California Edison Company is also the seller, initial servicer and depositor with regard to the bonds. The bonds are senior secured obligations of the issuing entity supported by recovery property, which includes the right to a special, irrevocable nonbypassable charge, known as fixed recovery charges, paid by all existing and future consumers (subject to the exceptions described in this prospectus) within SCE’s service territory as it existed as of the date of the financing order (as defined below). The Wildfire Financing Law (as defined below) requires that fixed recovery charges be adjusted (or “trued-up”) at least annually, and the California Public Utilities Commission (the CPUC or the California commission) has authorized the fixed recovery charges to be adjusted more frequently to ensure the expected recovery of fixed recovery charge revenues sufficient to timely provide all scheduled payments of principal and interest on the bonds and related financing costs, as described further in this prospectus. Credit enhancement for the bonds will be provided by the “true-up mechanism” as well as by accounts held under the indenture.

The bonds will be issued pursuant to Article 5.8 of Chapter 4 of the California Public Utilities Code, as amended (the Wildfire Financing Law), and an irrevocable financing order issued by the CPUC on March 1, 2023 approving the issuance of the bonds. The CPUC’s obligations under the Wildfire Financing Law and the financing order are irrevocable and pursuant to the Wildfire Financing Law the CPUC shall neither reduce, alter nor impair the value of the recovery property nor the fixed recovery charges authorized under a financing order, except for the true-up adjustments to the fixed recovery charges.

The bonds represent obligations only of the issuing entity, SCE Recovery Funding LLC, and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity. The bonds are secured by the collateral, consisting principally of the recovery property acquired pursuant to the sale agreement and funds on deposit in the collection account for the bonds and related subaccounts. Please read “Security for the Bonds” in this prospectus. The bonds are not a debt or liability of the State of California, the California Public Utilities Commission or any other governmental agency or instrumentality. The bonds are not a charge on the full faith and credit or the taxing power of the State of California or any governmental agency or instrumentality.

Southern California Edison has sponsored, and we have previously issued two series of bonds, $337,783,000 Senior Secured Recovery Bonds, Series 2021-A herein described and referred to as the “Series 2021-A Bonds” and $533,265,000 Senior Secured Recovery Bonds, Series 2022-A, herein described and referred to as the “Series 2022-A Bonds”, pursuant to the Wildfire Financing Law. These prior bonds were each issued pursuant to separate financing orders and are secured by separate fixed recovery charges, separate recovery property and separate collateral.

Interest will accrue on the bonds from the date of issuance. The bonds are scheduled to pay principal and interest semi-annually on June 15 and December 15 of each year, beginning on December 15, 2023. The first scheduled payment date is December 15, 2023. On each payment date, each bond will be entitled to payment of principal, sequentially, but only to the extent funds are available in the collection account after payment of certain fees and expenses and after payment of interest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company against payment in immediately available funds on or about April 27, 2023.

Joint Bookrunners

RBC Capital Markets	Barclays	Citigroup

Senior Co-Manager

ATLAS SP

Co-Managers

Drexel Hamilton	Loop Capital Markets	Mischler Financial Group, Inc.	Ramirez & Co., Inc.

The date of this prospectus is April 19, 2023

Page
ABOUT THIS PROSPECTUS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	2
PROSPECTUS SUMMARY OF TERMS	4
SUMMARY OF RISK FACTORS	19
RISK FACTORS	21
You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited	21
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS	22
We are not obligated to indemnify you for changes in law	22
Future judicial action could reduce the value of your investment in the bonds	22
Future state legislative action, including a voter initiative, might attempt to reduce the value of your investment in the bonds	23
The California commission might attempt to take actions that could reduce the value of your investment in the bonds	23
The servicer may not fulfill its obligations to act on behalf of the bondholders to protect bondholders from actions by the California commission or the State of California, or the servicer may be unsuccessful in any such attempt	24
A municipal entity or tribal utility might assert the right to acquire portions of SCE’s electric facilities and/or serve the load of customers within their jurisdictional areas and avoid or reduce the affected customers’ payment of the fixed recovery charges	24
It may be difficult to estimate and accurately collect fixed recovery charges from customers who self-generate and who disconnect from SCE’s grid	25
SERVICING RISKS	27
Inaccurate consumption or collection forecasting might reduce scheduled payments on the bonds	27
The COVID-19 pandemic or future pandemics may impact SCE’s ability to collect and service the fixed recovery charges and might reduce scheduled payments on the bonds.	28
Consumer protection measures may limit the ability of SCE to collect all charges owed by customers, including the fixed recovery charges.	28
Your investment in the bonds depends on SCE or its successor or assignee, acting as servicer of the recovery property	28
If we replace SCE as the servicer, we may experience difficulties finding and using a replacement servicer	28
Changes to billing, collection and posting practices might reduce the value of your investment in the bonds	29
SCE’s systems and network infrastructure are targets for physical and cyber attacks, intrusions or other catastrophic events that could result in their failure or reduced functionality and limit SCE’s ability to service the recovery property	29
It may be difficult to collect fixed recovery charges from other parties who bill retail customers	30
It might be difficult for successor servicers to collect the fixed recovery charges from SCE’s customers	30
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RECOVERY PROPERTY	31
Foreclosure of the trustee’s lien on the recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect	31
NATURAL DISASTER-RELATED RISK	32
Severe weather conditions, extended drought and climate change could materially affect SCE’s ability to collect fixed recovery charges	32
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER	33

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The servicer will commingle the fixed recovery charges with other revenues it collects, which might obstruct access to the fixed recovery charges in case of the servicer’s bankruptcy and reduce the value of your investment in the bonds	33
The bankruptcy of SCE or any successor seller might result in losses or delays in payments on the bonds	33
The sale of the recovery property might be construed as a financing and not a sale in a case of SCE’s bankruptcy which might delay or limit payments on the bonds	34
If the servicer enters bankruptcy proceedings, certain fixed recovery charges remitted by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the bonds	35
Claims against SCE or any successor seller might be limited in the event of a bankruptcy of the seller	35
The bankruptcy of SCE or any successor seller might limit the remedies available to the trustee	35
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE BONDS	37
SCE’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the bonds	37
We are issuing several tranches of the bonds	37
The credit ratings are no indication of the expected rate of payment of principal on the bonds	37
The bonds’ credit ratings might affect the market value of your bonds	38
The absence of a secondary market for the bonds might limit your ability to resell your bonds	38
You might receive principal payments for the bonds later than you expect	38
SCE may issue, either through us or other affiliated entities, additional recovery bonds or other bonds secured by additional recovery property or other property that includes a nonbypassable charge on customers, which may cause a delay in the payment of the bonds and potential conflicts of interest among bondholders	38
Regulatory provisions affecting certain investors could adversely affect the liquidity of the bonds	39
If the investment of collected fixed recovery charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the bonds later than you expect	42
There can be no assurance that the projects funded with the proceeds from the sale of the recovery property will meet investor criteria and expectations regarding environmental or social impact and sustainability performance.	42
There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the bonds may not be suitable for the investment criteria of an investor.	42
REVIEW OF RECOVERY PROPERTY	44
THE RECOVERY PROPERTY AND THE WILDFIRE FINANCING LAW	48
The Wildfire Financing Law Generally	48
The Financing Order and the Recovery Property	48
SCE’s FINANCING ORDER	53
SCE’s Financing Order	53
Fixed Recovery Charges	53
Issuance Advice Letter	57
Servicing Agreement	57
Additional Bonds	58
THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR	59
General	59
Community Choice Aggregation, Direct Access and Departing Load	59

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or SEC. This prospectus provides information about us, the bonds and Southern California Edison Company, or SCE, the depositor, sponsor and initial servicer. This prospectus describes the terms of the bonds offered hereby. You should carefully review this prospectus, any free writing prospectus the issuing entity files with the SEC, and the information, if any, contained in the documents referenced in this prospectus under the heading “Where You Can Find More Information”.

References in this prospectus to the term we, us, or the issuing entity mean SCE Recovery Funding LLC, the entity which will issue the bonds. References to the recovery bonds or the bonds, unless the context otherwise requires, mean the bonds offered pursuant to this prospectus. References to SCE, the seller, the depositor or the sponsor mean Southern California Edison Company. References to the bondholders or the holders refer to the registered holders of the bonds. References to the recovery property mean the recovery property sold to us by SCE pursuant to the sale agreement and pledged to the payment of the bonds. References to the servicer refer to SCE and any successor servicer under the servicing agreement referred to in this prospectus. References to the California commission or CPUC refer to the California Public Utilities Commission. References to the Wildfire Financing Law refer to Article 5.8 of Chapter 4 of the California Public Utilities Code, as amended. Unless the context otherwise requires, references to a financing order are to the irrevocable Financing Order issued by the CPUC as Decision 23-02-023, on March 1, 2023. Unless the context otherwise requires, the term customer means “consumer” within the meaning of Wildfire Financing Law. Under the Wildfire Financing Law, “consumer” is defined as any existing or future individual, governmental body, trust, business entity, or nonprofit organization located in the service territory of SCE as such service territory existed as of the date of the financing order that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, SCE, or any other party. References to ESPs refer to electric service providers as defined in the glossary. You can find a glossary of some of the other defined terms we use in this prospectus on page 153 of this prospectus.

We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the preceding pages. Check the table of contents to locate these sections.

You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectus from us or the underwriters specifying the terms of this offering. Neither we nor any underwriter, agent, dealer, salesperson, the California commission or SCE has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and any free writing prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes forward-looking statements, including regarding expectations, estimates and projections about the electric consumption of customers, SCE’s ability to service the recovery property and collect the fixed recovery charges, the issuing entity’s ability to pay back the bonds, and the California commission’s adherence to the State pledge to protect the rights of bondholders. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events of performance (often, but not always, through the use of words or phrases such as “will,” “are expected to,” “will continue,” “is anticipated,” “believe,” “could,” “should,” “estimated,” “may,” “plans to,” “potential,” “projection,” “designed to,” “intended”) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to important factors included in “Risk Factors” (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on financial results, and could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of us or SCE, in this prospectus, in presentations, on websites, in response to questions or otherwise.

The following are some of the factors that could cause actual results to differ from those expressed or implied by forward-looking statements in this prospectus:

•

state and federal legislative, judicial and regulatory actions or developments, including deregulation, re-regulation, restructuring of the electric utility industry and changes in, or changes in application of, laws or regulations applicable to various aspects of SCE’s business;

•	the accuracy of the servicer’s estimates of market demand and prices for energy;

•	the accuracy of the servicer’s estimates of industrial, commercial and residential growth;

•	the accuracy of the servicer’s forecast of electrical consumption or the payment of fixed recovery charges;

•	changes in market demand and demographic patterns;

•

extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes) affecting customer energy usage, the ability to supply electricity to customers, SCE’s business and financial condition, or SCE’s ability to service the recovery property together with the risk that such events could lead to legislative action adverse to bondholders in response to such events;

•	pandemics, such as the novel coronavirus (COVID-19), and other events that cause regional, statewide, national or global disruption which could impact, among other things, electric energy usage;

•	the operating performance of SCE’s facilities and the facilities of third-party suppliers of electric energy;

•

the implementation and reliability of the systems, procedures and other infrastructure necessary to operate SCE’s retail electric business, including the systems owned and operated by the California independent system operator (CAISO);

•	national or regional economic conditions affecting retail electric consumer energy usage;

•	direct or indirect results of cyber-attacks, security breaches or other attempts to disrupt the business of SCE;

•	non-payment of fixed recovery charges due to financial distress of ESPs; and

•	other factors we discuss in this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to update or revise any forward-looking statement, including unanticipated events, after the date on which such statement is made, except as required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

PROSPECTUS SUMMARY OF TERMS

The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus. To understand all of the terms of the offering of the bonds, carefully read this entire prospectus. You should carefully consider the Risk Factors beginning on page 21 of this prospectus before you invest in the bonds.

Securities Offered:	$775,419,000 Senior Secured Recovery Bonds, Series 2023-A scheduled to pay principal semi-annually and sequentially in accordance with the expected sinking fund schedule.
	Tranche	Principal Amount
	A-1	$425,000,000
	A-2	$350,419,000

Issuing Entity and Capital Structure:

We are a special purpose Delaware limited liability company. SCE is our sole member and owns all of our equity interests. We have no commercial operations. We were formed solely to purchase, own and administer recovery property, issue recovery bonds (including the bonds) secured by recovery property and perform activities incidental thereto. Our organizational documents prohibit us from engaging in any other activity except as specifically authorized by the financing order.

The bonds are the third series of recovery bonds which we have issued. The first two series of bonds, referred to as the Series 2021-A Bonds and the Series 2022-A Bonds, were each issued pursuant to a separate financing order and are secured by separate fixed recovery charges, separate recovery property and separate bond collateral, including a capital account established to secure such bonds. The recovery property and other collateral securing the bonds will not secure the Series 2021-A Bonds or the Series 2022-A Bonds.

We may issue additional recovery bonds secured by additional recovery property, subject to certain conditions and only as authorized under a separate financing order. Please read “SCE Recovery Funding LLC, the Issuing Entity” in this prospectus.

In connection with the issuance of the bonds, we will be capitalized with an additional upfront cash deposit by SCE of 0.50% of the Senior Secured Recovery Bonds, Series 2023-A’s initial aggregate principal amount issued (to be held in the capital subaccount securing the bonds) and will have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all scheduled payments due on such payment date for the bonds have been made.

Our Address:	2244 Walnut Grove Avenue P.O. Box 5407 Rosemead, California 91770

Our Telephone Number:	(626) 302-7255

Depositor, Seller, Initial Servicer and Sponsor:	SCE one of the nation’s largest investor-owned electric utilities, providing electric service to approximately 15 million people through 5 million customer accounts. SCE’s service area includes portions of 15 counties and hundreds of cities and communities in a 50,000-square-mile service area within Central, coastal and southern California. As of December 31, 2022, SCE (and its subsidiaries) had 12,831 employees. SCE’s retail rates are regulated by the California commission.

SCE is a wholly-owned subsidiary of Edison International. The bonds are not a debt, liability or other legal obligation of SCE or Edison International.

SCE, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the servicer, will service the recovery property under a servicing agreement with us. Please read “The Depositor, Seller, Initial Servicer and Sponsor” and “The Servicing Agreement” in this prospectus.

SCE’s Address:	2244 Walnut Grove Avenue P.O. Box 800 Rosemead, California 91770

SEC Filings:	Neither we nor the depositor is an asset-backed issuer and the bonds are not asset-backed securities as such terms are defined by the SEC in governing regulations Item 1101 of Regulation AB. However, we are filing offering documents and plan to file with the SEC required periodic and current reports related to the bonds consistent with the disclosure and reporting regime established in Regulation AB and will also post those periodic and current reports at the Trustee’s website set forth herein. Please read “Description of the Bonds—SEC Filings; Website Disclosure” in this prospectus.

Trustee:	The Bank of New York Mellon Trust Company, N.A., a national banking association, will act as trustee under an indenture to be entered into, pursuant to which the bonds will be issued (the indenture). Please read “The Trustee” in this prospectus for a description of the trustee’s duties and responsibilities under the indenture.

Purpose of Transaction:	This issuance of bonds will enable SCE to recover and refinance a portion of certain wildfire risk mitigation capital expenditures eligible for recovery under the Wildfire Financing Law. Please read “The Recovery Property and the Wildfire Financing Law” and “SCE’s Financing Order” in this prospectus.

Transaction Overview: Background on Wildfire Financing Law

In response to catastrophic wildfires which engulfed portions of the State of California in 2017 and 2018, the California legislature enacted a series of pieces of legislation, including SB 901 enacted in 2018, and AB 1054 and AB 1513 enacted in 2019 to address wildfire damage and the related financial impacts, including providing financial stability for the State of California’s electrical utilities. As part of such legislation, the California legislature amended the Public Utilities Code to enact the Wildfire Financing Law.

The Wildfire Financing Law permits electrical corporations, like SCE, to recover certain costs and expenses incurred by electrical corporations associated with these wildfires and future fire mitigation costs, including costs and expenses relating to implementing wildfire mitigation plans, determined to be just and reasonable by the California commission. As well as the costs of financing such costs and expenses, are referred to as recovery costs in the Wildfire Financing Law and in this prospectus. The Wildfire Financing Law authorizes the financing and recovery of “recovery costs” through the issuance of recovery bonds pursuant to and supported by an irrevocable financing order issued by the California commission. Please read “SCE’s Financing Order” in this prospectus for a discussion of the recovery costs authorized in the financing order.

In order to secure payment of the recovery bonds, the Wildfire Financing Law permits the California commission to approve irrevocable nonbypassable, consumption-based fixed recovery charges which are imposed and collected from all “consumers,” subject to the exceptions described below. As used in the prospectus, the term “customers” has the same meaning as “consumers” in the Wildfire Financing Law, and includes any existing or future customer of SCE, including customers purchasing energy from any ESP, and any other individual, governmental body, trust, business entity, or nonprofit organization located in the service territory of SCE as such service territory as it existed as of the date of the financing order that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the customer, SCE, or any other party. Under the Wildfire Financing Law, the only customers exempt from paying fixed recovery charges are those customers enrolled in the California Alternative Rate for Energy (CARE) or the Family Electric Rate Assistance (FERA) programs, which customers are collectively referred to herein as exempted customers.

The amount and terms for collections of these fixed recovery charges are governed by the financing order. The Wildfire Financing Law permits an electrical corporation to transfer its rights and interests under a financing order, including the right to impose, collect and receive fixed recovery charges, to a special purpose entity formed by the electrical corporation to issue debt securities secured by the right to receive revenues arising from the fixed recovery charges. The electrical corporation’s right to receive the fixed recovery charges, all revenues and collections resulting from the fixed recovery charges and its other rights and interests under a financing order, upon transfer to the issuing entity, constitute recovery property. As provided in the financing order, recovery property does not come into existence until SCE sells the recovery property to the issuing entity.

On November 10, 2020, the California commission issued a financing order to SCE to enable SCE to recover up to $326.981 million of previously-incurred wildfire risk mitigation capital expenditures, as well as prudently incurred financing expenses. Pursuant to this financing order, on February 24, 2021, we issued $337.783 million aggregate principal amount of the Series 2021-A Bonds.

On October 26, 2021, the California commission issued a second financing order to SCE to enable SCE to recover up to an additional $517.581 million of previously-incurred wildfire risk mitigation capital expenditures, as well as prudently incurred financing expenses. Pursuant to this financing order, on February 15, 2022, we issued $533.265 million aggregate principal amount of the Series 2022-A Bonds.

Financing Order Authorizing the Bonds and Transaction Structure

On March 1, 2023, the California commission issued a third financing order to SCE to enable SCE to recover up to an additional $730.438 million of previously-incurred wildfire risk mitigation capital expenditures, as well as prudently incurred financing expenses and financing costs, in an aggregate amount approximating $772.432 million. References in this prospectus to the financing order, unless the context indicates otherwise, mean the financing order issued by the California commission on March 1, 2023. Please read “SCE’s Financing Order” in this prospectus for a more comprehensive description of the financing order and for a discussion of the recovery costs authorized in the financing order, which we refer to in this prospectus as recovery costs. The costs covered by the financing order relate to, and will be recovered from, all existing or future customers of SCE (except exempted customers as defined below).

The primary transactions underlying the offering of the bonds are as follows:

•  SCE will sell recovery property to us in exchange for the net proceeds from the sale of the bonds,

•  we will sell the bonds, which will be secured primarily by the recovery property, to the underwriters, and

•  SCE will act as the initial servicer of the recovery property.

The bonds are not obligations of the trustee, our managers, SCE, Edison International or any of their respective affiliates other than us. The bonds are also not obligations of the State of California or any governmental agency, authority or instrumentality of the State of California and neither the full faith and credit nor the taxing power of the State of California is pledged to the payment of the principal of, or interest on, the bonds.

The bonds will be secured by separate recovery property and separate bond collateral than the Series 2021-A Bonds, the Series 2022-A Bonds or any additional recovery bonds that we may issue. The rating agency condition relating to the Series 2021-A Bonds and the Series 2022-A Bonds must be satisfied before we can purchase the recovery property securing the bonds and issue the bonds.

Transaction Parties:	The following chart represents a general summary of the parties to the transactions underlying the offering of the bonds, their roles and their various relationships to the other parties:

Flow of Funds:	The following chart represents a general summary of the flow of funds:

Recovery Property, Fixed Recovery Charges and the True-Up Mechanism:	In general terms, all of the rights and interests of SCE under the financing order that are transferred to us pursuant to the sale agreement are referred to in this prospectus as the recovery property. The recovery property consists of all of SCE’s rights and interests established under the financing order, and further identified in the issuance advice letter, transferred to the issuing entity in connection with the issuance of the bonds, including (i) the right title and interest in and to the fixed recovery charges, including the right to obtain adjustments of such charges as authorized in the financing order, and (ii) the right to be paid the fixed recovery charges, as well as all revenues, collections, claims, payments, moneys, or proceeds of or arising from the fixed recovery charges. Recovery property is a present property right created by the Wildfire Financing Law and the financing order and is protected by the State pledge in the Wildfire Financing Law described below.

Nonbypassable means that we will be entitled to collect fixed recovery charges from all existing or future customers of SCE (except exempted customers), including customers purchasing energy from any ESP, or any other individual, governmental body, trust, business entity, or nonprofit organization located in the service territory of SCE as such service territory as it existed as of the date of the financing order that consumes electricity that has been transmitted or distributed by means of transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the customer, SCE, or any other party. Therefore, in general, customers can only avoid paying fixed recovery charges if they move out of SCE’s service territory or if they are exempted customers. Under the Wildfire Financing Law, the only customers exempt from paying fixed recovery charges are those customers enrolled in the California Alternative Rate for Energy (CARE) or the Family Electric Rate Assistance (FERA) programs, which customers are collectively referred to herein as exempted customers. Please read “The Recovery Property and the Wildfire Financing Law—The Financing Order and the Recovery Property—Exemptions from Fixed Recovery Charges” and “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Establishes the Methodology used to Calculate the Fixed Recovery Charges” in this prospectus.

The fixed recovery charges are calculated by the servicer according to the methodology approved in the financing order, which includes the allocation of cost responsibility among customer rate classes (each, a “FRC consumer class”), based upon the allocation methodology set forth in the Marginal Cost and Revenue Allocation Settlement Agreement adopted by the California commission (the “allocation methodology”). The allocation methodology will be fixed for the life of the recovery bonds, and changes to the allocation methodology will be limited to adjustments to changes in sales as necessary to collect the fixed recovery charge revenue requirement. There are currently thirteen FRC consumer classes, including two FRC consumer classes consisting of exempted customers. Through the true-up mechanism, all FRC consumer classes and, consequently, all customers, except exempted customers, will cross share in the liabilities of all other customers for the payment of fixed recovery charges. Please read “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Establishes the Methodology used to Calculate the Fixed Recovery Charges” in this prospectus.

During the twelve months ended December 31, 2022, SCE’s total operating revenue was derived as follows: 41.9% commercial customers, 39.9% residential customers, 4.0% public authorities, 3.0% industrial customers, 4.0% agricultural and other, and 7.2% other operating revenue. During 2022, exempted customers accounted for 9.5% of SCE’s total electric deliveries and approximately 27.2% of deliveries to the residential domestic FRC consumer classes.

The recovery property is not a receivable, and the principal collateral securing the bonds will not be a pool of receivables. The recovery property is a present property right created by the Wildfire Financing Law and the financing order and protected by the State pledge described below. The fixed recovery charges authorized in the financing order are irrevocable and not subject to reduction, impairment, or adjustment by further action of the California commission, except for true-up adjustments to correct overcollections or undercollections and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the bonds. In addition to the annual true-up adjustment, the servicer is required to make semi-annual adjustments, and is authorized to make adjustments at any other time, if it forecasts that, for any reason, fixed recovery charge collections will be insufficient to make scheduled payments of debt service and other required amounts and charges in connection with the bonds during the current or next payment period or to replenish draws on the capital subaccount and interim adjustments to ensure the timely payment of the periodic payment requirement. Please read “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” and “The Servicing Agreement—True-Up Adjustment Letters” in this prospectus.

In addition, the servicer may make a non-routine true-up adjustment to make changes to the logic, structure and components of the methodology used to determine the fixed recovery charges, subject to compliance with certain conditions in the financing order and the servicing agreement. Please read “The Servicing Agreement—True-Up Adjustment Letters” in this prospectus.

There is no “cap” on the level of fixed recovery charges that may be imposed on customers, in order to timely pay scheduled principal and interest on the bonds and related financing costs.

The Collateral:

The bonds are secured only by the collateral. The principal asset securing the bonds will be the recovery property, acquired by us pursuant to the sale agreement, which is a present property right created under the Wildfire Financing Law by a financing order issued by the California commission. The collateral also includes:

•  our rights under the sale agreement pursuant to which we will acquire the recovery property,

•  our rights under the financing order, including our rights under the true-up mechanism,

•  our rights under the servicing agreement and any subservicing, agency, intercreditor or collection agreements executed in connection with the servicing agreement,

•  the collection account for the bonds and all related subaccounts,

•  all of our other property related to the bonds, other than any cash released to SCE by the trustee on any payment date representing a return of capital on its capital contribution,

•  all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•  all payments on or under, and all proceeds in respect of any or all of, the foregoing.

The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.50% of the initial aggregate principal amount of the bonds, a general subaccount, into which the servicer will deposit all fixed recovery charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on the bonds on each payment date. For a description of the recovery property, please read “The Recovery Property and the Wildfire Financing Law” in this prospectus.

The bonds will be secured by separate recovery property and separate bond collateral than the Series 2021-A Bonds, the Series 2022-A Bonds or any additional recovery bonds that we may issue.

State Pledge:

Under the Wildfire Financing Law, the State of California has pledged that it will neither limit nor alter the fixed recovery charges, recovery property, the financing order, or any rights thereunder, except for adjustments discussed in “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” and “The Servicing Agreement—True-Up Adjustment Letters”, until the bonds, together with the interest thereon and related financing costs, are fully paid and discharged. However, the Wildfire Financing Law further provides that nothing in this pledge precludes the State of California from limiting or altering the fixed recovery charges, recovery property or the financing order of the CPUC, if and when adequate provision is made by law for the protection of electrical corporations, owners of recovery property, financing entities and holders of bonds. We refer to this pledge in this prospectus as the State pledge. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

Under the Wildfire Financing Law, we are expressly authorized to include the State pledge for the State of California in the bonds.

Relationship to the Series 2021-A Bonds and the Series 2022-A Bonds:	In February 2021, the issuing entity issued the Series 2021-A Bonds pursuant to the Wildfire Financing Law. The Series 2021-A Bonds were issued pursuant to a separate financing order and are secured by separate fixed recovery charges and separate recovery property. In February 2022, the issuing entity issued the Series 2022-A Bonds pursuant to the Wildlife Financing Law. The Series 2022-A Bonds were issued pursuant to a separate financing order and are secured by separate fixed recovery charges and separate recovery property. SCE currently acts as servicer with respect to both the Series 2021-A Bonds and the Series 2022-A Bonds.

Initial Fixed Recovery Charge as a Percentage of Customer’s Bill:

While the initial fixed recovery charge will vary based on the FRC consumer class, the initial fixed recovery charge is expected to represent approximately 0.4% of the total bill, as of January 1, 2023, received by a 500 kWh residential customer of SCE.

The estimated aggregate initial fixed recovery charge for (1) the recovery bonds offered hereby, (2) the Series 2021-A Bonds, and (3) the Series 2022-A Bonds is expected to represent approximately 0.7% of the total electric bill, as of January 1, 2023, received by a 500 kWh residential consumer of SCE.

Payment Dates:	Semi-annually, June 15 and December 15 and on the scheduled final payment date or legal final maturity for each tranche. The first scheduled payment date is December 15, 2023.

Interest Payments:	Interest is due on each payment date. Interest will accrue with respect to each tranche of bonds on a 30/360 basis at the interest rate specified for such tranche in the table below:
	Tranche	Interest Rate
	A-1	4.697%
	A-2	5.112%

If any payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.

We will pay interest on each tranche of bonds before we pay the principal of each tranche of bonds. Please read “Description of the Bonds—Principal Payments” in this prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each outstanding tranche.

Principal Payments and Record Dates and Payment Sources:

The issuing entity is scheduled to make payments of principal on each payment date and sequentially in accordance with the expected sinking fund schedule included in this prospectus.

Principal for each tranche is due upon the final maturity date for that tranche. Failure to pay the entire outstanding principal amount of a tranche by the final maturity date for such tranche will result in an event of default.

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the bonds of any tranche by the scheduled final payment date will not result in a default with respect to that tranche. The failure to pay the entire outstanding principal balance of the bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche.

If there is a shortfall in the amounts available to make principal payments on the bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of bonds based on the principal amount then scheduled to be paid on the payment date.

Weighted Average Life:
	Tranche	Expected Weighted Average Life (years)
	A-1	9.59
	A-2	21.19

Scheduled Final Payment Date and Final Maturity Date:	The scheduled final payment date and final maturity date for each tranche of bonds will be as set forth in the table below:
	Tranche	Scheduled Final Payment Date	Final Maturity Date
	A-1	6/15/2040	6/15/2042
	A-2	12/15/2047	12/15/2049

Optional Redemption:	None. Non-call for the life of the bonds.

Mandatory Redemption:	None. The issuing entity is not required to redeem the bonds at any time prior to maturity.

Priority of Payments:

On each payment date for the bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority:

1. payment of the trustee’s fees, expenses and any outstanding indemnity amounts in an amount not to exceed $200,000 per annum (the Trustee Cap); provided, however, that the Trustee Cap shall be disregarded and inapplicable upon the acceleration of the recovery bonds following the occurrence of an event of default,

2. payment of the servicing fee relating to the bonds with respect to such payment date, plus any unpaid servicing fees from prior payment dates,

3. payment of the administration fee for such payment date and an allocable share of the fees of our independent managers,

4. payment of all of our other ordinary periodic operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and the servicer under the servicing agreement,

5. payment of the interest then due on the bonds, including any past-due interest,

6. payment of the principal then required to be paid on the bonds as a result of acceleration upon an event of default or at final maturity,

7. payment of the principal then scheduled to be paid on the bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8. payment of any remaining unpaid fees, expenses and indemnity amounts owed to the trustee,

9. payment of any of our other unpaid operating expenses relating to the bonds, any remaining amounts owed pursuant to the basic documents and any unpaid financing costs,

10. replenishment of any amounts drawn from the capital subaccount,

11. provided that no event of default has occurred and is continuing, release to SCE an amount representing a return on capital of its capital contribution calculated at an annual rate per annum equal to the weighted average interest rate on the bonds,

12. allocation of the remainder, if any, to the excess funds subaccount, and

13. after the bonds have been paid in full and discharged, including amounts due and payable to the trustee, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, to us free and clear of the lien of the indenture.

The annual servicing fee for the bonds in clause 2 payable to SCE while it is acting as servicer shall be $387,710 per annum, plus out-of-pocket expenses. The annual servicing fee for the bonds payable to any other servicer not affiliated with SCE must be approved by the California commission. The California commission will not approve the appointment of a successor servicer unless the rating agency condition for the bonds is satisfied. The annual administration fee in clause 3 will be $50,000 per annum. Please read “SCE’s Financing Order—Issuance Advice Letter” and “Security for the Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

Issuance of Additional Recovery Bonds:

SCE may seek additional financing orders from the California commission under the Wildfire Financing Law to approve the recovery of wildfire mitigation capital expenditures through the issuance of additional recovery bonds. Such recovery bonds are referred to as additional recovery bonds which will be authorized by a separate financing order issued by the California commission (each, an additional financing order).

Additional recovery bonds may be issued by us, subject to the conditions described below, or through another entity. Each series of additional recovery bonds will be secured by separate recovery property created by an additional financing order and acquired by us for the purpose of repaying that series of additional recovery bonds. Any series of additional recovery bonds may include terms and provisions unique to that particular series of additional recovery bonds. Each series of additional recovery bonds will have the benefit of a true-up mechanism as required by the Wildfire Financing Law.

No series of additional recovery bonds may be issued unless the rating agency condition for the bonds is satisfied. In addition, the execution of an intercreditor agreement is a condition precedent to the sale of property consisting of nonbypassable charges payable by customers comparable to the recovery property sold by SCE pursuant to the sale agreement. Please read “Risk Factors—Other Risks Associated with an Investment in the Bonds—SCE may issue, either through us or other affiliated entities, additional recovery bonds or other bonds secured by additional recovery property or other property that includes a nonbypassable charge on customers, which may cause a delay in the payment of the bonds and potential conflicts of interest among bondholders,” “Security for the Bonds—Intercreditor Agreement” and “The Sale Agreement—Covenants of the Seller” in this prospectus.

Issuance of Additional Recovery Bond by us:

Our organizational documents and the basic documents give us the authority and flexibility to issue additional recovery bonds, subject to the satisfaction of each of the following conditions:

•  SCE requests and receives another financing order from the California commission;

•  SCE shall serve as the initial servicer and administrator for such series of additional recovery bonds and the servicer and administrator cannot be replaced without the requisite approval of the holders of all series of recovery bonds (including the Series 2021-A Bonds and the Series 2022-A Bonds) then outstanding;

•  satisfaction of the rating agency condition;

•  each series of additional recovery bonds has recourse only to the additional recovery property and funds on deposit in the trust accounts held by the trustee with respect to such additional recovery bonds, is nonrecourse to our other assets and does not constitute a claim against us if revenue from the fixed recovery charges and funds on deposit in the trust accounts with respect to such series of additional recovery bonds are insufficient to pay such other series in full;

•  the trustee and the rating agencies then rating any series of our outstanding recovery bonds are provided an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with SCE and that there has been a true sale of the recovery property with respect to such series, subject to the customary exceptions, qualifications and assumptions contained therein;

•  transaction documentation for the other series provides that the holders of the additional recovery bonds will not file or join in filing of any bankruptcy petition against us;

•  if holders of such additional recovery bonds are deemed to have any interest in any of the collateral dedicated to the bonds, holders of such additional recovery bonds must agree that their interest in the collateral dedicated to the bonds is subordinate to claims or rights of holders of the bonds in accordance with the related intercreditor agreement;

•  each series of additional recovery bonds issued under any separate indenture will have a separate collection account;

•  no series of additional recovery bonds will be issued under the indenture governing the bonds offered hereby; and

•  each series of additional recovery bonds will bear its own trustee fees, servicer fees and administration fees.

Please read “Description of the Bonds—Conditions of Issuance of Additional Recovery Bonds” in this prospectus.

The financing order requires that, in the event a customer does not pay in full all amounts owed under any bill including fixed recovery charges, any resulting shortfalls in fixed recovery charges will be allocated ratably between the trustee and other bond trustees for each series of additional recovery bonds. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Allocation among series of Recovery Bonds	The bonds are not and will not be subordinated in right of payment to the Series 2021-A Bonds, the Series 2022-A Bonds or any additional recovery bonds. The Series 2021-A Bonds and the Series 2022-A Bonds are, and the bonds and each series of additional recovery bonds will be, secured by its own separate recovery property, each of which will include the right to impose, bill, collect and receive fixed recovery charges calculated in respect of that series, and the right to impose true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which revenue from the fixed recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of recovery bonds. Holders of one series of recovery bonds will have no recourse to collateral for a different series. Each series of additional recovery bonds will also have the benefit of a true-up mechanism. See “Security for the Bonds—Description of Indenture Accounts” and “ —How Funds in the Collection Account Will Be Allocated” in this prospectus.

Although the Series 2021-A Bonds, the Series 2022-A Bonds have, and the bonds and each series of additional recovery bonds will have their own recovery property, fixed recovery charges relating to the bonds and fixed recovery charges relating to any other series will be collected through single electricity bills to each customer. The fixed recovery charges for each series of recovery bonds may not be separately identified on customer electricity bills, although customer electricity bills will state that a portion of the electricity bill consists of the rights to the fixed recovery charges that have been sold to the financing entity created to issue such additional recovery bonds.

In the event a customer does not pay in full all amounts owed under any bill including fixed recovery charges, each servicer is required to allocate any resulting shortfalls in fixed recovery charges ratably based on the amounts of fixed recovery charges owing in respect of the bonds, the Series 2021-A Bonds, the Series 2022-A Bonds and any amounts owing in respect of any additional recovery bonds. See “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Issuance of Additional Other Bonds:

In addition, SCE may, from time to time, seek approval from the California commission to issue securities similar to the recovery bonds secured by nonbypassable charges similar to the fixed recovery charges through another issuing entity to recover costs that are eligible to be financed under legislation similar to the Wildfire Financing Law and have been determined to be reasonable by the California commission. Such similar bonds are referred to as additional other bonds.

The additional other bonds will be issued by another issuing entity or entities, and would be secured by separate property created by a separate financing order or orders. SCE has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution of an intercreditor agreement is a condition precedent to the sale of property consisting of nonbypassable charges payable by customers comparable to the recovery property sold by SCE pursuant to the sale agreement. Please read “Risk Factors—Other Risks Associated with an Investment in the Bonds—SCE may issue, either through us or other affiliated entities, additional recovery bonds or other bonds secured by additional recovery property or other property that includes a nonbypassable charge on customers, which may cause a delay in the payment of the bonds and potential conflicts of interest among bondholders,” “Security for the Bonds—Intercreditor Agreement” and “The Sale Agreement—Covenants of the Seller” in this prospectus.

Credit Enhancement:

Credit enhancement for the bonds, which is intended to protect you against losses or delays in scheduled payments on the bonds, will be as follows:

•  the California commission will approve adjustments to the fixed recovery charges, but only upon petition of the servicer, to make up for any shortfall, due to any reason, or reduce any excess in collected fixed recovery charges. We sometimes refer to these adjustments as the true-up adjustments or the true-up mechanism. These adjustments will be made annually (and at least quarterly beginning 12 months prior to the last scheduled final payment date of the last maturing tranche of bonds), and if determined necessary by the servicer, more frequently, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the bonds. Please read “SCE’s Financing Order—Fixed Recovery Charges” in this prospectus.

•  Collection Account—Under the indenture, the trustee will hold a collection account for the bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•  the general subaccount—the trustee will deposit into the general subaccount all fixed recovery charge collections remitted to it by the servicer;

•  the capital subaccount—SCE will deposit an amount equal to 0.50% of the bonds principal amount issued into the capital subaccount on the date of issuance of the bonds; and

•  the excess funds subaccount—any excess amount of collected fixed recovery charges and investment earnings will be held in the excess funds subaccount.

Reports to Bondholders:	Pursuant to the indenture, the trustee will make available on its website (currently located at https://gctinvestorreporting. bnymellon.com) to the holders of record of the bonds regular reports prepared by the servicer containing information concerning, among other things, us and the collateral. Unless and until the bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Please read “Description of the Bonds—Reports to Bondholders” in this prospectus.

Federal Income Tax Status:	In the opinion of Norton Rose Fulbright US LLP, counsel to us and to SCE, for federal income tax purposes, the bonds will constitute indebtedness of SCE, our sole member. If you purchase a beneficial interest in any bond, you agree by your purchase to treat the bonds as debt of our sole member for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus.

ERISA Considerations:	Employee benefit plans and other investors subject to ERISA, Section 4975 of the Internal Revenue Code or similar law may acquire the bonds subject to specified conditions. The acquisition and holding of the bonds could be treated as a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan subject to applicable similar law, a violation of similar law. Accordingly, by acquiring the bonds, each investor acquiring on behalf of, or with assets of, such an employee benefit plan will be deemed to certify that the acquisition, holding and subsequent disposition of the bonds will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan subject to similar law, a violation of similar law. Please read “ERISA Considerations” in this prospectus.

Credit ratings:	We expect the bonds will receive credit ratings from at least two nationally recognized statistical rating organizations. Please read “Ratings for the Bonds” in this prospectus.

Use of proceeds:	Proceeds will be used to pay expenses of issuance and to purchase the recovery property from SCE. In accordance with the financing order, SCE will use the proceeds it receives from the sale of the recovery property to reimburse itself for previously incurred recovery costs, including the retirement of related debt. Please read “Use of Proceeds” in this prospectus.

1940 Act Registration:	The issuing entity will be relying on an exclusion from the definition of “investment company” under the 1940 Act contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Credit Risk Retention:	The bonds are not subject to the 5% risk retention requirements imposed by Section 15G of the Securities Exchange Act of 1934 or the Exchange Act due to the exemption provided in Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act or Regulation RR. For information regarding the requirements of the European Union Securitization Regulation and United Kingdom Securitization Regulation as to risk retention and other matters, please read “Risk Factors—Other Risks Associated with an Investment in the Bonds—Regulatory provisions affecting certain investors could adversely affect the liquidity of the bonds” in this prospectus.

Conflicts of Interest:	As described in “Use of Proceeds,” we plan to use the net proceeds to repay borrowings outstanding under the Term Loan (as defined herein). Certain of the underwriters in this offering or their affiliates are lenders under the Term Loan. As such, certain of the underwriters in this offering or their affiliates will receive 5% or more of the net proceeds of this offering, not including the underwriting discount. Any such underwriter would be considered to have a “conflict of interest” pursuant to FINRA Rule 5121. Consequently, this offering will be required to be made in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. Under FINRA Rule 5121, no affected underwriter is permitted to confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder. Please read “Use of Proceeds” in this prospectus.

Minimum denomination:	$2,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche which may be of a smaller denomination.

Expected settlement:	On or about April 27, 2023, settling flat. DTC, Clearstream and Euroclear.

SUMMARY OF RISK FACTORS

Set forth below is a summary of the material risk factors which you should consider before deciding whether to invest in the bonds. These risks can affect the timing or ultimate payment of the bonds and value of your security. A description of such risk factors in greater details follows this summary.

Limited Source of Payment for the Bonds: The only source of funds for the bonds is the recovery property and the other limited moneys held by the trustee. The bonds are non-recourse to SCE. Therefore, the sources for repayment of the bonds are limited. You must rely for payment of the bonds solely upon the Wildfire Financing Law, state and federal constitutional rights to enforcement of the securitization provisions of the Wildfire Financing Law, the irrevocable financing order, collections of the fixed recovery charges and funds on deposit in the related accounts held by the trustee.

Risks Associated with Potential Judicial, Legislative or Regulatory Actions: The recovery property is an asset created under the Wildfire Financing Law and through regulatory proceedings at the California commission. The Wildfire Financing Law as well as the financing order may be challenged in court.

The California legislature, or the voters of the State using their initiative powers, may attempt to amend the Wildfire Financing Law, impairing the value of the recovery property. Further, SCE may fail or be unsuccessful in challenging such actions. Neither we nor SCE will indemnify you for any changes of law, whether as a result of Constitutional amendment, legislative enactment or any judicial proceedings.

In addition, the California commission retains the power to adopt, revise or rescind rules or regulations affecting SCE and may attempt to take actions which could impair the value of the recovery property. Also, true up adjustment filings made with the California commission may be challenged before the California commission or in court, resulting in delays in implementation of the true-up adjustment. Additionally, subject to any required California commission approval, SCE may establish billing, collection and posting arrangements with customers which could impact the timing and amount of customer payments.

Also, a municipality or tribal entity may seek to acquire portions of SCE’s service territory, and may dispute their obligation to pay the fixed recovery charges, or even if obligated to do so, may fail to bill and remit the fixed recovery charges on a timely basis.

Servicing Risks; Natural Disaster Recovery Risks: The collection of fixed recovery charges on a timely and sufficient basis depend upon the ability of the servicer to accurately forecast customer usage. If the servicer inaccurately forecasts consumption or underestimates customer delinquencies for any reason, there could be a shortfall or material delay in fixed recovery charge collections. Factors which might cause inaccurate projections of usage or customer delinquencies, include unanticipated weather conditions, rolling blackouts due to capacity constraints, cyber attacks on SCE or CAISO (defined below) infrastructure, general economic conditions or natural or man-made disasters, such as wildfires, earthquakes or pandemics, such as the current pandemic caused by COVID-19. SCE’s ability to collect fixed recovery charges from customers may also be impacted by some of these same factors. In response to the COVID-19 pandemic, the Governor of California and the California commission took actions, including the cessation of SCE’s ability to disconnect service, the requirement to defer payments from customers and the suspension of the requirement for customer credit deposits, which resulted in an increase the average delay in customer payments. Future actions by the State legislature or the California commission taken in response to COVID-19 or any future pandemic or other natural disaster may adversely affect the timing of fixed recovery charge collections.

These same natural and man-made disasters may affect SCE’s ability to deliver energy. As the fixed recovery charge is a consumption-based charge, any unexpected failure to deliver electricity may impact the collection of fixed recovery charges. SCE’s operations could be impacted by severe weather, earthquakes and wildfires. Recent wildfires have resulted in rolling power shutoffs throughout the State of California. Any disruption in SCE’s ability to deliver energy could cause a delay or reduction in fixed recovery charge collections.

Servicing of the fixed recovery charges may also be adversely affected by growth in the number of ESPs which elect to bill and collect the charge and who fail to do so promptly or completely.

It may be difficult for us to find a replacement servicer should SCE default in its obligations. Assuming we can obtain a successive servicer, the successor servicer may be less effective in servicing the charges, potentially resulting in a delay in collections, and will be more costly.

Risks Associated with the Unusual Nature of Recovery Property: The unusual nature of the recovery property makes it unlikely that, in the event of a default, the recovery property could be sold. Although the bonds may be accelerated in the event of a default, as a practical matter, the fixed recovery charges would likely not be accelerated.

Risks Associated with the Potential Bankruptcy of the Seller or the Servicer: In the event of a bankruptcy by SCE, the investor may experience a delay in payment or a default on payment of the bonds due to various factors, including the comingling of fixed recovery charges with other Servicer revenue, a challenge to the characterization of the sale of the recovery property as a financing transaction, an effort to consolidate our assets and liabilities with those of SCE, a characterization of fixed recovery payments to the bond trustee as preferential transfers, the treatment of our claims against the seller as unsecured claims, and a general limitation on the remedies available in a bankruptcy, including the risk of an automatic stay.

Other Risks Associated with an Investment in the Recovery Bonds: Other risks associated with the purchase of the bonds include the inadequacy of any indemnification obligations provided by the seller, the impact of a change of ratings or the issuance of an unsolicited rating, the absence of a secondary market for the bonds, the issuance of additional recovery bonds or similar instruments creating greater burdens on the same customers, regulatory actions affecting certain investors and losses on investments held by the trustee.

RISK FACTORS

Please carefully consider all the information we have included or incorporated by reference in this prospectus, including the risks described below and the statements contained under the heading “Cautionary Statement Regarding Forward-Looking Information” in this prospectus before deciding whether to invest in the bonds.

You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited

The only source of funds for payment of the bonds will be the collateral, which consist of:

•	the recovery property securing the bonds, including the right to impose, collect and receive related fixed recovery charges and our rights under the financing order to the true-up mechanism;

•	the funds on deposit in the accounts for the bonds held by the trustee; and

•	our rights under various contracts we describe in this prospectus.

The bonds will not be insured or guaranteed by SCE, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Edison International, any of their respective affiliates, the trustee or any other person or entity. The bonds will be nonrecourse obligations, secured only by the collateral. Delays in payment on the bonds might result in a reduction in the market value of the bonds and, therefore, the value of your investment in the bonds.

Thus, you must rely for payment of the bonds solely upon the Wildfire Financing Law, state and federal constitutional rights to enforcement of the Wildfire Financing Law, the irrevocable financing order, collections of the fixed recovery charges and funds on deposit in the related accounts held by the trustee. If these amounts are not sufficient to make payments or there are delays in recoveries, you may experience material payment delays or incur a loss on your investment in the bonds. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “SCE Recovery Funding LLC, The Issuing Entity” in this prospectus.

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE

OR REGULATORY ACTIONS

We are not obligated to indemnify you for changes in law

Neither we nor SCE will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Wildfire Financing Law, that may affect the value of your bonds. SCE will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Wildfire Financing Law that would be materially adverse to us, the trustee or bondholders. However, SCE may not be able to take such action and, if SCE does take action, such action may not be successful. Although SCE or any successor seller might be required to indemnify us if legal action based on the law in effect at the time of the issuance of the bonds invalidates the recovery property, such indemnification obligations do not apply for any changes in law after the date the bonds are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision. Please read “The Sale Agreement—Seller Representations and Warranties” and “The Servicing Agreement—Servicing Standards and Covenants” in this prospectus.

Future judicial action could reduce the value of your investment in the bonds

The recovery property is created pursuant to the Wildfire Financing Law, the financing order and the issuance advice letter relating to the bonds. The Wildfire Financing Law, as last amended, became effective on January 1, 2020. With our issuance of the Series 2021-A Bonds, SCE became the first utility to issue recovery bonds under the Wildfire Financing Law.

The Wildfire Financing Law or any provisions thereof, as well as the financing order, might be directly contested in courts or otherwise become the subject of litigation. As of the date of this prospectus, no such litigation has arisen. A lawsuit had been brought challenging the constitutionality of Public Utilities Code Division 1, Part 6 of the California Public Utilities Code (the “Wildfire Fund Law”), which authorizes the CPUC’s imposition of a non-bypassable charge by each electric utility in California to fund California’s Wildfire Fund. The Wildfire Fund Law was enacted in the same legislation (“AB 1054”) that amended the Wildfire Financing Law. In June 2020, the United States District Court for the Northern District of California (the “District Court”) dismissed the lawsuit with prejudice, plaintiffs subsequently appealed to the United States Court of Appeals for the Ninth Circuit (“Ninth Circuit”), and on December 30, 2021, the Ninth Circuit affirmed the District Court’s dismissal. The plaintiffs filed a petition for rehearing and rehearing en banc, which was denied on February 23, 2022. Under the United States Supreme Court’s rules, the plaintiffs had until May 24, 2022 to file a petition for a writ of certiorari to appeal the Ninth Circuit’s decision. Such petition was not filed by the required deadline.

If the Wildfire Financing Law or financing order is challenged, such a challenge could be successful. If any relevant underlying legislative enactment or a provision of the Wildfire Financing Law were invalidated, you might lose some or all of your investment or you might experience delays in recovering your investment.

California and other states have passed laws permitting the securitization of electrical corporation costs similar to the Wildfire Financing Law, such as costs associated with the deregulation of the electric market, environmental control costs or hurricane recovery costs. Some of the laws have been challenged by judicial actions or in utility commission proceedings. To date, none of these challenges has succeeded, but future challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate the Wildfire Financing Law or the financing order, but it might provoke a challenge to the Wildfire Financing Law, establish a legal precedent for a successful challenge to the Wildfire Financing Law or heighten awareness of the political and other risks of the bonds, and in that way may limit the liquidity and value of the bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the bonds.

Future state legislative action, including a voter initiative, might attempt to reduce the value of your investment in the bonds

In the Wildfire Financing Law, the State has pledged that it will neither limit nor alter the fixed recovery charges, recovery property, financing orders of the CPUC, or any rights thereunder until the bonds, together with the interest thereon, are fully paid and discharged. For a description of the State pledge, please read “The Recovery Property and the Wildfire Financing Law—The Financing Order and the Recovery Property—State Pledge” in this prospectus. However, the Wildfire Financing Law further provides that nothing in this pledge precludes the State from limiting or altering the fixed recovery charges, recovery property or any financing order of the CPUC, if and when adequate provision is made by law for the protection of SCE, owners of recovery property and holders of bonds. It is unclear what “adequate provision” would be afforded to holders of bonds by the State if such limitation or alteration were attempted. Accordingly, no assurance can be given that any such provision would not adversely affect the market value of the bonds, or the timing of receipt of payments with respect to the bonds.

In addition, under Article II of the California Constitution, the electorate has the right, through its initiative powers, to propose statutes as well as amendments to the California Constitution. Generally, any matter that is a proper subject of legislation can become the subject of an initiative. Among other procedural requirements, in order for an initiative measure to qualify for an election, the initiative measure must be submitted to the California Attorney General and a petition signed by electors constituting five percent, in the case of a statutory initiative, and eight percent, in the case of a constitutional initiative, of the votes cast at the immediately preceding gubernatorial election must be submitted to the California Secretary of State. To become effective, the initiative must then be approved by a majority vote of the electors voting at the next general election.

As of the date of this prospectus, we are not aware of any pending legislation in the California legislature or of any pending California voter initiative that would materially and adversely affect any of the provisions of the Wildfire Financing Law. Nevertheless, we cannot assure you that a repeal or amendment of the Wildfire Financing Law will not be adopted or sought, either by the California legislature, or the electorate acting through its initiative powers, or that any action or refusal to act by the State of California will not occur, any of which may constitute a violation of the State pledge with the holders. If a violation of the State pledge occurred, costly and time-consuming litigation might ensue regardless of the outcome of such litigation. Any litigation might materially adversely affect the price of the bonds and your ability to resell the bonds and might delay the timing of payments on the bonds. Moreover, given the lack of controlling precedent directly addressing the bonds and the State pledge, we cannot predict the outcome of any litigation with certainty, and, accordingly, you could experience a delay in receipt of payments on or incur a loss on your investment in the bonds.

The California commission might attempt to take actions that could reduce the value of your investment in the bonds

The Wildfire Financing Law provides that a financing order is irrevocable and that the California commission may not directly or indirectly, by any subsequent action, rescind, alter or amend a financing order or reduce or impair the fixed recovery charges authorized under a financing order, except for the true-up adjustments to the fixed recovery charges. However, the California commission retains the power to adopt, revise or rescind rules or regulations affecting SCE.

For instance, in 2020 and 2021, the CPUC adopted new consumer protection regulations and extended or made permanent some of the temporary consumer protections enacted in response to COVID-19 that may prolong the time it takes to complete the process of disconnecting consumers for nonpayment or completely prevent disconnections in excess of certain set thresholds. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Billing and Collections” and “The Depositor, Seller, Initial Servicer and Sponsor—COVID-19 Consumer Protections” in this prospectus. Similarly, the CPUC may prevent disconnections during extreme weather conditions. Any new or amended regulations or orders from the CPUC might affect the ability of the servicer to disconnect consumers for nonpayment or prevent disconnections in excess of certain regional thresholds, which may ultimately hinder SCE’s ability to collect fixed recovery charges in full, and on a timely basis, which may in turn negatively impact, the rating of the recovery bonds or their price and, accordingly, the amortization of the recovery bonds and their weighted average lives.

The servicer is required to submit with the California commission, on our behalf, certain adjustments of the fixed recovery charges. Please read “SCE’s Financing Order— Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” and “The Servicing Agreement—True-Up Adjustment Letters” in this prospectus. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the bonds. Also, any litigation, as well as being costly and time-consuming, might materially delay fixed recovery charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average lives of the bonds.

The servicer may not fulfill its obligations to act on behalf of the bondholders to protect bondholders from actions by the California commission or the State of California, or the servicer may be unsuccessful in any such attempt

The servicer will agree in the servicing agreement to take any action or proceeding necessary to compel performance by the CPUC and the State of California of any of their obligations or duties under the Wildfire Financing Law or the financing order, including any actions reasonably necessary to block or overturn attempts to cause a repeal or modification of the Wildfire Financing Law or the financing order. The servicer, however, may not be able to take those actions for a number of reasons, including due to legal or regulatory restrictions, financial constraints and practical difficulties in successfully challenging any such legislative enactment or constitutional amendment. Additionally, any action the servicer is able to take may not be successful. Any such failure to perform its obligations or to successfully compel performance by the CPUC or the State of California could negatively affect bondholders’ rights and result in a loss of their investment.

A municipal entity or tribal utility might assert the right to acquire portions of SCE’s electric facilities and/or serve the load of customers within their jurisdictional areas and avoid or reduce the affected customers’ payment of the fixed recovery charges

California law authorizes certain local municipalities to seek to acquire portions of SCE’s electric facilities through the power of eminent domain for use as part of municipally-owned utility systems and serve customers with those facilities. Additionally, local municipalities may extend their own facilities to take over service of customers located within their jurisdictional areas, which may overlap with SCE’s service territory. Moreover, tribal governments may operate their own utilities and, from time to time, may assert the right to acquire SCE’s facilities located within the borders of tribal land through the power of eminent domain. These circumstances involve what is referred to under existing tariffs as municipal departing load (Municipal DL), where the affected customers are no longer interconnected with SCE’s electric facilities. The last tribal annexation occurred in 2017 and involved 25 consumers and the last municipal annexation occurred in 2022 and involved three consumers; in each case the departing consumers were primarily residential consumers. As the date of this prospectus, we are not aware of any local municipality or tribe that is actively seeking or has notified us of an intention to acquire portions of SCE’s electric distribution system.

As required by the Wildfire Financing Law, the financing order provides that the fixed recovery charges must be paid by all existing and future customers within SCE’s service territory as it existed as of the date of the financing order. The financing order provides that consumers that no longer take transmission and distribution retail service (including Municipal DL customers) or that otherwise depart or reduce SCE service after the date of the financing order, or that meet relevant criteria in the applicable tariff, will be treated as departing load customers (DL customers). DL customers, including Municipal DL customers, are required to pay the fixed recovery charge based on approaches that are consistent with the methods in place for other nonbypassable charges. SCE’s DL tariffs provide for calculation of certain nonbypassable charges based on consumption as metered or estimated. SCE has administered Municipal DL tariffs by reaching an agreement with the Municipal DL customer or the local municipality serving the Municipal DL customer for the payment of one or more lump sums based on a mutually acceptable estimate of the Municipal DL customer’s nonbypassable cost obligations, which include charges similar to the fixed recovery charges. No assurance can be provided that such agreements will be reached in the future with respect to Municipal DL, and any failure to reach such an agreement could result in litigation or otherwise make it difficult to collect the fixed recovery charges (including any lump sum payment). Please read “The Depositor, Seller, Initial Servicer and Sponsor—Municipalization; Municipal Departing Load” and “—Successors” in this prospectus. If such agreements relating to Municipal DL are reached, however, the payments allocable to the fixed recovery charges will constitute recovery property.

The Wildfire Financing Law also specifies that any successor to an electrical corporation shall perform and satisfy all obligations of the electrical corporation pursuant to the Wildfire Financing Law, including collecting and paying to the bondholders revenues arising with respect to the recovery property. In the servicing agreement, SCE will covenant to assert in an appropriate forum that any municipality that acquires any portion of SCE’s electric distribution facilities must be treated as a successor to SCE under the Wildfire Financing Law and the financing order and that retail customers in such municipalities remain responsible for payment of fixed recovery charges. No assurance can be provided that such assertion will be accepted by a municipality or sustained by a court. Please read “The Recovery Property and the Wildfire Financing Law—The Financing Order and the Recovery Property—The Wildfire Financing Law Requires the Electrical Corporation and its Successors to Service the Recovery Property” in this prospectus.

Despite these provisions of the Wildfire Financing Law and the financing order, the involved municipality or tribe might assert that its customers are not responsible for payment of fixed recovery charges or that it is not responsible for collecting the charges, and as a result, SCE may find collection of fixed recovery charges from such customers difficult or impractical or the recovery of such charges to be delayed. In any such case, there can be no assurance that the fixed recovery charges will be collected from customers of municipally-owned utilities who were formerly customers of SCE. Any decrease in the customer base from which fixed recovery charges are collected might result in missing payments or payment delays and lengthened weighted average lives of the bonds.

In the financing order, the California commission has committed, in furtherance of the State pledge, in connection with any Commission proceeding to review the municipalization of SCE facilities by an entity that does not set retail rates subject to the California commission, to establish conditions to the approval of such municipalization transaction by the California commission which either (a) establish procedures to ensure that such entity will continue to bill and collect fixed recovery charges from customers and remit such collections to SCE or a new servicer for the bonds or (b) ensure the upfront funding of the fixed recovery charges that would otherwise be paid by customers where rate payment would be affected by the ownership change. Whether and how the law giving the California commission jurisdiction to approve a public entity’s acquisition of electric or gas assets would be applied to a municipalization or tribal condemnation has not been tested, and no assurance can be provided that the provisions of the financing order referenced herein will be successfully implemented. Please read “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Provides that Fixed Recovery Charges are Nonbypassable” in this prospectus.

It may be difficult to estimate and accurately collect fixed recovery charges from customers who self-generate and who disconnect from SCE’s grid

Broader use of distributed generation by customers may result from customers’ changing perceptions of the merits of utilizing existing generation technology, tax or other economic incentives or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation. Moreover, an increase in distributed generation may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. More widespread use of distributed generation, particularly battery storage, might allow greater numbers of customers to reduce or eliminate their payment of fixed recovery charges causing fixed recovery charges to remaining consumers to increase.

Under current CPUC decisions, customers taking net energy metering (NEM) service with solar generation are billed on a net-metered basis. Pursuant to the financing order, fixed recovery charges will be imposed on customers taking NEM service on each kWh of electricity imported from SCE net of exports from such customer for each metered interval. Please read “The Depositor, Seller, Initial Servicer and Sponsor— Community Choice Aggregation, Direct Access and Departing Load” in this prospectus.

In respect of other customers who self-generate, but do not take NEM service, the financing order provides that customers that no longer take transmission and distribution retail service or that otherwise depart or reduce SCE service after the date of the financing order, or that meet relevant criteria in the applicable tariff, will be treated as DL customers. The financing order provides that these self-generating DL customers will be required to pay fixed recovery charges consistent with the methodology in place under existing DL tariffs for the payment of other nonbypassable charges by such customers, except as stated below. This methodology requires that the fixed recovery charge be imposed on DL customers based upon the consumption displaced by the new generation. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Community Choice Aggregation, Direct Access and Departing Load” “in this prospectus. The financing order does not limit the California commission’s or SCE’s discretion to modify DL tariffs in the future, but does provide assurance that fixed recovery charges will be recovered from customers consistent with the method set forth in the DL tariffs in place as of the date of the financing order.

However, current DL tariffs do not require the payment of nonbypassable charges on DL customers (other than Municipal DL customers) that terminate service and disconnect from SCE’s grid. While the financing order provides that such customers remain responsible for payment of fixed recovery charges, it may be difficult for SCE to collect fixed recovery charges from these disconnected (former) customers, and these customers may dispute their obligation to pay the fixed recovery charge, thus potentially adversely impacting the timing and receipt of fixed recovery charge collections.

SERVICING RISKS

Inaccurate consumption or collection forecasting might reduce scheduled payments on the bonds

The fixed recovery charges are assessed based on forecasted customer usage. The amount and the rate of fixed recovery charge collections will depend in part on actual electricity consumption and the amount of collections and write-offs. The fixed recovery charges are calculated by the servicer according to the methodology approved in the financing order, which includes the allocation of cost responsibility among FRC consumer classes based upon the cost responsibilities approved in SCE’s most recent GRC or related proceeding. If the servicer inaccurately forecasts either electricity consumption or underestimates customer delinquency or write-offs when setting or adjusting the fixed recovery charge, there could be a shortfall or material delay in fixed recovery charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the bonds. Please read “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Establishes the Methodology used to Calculate the Fixed Recovery Charges” and “The Servicing Agreement—The True-Up Adjustment Letters” in this prospectus.

Inaccurate forecasting of electricity consumption by the servicer might result from, among other things:

•	unanticipated weather or economic conditions, resulting in less electricity consumption than forecast;

•

general economic conditions, including the economic downturn caused by COVID-19 pandemic being worse than expected, causing customers to migrate from SCE’s service territory or reduce their electricity consumption;

•

the occurrence of a natural disaster, such as wildfires or earthquakes or an act of war or terrorism, or other catastrophic event, including pandemics, unexpectedly disrupting electrical service and reducing electricity consumption;

•	unanticipated changes in the market structure of the electric industry;

•	large customers unexpectedly ceasing business or departing SCE’s service territory;

•	dramatic and unexpected changes in energy prices resulting in decreased electricity consumption;

•	customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric consumption efficiency;

•	implementation of new billing systems and other customer-facing technology;

•	differences or changes in forecasting methodology; or

•	rolling blackouts instituted by CAISO by the lack of installed capacity and high demand or instituted for public safety.

Inaccurate forecasting of delinquencies or write-offs by the servicer could result from, among other things:

•

unexpected deterioration of the economy, the occurrence of a natural disaster, an act of war or terrorism or other catastrophic events, including pandemics, causing greater write-offs than expected or forcing SCE or a successor utility to grant additional payment relief to more customers;

•

an unexpected change in law that makes it more difficult for SCE or a successor distribution company to terminate service to nonpaying customers, or that requires SCE or a successor to apply more lenient credit standards for customers; or

•

the expansion of the “direct access” program which permits ESPs to collect payments arising from the fixed recovery charges, but who may fail to remit customer charges to the servicer in a timely manner. See “Servicing Risks— It may be difficult to collect fixed recovery charges from other parties who bill retail customers” in this prospectus.

The COVID-19 pandemic or future pandemics may impact SCE’s ability to collect and service the fixed recovery charges and might reduce scheduled payments on the bonds

While the COVID-19 related consumer protections adopted by the legislature and the California commission have ended and such restrictions did not impact timely payment of the Series 2021-A Bonds and the Series 2022-A Bonds such restrictions did increase the average delay in customer payments. Please read “The Depositor, Seller, Initial Servicer and Sponsor—COVID-19 Consumer Protections” in this prospectus. The consequences of a continued and prolonged outbreak of COVID-19 or a future pandemic may result in future governmental and regulatory orders which could have a negative impact on SCE’s financial condition, results of operations, liquidity, and cash flows, which in turn, could impact SCE’s ability to collect and service the fixed recovery charges and might reduce scheduled payments on the recovery bonds. In addition, a renewed outbreak of COVID-19 or a future pandemic may impact the ability of SCE to maintain operations at the same level as it was able prior to the COVID-19 pandemic. For instance, a large portion of SCE’s workforce, including employees of their contractors, may be unable to perform their job functions effectively due to illness, family illness, quarantine requirements, social-distancing and telework requirements. Such potential impacts may limit the ability SCE to service the fixed recovery charges.

Consumer protection measures may limit the ability of SCE to collect all charges owed by customers, including the fixed recovery charges

Consumer protection measures may limit the ability of SCE to collect all charges owed by consumers, including the fixed recovery charges. In addition, California legislature or the CPUC may take action in response to COVID-19 or any future pandemic which may adversely affect the timing of fixed recovery charge collections. As a consequence, the effect of any required true-up could be delayed, resulting in a shortfall or material delay in fixed recovery charge collections, which in turn might result in missed or delayed payments of principal and interest and lengthened weighted average life of the recovery bonds and downgrade of the credit ratings on the recovery bonds. Please read “The Depositor, Seller, Initial Servicer and Sponsor—COVID-19 Consumer Protections” in this prospectus.

Your investment in the bonds depends on SCE or its successor or assignee, acting as servicer of the recovery property

SCE, as servicer, will be responsible for, among other things, calculating, billing and collecting the fixed recovery charges from ESPs, submitting requests to the California commission to adjust these charges, monitoring the collateral for the bonds and taking certain actions in the event of non-payment by a customers. The trustee’s receipt of collections in respect of the fixed recovery charges, which will be used to make payments on bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems that the servicer has in place for fixed recovery charge billings and collections, together with the CPUC regulations governing ESPs, might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the fixed recovery charges might be delayed or reduced. In that event, our payments on the bonds might be delayed or reduced.

If we replace SCE as the servicer, we may experience difficulties finding and using a replacement servicer

If SCE ceases to service the recovery property related to the bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than SCE and might experience difficulties in collecting fixed recovery charges and determining appropriate adjustments to the fixed recovery charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might not be willing to perform except for fees higher than those approved in the financing order and might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to SCE as servicer. Although a true-up adjustment would be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of a true-up adjustment to adjust for that increase that might adversely affect distributions to bondholders. In the event of the commencement of a case by or against the servicer under Title 11 of the United States Code, as amended, of the Bankruptcy Code, or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors might delay the timing of payments and reduce the value of your investment.

Changes to billing, collection and posting practices might reduce the value of your investment in the bonds

The financing order specifies the methodology for determining the amount of the fixed recovery charges we may impose. However, subject to any required California commission approval, the servicer may set its own billing, collection and posting arrangements with customers from whom it collects fixed recovery charges, provided that these arrangements comply with any applicable California commission customer safeguards and the provisions of the servicing agreement. For example, to recover part of an outstanding bill, the servicer may agree to extend a customer’s payment schedule, including the fixed recovery charges. Also, subject to any required California commission approval, the servicer may change billing, collection and posting practices, which might adversely impact the timing and amount of customer payments and might reduce fixed recovery charge collections, thereby limiting our ability to make scheduled payments on the bonds. Separately, the California commission might require changes to these practices. Any changes in billing, collection and posting practices or regulations might make it more difficult for the servicer to collect the fixed recovery charges and adversely affect the value of your investment in the bonds.

SCE’s systems and network infrastructure are targets for physical and cyber attacks, intrusions or other catastrophic events that could result in their failure or reduced functionality and limit SCE’s ability to service the recovery property

Regulators such as North American Electric Reliability Council and U.S. Government agencies, including the Departments of Defense, Homeland Security and Energy, have increasingly stressed that threat sources continue to seek to exploit potential vulnerabilities in the U.S. national electric grid and other energy infrastructures, and that such attacks and disruptions, both physical and cyber, are highly sophisticated and dynamic. Several U.S. Government agencies have highlighted the increasing risks related to ransomware attacks and cybersecurity risks related to the electric sector, including its supply chains, and that the risks may escalate during periods of heightened geopolitical tensions.

SCE’s operations require the continuous availability of critical information technology systems, sensitive customer and employee data and network infrastructure and information, all of which are targets for malicious actors. New cyber and physical threats arise as SCE moves from an analog to a digital electric grid. For example, SCE’s grid modernization efforts and the move to a network-connected grid increases the number of “threat surfaces” and potential vulnerabilities that an adversary can target.

SCE depends on a wide array of vendors to provide it with services and equipment. Malicious actors may attack vendors to disrupt the services they provide to SCE, or to use those vendors as a cyber conduit to attack SCE. Additionally, the equipment and material provided by SCE’s vendors may contain cyber vulnerabilities. A compromise of equipment and/or exfiltration of SCE data, whether by physical or by electronic means, could result in loss or changes to confidential or sensitive electronic data, loss of intellectual property and interruption of business processes. While some of SCE’s vendors have experienced cybersecurity incidents, such incidents have not, to SCE’s knowledge, resulted in a material impact to SCE to date.

SCE’s systems have experienced, and will continue to experience, cybersecurity incidents involving attacks of malicious codes, unauthorized access attempts, and other illicit activities, but to SCE’s knowledge it has not experienced a material cybersecurity or data breach to date. Though SCE actively monitors developments in this area and is involved in various industry groups and government initiatives, no security measures can completely shield its systems and infrastructure from cyber attacks, intrusions or other catastrophic events that could result in their failure or reduced functionality.

If SCE’s information technology and operational technology systems’ security measures were to be breached, or a critical system failure were to occur without timely recovery, SCE could be unable to fulfill critical business functions, such as delivery of electricity to customers and the ability to meter and bill customers all of which could materially affect SCE’s ability to bill and collect fixed recovery charges or otherwise service the recovery property.

It may be difficult to collect fixed recovery charges from other parties who bill retail customers

Under California’s “direct access” program, SCE faces competition in certain areas of its retail business from ESPs. Currently the direct access program is limited to 13,456.87 gigawatt hours of annual sales for SCE’s service area. However, as has been done previously in 2009 and 2018, the Legislature or the California commission could expand the direct access program at any time. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Community Choice Aggregation, Direct Access and Departing Load” in this prospectus. In respect of customers taking service from an ESP, SCE remains the transmission and distribution provider. The Wildfire Financing Law provides that the fixed recovery charges must be paid by all existing and future customers within SCE’s service territory as it existed as of the date of the financing order. The financing order provides that customers with departing load must pay the fixed recovery charges on the departing load. Nevertheless, ESPs that elect to do their own billing will be responsible for billing the fixed recovery charges and any delay in the remittance of such fixed recovery charges may reduce the fixed recovery charge collections available to make payments on the bonds.

It might be difficult for successor servicers to collect the fixed recovery charges from SCE’s customers

Any successor servicer may bring an action against a customer for non-payment of the fixed recovery charge, but only a successor servicer that is a successor electrical corporation may terminate service for failure to pay the fixed recovery charges. A successor servicer that does not have the threat of termination of service available to enforce payment of the fixed recovery charge would need to rely on the successor electrical corporation to threaten to terminate service for nonpayment of other portions of monthly electric utility bills. This inability might reduce the value of your investment.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE RECOVERY PROPERTY

Foreclosure of the trustee’s lien on the recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect

Under the Wildfire Financing Law and the indenture, the trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the recovery property securing the bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the recovery property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the bonds will be due and payable upon acceleration of the bonds before maturity, fixed recovery charges likely would not be accelerated and the nature of our business will result in principal of the bonds being paid as funds become available. If there is an acceleration of the bonds, all tranches of the bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.

NATURAL DISASTER-RELATED RISK

Severe weather conditions, extended drought and climate change could materially affect SCE’s ability to collect fixed recovery charges

Weather-related incidents, including storms and events caused, or exacerbated, by climate change, such as wildfires and debris flows, and other natural disasters such as earthquakes can disrupt the generation and transmission of electricity, and can seriously damage the infrastructure necessary to deliver power to SCE’s customers, which, consequently, can affect the collection of fixed recovery charges because such charges are based on consumption.

Climate change has caused, and exacerbated, extreme weather events and wildfires in southern California, and wildfires could cause, among other things, public safety issues, property damage and operational issues. In addition, the risk of debris flows occurring as a result of rain may be heightened. For example, the wildfire and mudslide events in 2017 and 2018 resulted in, among other things, loss of life, property damage and loss of service.

Extreme heat events can lead to prolonged widespread outages due to, among other things, state-wide capacity supply shortages or equipment failure. Extreme weather events can also lead to use of public safety power shutoffs. Weather-related events, such as debris flows and melting of significantly higher than normal snow pack, and earthquakes can cause over-topping or failure at an SCE dam resulting in a rapid release of water that could cause, among other things, public safety issues, property damage and operational issues.

Weather-related incidents and other natural disasters can lead to lost revenue and increased expense, including higher maintenance and repair costs, which SCE may not be able to recover from its customers. In addition, these occurrences could lead to significant claims for damages, including for loss of life and property damage, as well as regulatory penalties and disallowances. These occurrences could materially affect SCE’s business and financial condition, and the inability to restore power to SCE’s customers may temporarily reduce electricity sales, resulting in reduced or delayed fixed recovery charge collections and possible delays in payment on the bonds.

In addition, weather-related incidents and natural disasters could lead to legislative action adverse to the bondholders taken in response to such events, and such legislation, if challenged as a violation of the State pledge, might be defended on the basis of public necessity. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—Future state legislative action, including a voter initiative, might attempt to reduce the value of your investment in the bonds” in this prospectus.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE

SELLER OR THE SERVICER

For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

The servicer will commingle the fixed recovery charges with other revenues it collects, which might obstruct access to the fixed recovery charges in case of the servicer’s bankruptcy and reduce the value of your investment in the bonds

The servicer will be required to remit fixed recovery charge collections to the trustee no later than the second servicer business day of receipt. The servicer will not segregate the fixed recovery charges from the other funds it collects from customers or ESPs or its general funds. The fixed recovery charges will be segregated only when the servicer pays them to the trustee.

Despite this requirement, the servicer might fail to pay the full amount of the fixed recovery charges payable to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of fixed recovery charge collections available to make payments on the bonds.

The Wildfire Financing Law provides that the priority of a lien and security interest perfected in recovery property is not impaired by the commingling of the funds arising from fixed recovery charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Wildfire Financing Law and might decline to recognize our right to collections of the fixed recovery charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the fixed recovery charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This could cause material delays in payments of principal or interest, or losses, on your bonds and could materially reduce the value of your investment in the bonds.

The bankruptcy of SCE or any successor seller might result in losses or delays in payments on the bonds

The seller will represent and warrant in the sale agreement that the transfer of the recovery property to us under that sale agreement is a valid sale and assignment of that recovery property from the seller to us. The seller will also represent, warrant, and covenant that it will take the appropriate actions under the Wildfire Financing Law to perfect this sale. The Wildfire Financing Law provides that the transactions described in the sale agreement shall constitute a sale of the recovery property to us, and the seller and we will treat the transaction as a sale under applicable law, although for financial reporting and tax reporting purposes the transaction will be treated as debt of the seller. If the seller were to become a debtor in a bankruptcy case, and a party in interest (including the seller itself) were to take the position that the sale of the recovery property to us should be recharacterized as the grant of a security interest in such recovery property to secure a borrowing of the seller, delays in payments on the bonds could result. If a court were to adopt such position, then delays or reductions in payments on the bonds could result.

Pursuant to the Wildfire Financing Law and the financing order, upon the sale of the recovery property, the recovery property is created as a current property right, and it thereafter continuously exists as property for all purposes. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a party in interest (including the seller itself) may take the position that, because the fixed recovery charges are usage-based charges, recovery property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that the court would not also rule that any recovery property relating to electricity consumed after the commencement of the seller’s bankruptcy case was not required to be transferred to us, thus resulting in delays or reductions of payments on the bonds.

A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a SCE bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the bonds might be similar to the treatment you would receive in a SCE bankruptcy if the bonds had been issued directly by SCE. A decision by the bankruptcy court that, despite our separateness from SCE, our assets and liabilities and those of SCE should be consolidated would have a similar effect on you as a bondholder.

We have taken steps together with SCE, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of SCE or an affiliate. Nonetheless, these steps might not be completely effective, and thus if SCE or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be consolidated with those of SCE or an affiliate of the seller. This might cause material delays in payment of, or losses on, your bonds and might materially reduce the value of your investment in the bonds. For example:

•	without permission from the bankruptcy court, the trustee might be prevented from taking actions against SCE or recovering or using funds on your behalf or replacing SCE as the servicer,

•	the bankruptcy court might order the trustee to exchange the recovery property for other property of lower value,

•	tax or other government liens on SCE’s property might have priority over the trustee’s lien and might be paid from collected fixed recovery charges before payments on the bonds,

•

the trustee’s lien might not be properly perfected in the collected recovery property collections prior to or as of the date of SCE’s bankruptcy, with the result that the bonds would represent only general unsecured claims against SCE,

•

the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to fixed recovery charges in respect of electricity consumed after the commencement of SCE’s bankruptcy case, with the result that the bonds would represent only general unsecured claims against SCE,

•

we and SCE might be relieved of any obligation to make any payments on the bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case,

•	SCE might be able to alter the terms of the bonds as part of its plan of reorganization,

•	the bankruptcy court might rule that the fixed recovery charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service, or

•

the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against SCE that may be difficult to prove or, if proven, to collect in full.

Furthermore, if SCE enters bankruptcy proceedings, it might be permitted to stop acting as servicer, and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the bonds and on the value of the bonds.

The sale of the recovery property might be construed as a financing and not a sale in a case of SCE’s bankruptcy which might delay or limit payments on the bonds

The Wildfire Financing Law provides that the characterization of a transfer of recovery property as a sale or other absolute transfer will not be affected or impaired by treatment of the transfer as a financing for federal or state tax purposes or financial reporting purposes. We and SCE will treat the transaction as a sale under applicable law, although for financial reporting and income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of SCE, a party in interest in the bankruptcy might assert that the sale of the recovery property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of SCE in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against SCE. Even if we had a security interest in the recovery property, we would not likely have access to the related fixed recovery charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the related fixed recovery charge collections and therefore the amount and timing of funds available to us to pay bondholders.

If the servicer enters bankruptcy proceedings, certain fixed recovery charges remitted by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the bonds

In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that fixed recovery charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer may be considered an “insider” with any ESP that is affiliated with us or the servicer. If we or the servicer are considered to be an “insider” of the ESP, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future fixed recovery charges would be increased through the statutory true-up mechanism to recover such amount, though this would not eliminate the risk of payment delays or losses on your investment in the bonds.

Claims against SCE or any successor seller might be limited in the event of a bankruptcy of the seller

If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be adjudicated in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.

The bankruptcy of SCE or any successor seller might limit the remedies available to the trustee

Upon an event of default for the bonds under the indenture, the Wildfire Financing Law permits the trustee to enforce the security interest in the recovery property, as well as the statutory lien created by the Wildfire

Financing Law in the recovery property, in accordance with the terms of the indenture. In this capacity, and pursuant to the Wildfire Financing Law and the financing order, the trustee is permitted to request the California commission to order the sequestration and payment to bondholders of all revenues arising with respect to the related recovery property. There can be no assurance, however, that the California commission or a court would issue this order, or that a court would respect the California commission’s right to order sequestration, after a SCE bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the California commission or a court, and an order requiring an accounting and segregation of the revenues arising from the recovery property. There can be no assurance that a court would grant either order.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE BONDS

SCE’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the bonds

SCE is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase any recovery property in the event of a breach of any of its representations, warranties or covenants regarding the recovery property. Similarly, SCE is obligated under the servicing agreement to indemnify us and the trustee, for itself and on behalf of the bondholders, only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus.

Neither the trustee nor the bondholders will have the right to accelerate payments on the bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to the bonds as described under “Description of the Bonds—Events of Default; Rights Upon Event of Default” in this prospectus. Furthermore, SCE might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by SCE might not be sufficient for you to recover all of your investment in the bonds. In addition, if SCE becomes obligated to indemnify bondholders, the then-current ratings on the bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of SCE with respect to any of these indemnification amounts. SCE will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the bonds, or for any consequential damages, including any loss of market value of the bonds resulting from a default or a downgrade of the ratings of the bonds. Please read “The Sale Agreement—Seller Representations and Warranties” and “The Sale Agreement—Indemnification” in this prospectus.

We are issuing several tranches of the bonds

The financing order authorizes us to issue one or more tranches of the bonds not to exceed the Authorized Amount. Fixed recovery charges collected by or for the benefit of SCE will be allocated among the tranches of bonds as set forth in the expected sinking fund schedule and the priority of payments set forth under “Security for the Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus. However, we cannot assure you that the existence of multiple tranches of bonds would not cause reductions or delays in payment on your bonds. In addition, some matters relating to the bonds may require the vote of the holders of all tranches of the bonds. Your interests in these votes might conflict with the interests of the beneficial owners of bonds of another tranche and therefore these votes could result in an outcome that is materially unfavorable to you.

The credit ratings are no indication of the expected rate of payment of principal on the bonds

We expect the bonds will receive credit ratings from at least two nationally recognized statistical rating organizations (NRSRO). A rating is not a recommendation to buy, sell or hold the bonds. The ratings merely analyze the probability that we will repay the total principal amount of the bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the bonds. As a result, an NRSRO other than the NRSRO hired by the sponsor (the hired NRSRO) may issue ratings on the bonds (unsolicited ratings), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the bonds. Issuance of any unsolicited rating will not affect the issuance of the bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds. Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of SCE, us, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if we or SCE fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the bonds, a hired NRSRO could withdraw its ratings on the bonds, which could adversely affect the market value of your bonds and/or limit your ability to resell your bonds.

The bonds’ credit ratings might affect the market value of your bonds

A downgrading of the credit ratings of the bonds might have an adverse effect on the market value of the bonds. Credit ratings might change at any time and an NRSRO has the authority to revise or withdraw its rating based solely upon its own judgment. In addition, any downgrade in the credit ratings of the bonds may result in the bonds becoming ineligible to be held by certain funds or investors, which may require such investors to liquidate their investment in the bonds and result in lower prices and a less liquid trading market for the bonds.

The absence of a secondary market for the bonds might limit your ability to resell your bonds

The underwriters for the bonds might assist in resales of the bonds, but they are not required to do so. A secondary market for the bonds might not develop, and we do not expect to list the bonds on any securities exchange. If a secondary market does develop, it might not continue to exist or it might not be sufficiently liquid to allow you to resell any of your bonds. Please read “Plan of Distribution (Conflicts of Interest)” in this prospectus.

You might receive principal payments for the bonds later than you expect

The amount and the rate of collection of the fixed recovery charges for the bonds, together with the related fixed recovery charge adjustments, will generally determine whether there is a delay in the scheduled repayments of bond principal. If the servicer collects the fixed recovery charges at a slower rate than expected from any ESP, it might have to request adjustments of the fixed recovery charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

SCE may issue, either through us or other affiliated entities, additional recovery bonds or other bonds secured by additional recovery property or other property that includes a nonbypassable charge on customers, which may cause a delay in the payment of the bonds and potential conflicts of interest among bondholders

On February 24, 2021, we issued $337,783,000 Senior Secured Recovery Bonds, Series 2021-A, herein referred to as the Series 2021-A Bonds, and on February 15, 2022, we issued $533,265,000 Senior Secured Recovery Bonds, Series 2022-A, herein referred to as the Series 2022-A Bonds. As noted, we may seek additional financing orders from the California commission under the Wildfire Financing Law to approve the recovery of wildfire mitigation capital expenditures through the issuance of additional recovery bonds.

We may, at our sole discretion, but subject to conditions set forth in our organizational documents and the indenture, acquire additional recovery property created under a separate financing order, and issue a series of additional recovery bonds supported by such additional recovery property without your prior review or approval. Please read “Description of the Bonds—Conditions of Issuance of Additional Recovery Bonds” and “Security for the Bonds—Issuance of Additional Recovery Bonds” in this prospectus. In addition, SCE may in its sole discretion sell recovery property or property similar to recovery property (including recovery property relating to the recovery of COVID-19 costs as described below), created by a separate financing order to one or more entities other than us in connection with the issuance of additional recovery bonds or obligations similar to the bonds without your prior review or approval.

Any new issuance may include terms and provisions that would be unique to that particular issuance. SCE has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution and delivery of an intercreditor agreement are condition precedents to the sale of additional recovery property or similar property consisting of nonbypassable charges payable by customers comparable to the recovery property to another entity. Please read “Security for the Bonds—Intercreditor Agreement” and “The Sale Agreement—Covenants of the Seller” in this prospectus.

In the event a customer does not pay in full all amounts owed under any bill, including fixed recovery charges, SCE, as servicer, is required to allocate any resulting shortfalls in fixed recovery charges ratably based on the amounts of fixed recovery charges owing in respect of the bonds, the Series 2021-A Bonds, the Series 2022-A Bonds and amounts owing in respect of additional recovery bonds. However, if a dispute arises with respect to the allocation of such fixed recovery charges or other delays occur on account of the administrative burdens of making such allocation, we cannot assure you that any new issuance would not cause reductions or delays in payment of your bonds.

In addition, actions taken by the holders of the Series 2021-A Bonds, the Series 2022-A Bonds or one or more series of additional recovery bonds and additional other bonds might conflict with the interests of the beneficial owners of the bonds, and could result in an outcome that is materially unfavorable to you.

Regulatory provisions affecting certain investors could adversely affect the liquidity of the bonds

European Union (“EU”) legislation comprising Regulation (EU) 2017/2402 of 12 December 2017 (as amended, the “EU Securitization Regulation”) together with any guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority, the European Insurance and Occupational Pensions Authority or the European Commission and any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto or to precedent legislation (together, the “European Securitization Rules”) imposes certain restrictions and obligations with regard to securitisations (as such term is defined for purposes of the EU Securitization Regulation). The European Securitization Rules are in force throughout the EU in respect of securitisations the securities of which were issued (or the securitisation positions of which were created) on or after January 1, 2019.

Pursuant to Article 5 of the European Securitization Rules, EU Institutional Investors, prior to investing in, (or otherwise holding an exposure to) a securitisation (as so defined) other than the originator, sponsor or original lender (each as defined in the EU Securitization Regulation), must, amongst other things, (a) where the originator or original lender is established in a third country (that is, not within the EU or the EEA), verify that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness, (b) verify that, if established in a third country (that is, not within the EU or the EEA), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5% in the securitisation, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses that risk retention to such EU Institutional Investors in accordance with Article 7 of the EU Securitization Regulation, and (c) verify that the originator, sponsor or relevant securitisation special purpose entity (“SSPE”) has, where applicable, made available information as required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article (which sets out transparency requirements for originators, sponsors and SSPEs), and (d) carry out a due-diligence assessment which enables the EU Institutional Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures, and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position. “EU Institutional Investors” include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC, as amended; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) undertakings for the collective investment in transferable securities management company, as defined in Directive 2009/65/EC; (e) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; (f) credit institutions as defined in Regulation (EU) No 575/2013 (“CRR”) (and certain consolidated affiliates thereof); and (g) investment firms as defined in CRR (and certain consolidated affiliates thereof).

With respect to the United Kingdom (“UK”), relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of the EU Securitization Regulation directly applicable in the UK adopted as part of UK domestic law by operation of the European Union (Withdrawal) Act 2018 as amended by the European Union (Withdrawal) Act 2020 (as amended, the “EUWA”), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (together with the EUWA, the “EU Exit Regulations”), (the “UK Securitization Regulation”) and as further amended from time to time.

The UK Securitization Regulation, together with (a) all applicable binding secondary legislation, technical standards or implementing technical standards made under the UK Securitization Regulation (in each case, as amended, varied or substituted from time to time), (b) any EU regulatory technical standards or implementing technical standards relating to the EU Securitization Regulation (including such regulatory technical standards or implementing technical standards) that are applicable and binding in the UK pursuant to EU Exit Regulations and subject to any transitional directions from the Financial Conduct Authority (the “FCA”), (c) all relevant guidance, policy statements or directions relating to the application of the UK Securitization Regulation (or any binding technical standards) published by the FCA, the Bank of England, the UK pensions regulator (the “Pensions Regulator”) and/or the Prudential Regulation Authority (the “PRA”) or any other UK regulator (or their successors), (d), any other transitional direction and any transitional relief of the FCA, the Bank of England, the PRA, the Pensions Regulator (or their successors) and (e) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating to the UK Securitization Regulation, in each case, as may be further amended, supplemented or replaced, from time to time, are referred to in this prospectus as the “UK Securitization Rules”.

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Regulation) by a UK Institutional Investor. “UK Institutional Investors” include: (a) an insurance undertaking as defined in section 417(1) of the Financial Services And Markets Act 2000 (as amended, the “FSMA”); (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an alternative investment fund manager as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulation 2013 that markets or manages alternative investments funds (as defined in regulation 3 of the Alternative Investment Fund Managers Regulation 2013) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) an undertaking for collective investment in transferable securities as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; and (g) a CRR firm as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EU Exit Regulations (and certain consolidated affiliates thereof).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Regulation), a UK Institutional Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Regulation), must, among other things: (a) verify that, where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in the third country (i.e. not within the UK), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest that, in any event, shall not be less than 5%, determined in accordance with Article 6 of the UK Securitization Regulation, and discloses the risk retention to the affected UK Institutional Investors; (c) verify that, where established in a third country (i.e. not within the UK), the originator, sponsor or relevant securitisation special purpose entity, where applicable, made available information that is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation (which sets out certain transparency requirements) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) carry out a due-diligence assessment that enables the UK Institutional Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the securitisation that can materially impact the performance of the securitisation position.

The issuing entity and SCE do not believe that the recovery bonds fall within the definition of a “securitisation” for purposes of the EU Securitization Regulation or the UK Securitization Regulation as there is no tranching of credit risk associated with exposures under the transactions described in this prospectus.

Therefore, the issuing entity and SCE believe such transactions are not subject to the European Securitization Rules or the UK Securitization Rules. As such, neither the issuing entity nor SCE, nor any other party to the transactions described in this prospectus, intend, or are required under the transaction documents, to retain a material net economic interest in respect of such transactions, or to take, or to refrain from taking, any other action, in a manner prescribed or contemplated by the European Securitization Rules or the UK Securitization Rules. In particular, no such Person undertakes to take, or to refrain from taking, any action for purposes of compliance by any investor (or any other Person) with any requirement of the European Securitization Rules or the UK Securitization Rules to which such investor (or other Person) may be subject at any time.

However, if a competent authority were to take a contrary view and determine that the transactions described in this prospectus do constitute a securitisation for purposes of the EU Securitization Regulation or the UK Securitization Regulation, then any failure by an EU Institutional Investor or a UK Institutional Investor (as applicable) to comply with any applicable European Securitization Rules or UK Securitization Rules (as applicable) with respect to an investment in the recovery bonds may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.

Consequently, the recovery bonds may not be a suitable investment for EU Institutional Investors or UK Institutional Investors. As a result, the price and liquidity of the recovery bonds in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors and any relevant regulator or other authority regarding the scope, applicability and compliance requirements of the European Securitization Rules and the UK Securitization Rules, and the suitability of the recovery bonds for investment. Neither the issuing entity nor SCE, nor any other party to the transactions described in this prospectus, make any representation as to any such matter, or have any liability to any investor (or any other Person) for any non-compliance by any such Person with the European Securitization Rules, the UK Securitization Rules or any other applicable legal, regulatory or other requirements.

If the investment of collected fixed recovery charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the bonds later than you expect

Funds held by the trustee in the collection account will be invested in eligible investments at the written direction of the servicer. Eligible investments include money market funds having a rating from Moody’s and S&P of “P-1” and “A-1,” respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the bonds.

There can be no assurance that the projects funded with the proceeds from the sale of the recovery property will meet investor criteria and expectations regarding environmental or social impact and sustainability performance

SCE intends to allocate the ultimate proceeds received from the sale of the recovery property to reimburse itself for previously incurred recovery costs related to Eligible Projects (as defined herein), which consist of certain wildfire risk mitigation capital expenditures eligible for recovery under the Wildfire Financing Law that have been incurred by SCE. Any information that SCE provides concerning the environmental or social impacts of the Eligible Projects will be estimates determined by its management to the best of their ability based on the information available to it at such time. The determinations giving rise to such impact information are inherently imprecise and should not be taken as statements of fact. Furthermore, the underwriters are not responsible for assessing or verifying whether the Eligible Projects meet the prescribed eligibility criteria or for the monitoring of the use of proceeds. Neither the terms of the bonds, the indenture relating to the bonds, nor the sale agreement pursuant to which the recovery property will be sold to the issuing entity by SCE require SCE or the issuing entity to use the proceeds for Eligible Projects as described under “Use of Proceeds” and any failure by SCE or the issuing entity to comply with the anticipated use of proceeds will not constitute a breach of or an event of default under the bonds or the indenture relating to the bonds.

Prospective investors should carefully review the information set out in this prospectus regarding such use of the proceeds from the sale of the recovery property and must determine for themselves the relevance of such information for the purpose of any investment in the bonds together with any other investigation such investor deems necessary. In particular, no assurance is given by us or any underwriter that the use of such proceeds from the sale of the recovery property to fund any Eligible Projects will satisfy (or will continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Projects. Any failure by SCE or the issuing entity to allocate the proceeds from the sale of the recovery property to reimburse SCE for previously incurred recovery costs related to one or more Eligible Projects or the failure of those investments or financings to satisfy investor expectations or requirements could have a material adverse effect on the market price of the bonds.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the bonds may not be suitable for the investment criteria of an investor

There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is or can be given to investors that the Eligible Projects will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social and/or other impacts will not occur with respect to any Eligible Projects funded in whole or in part by the proceeds from the sale of the recovery property.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by SCE or the issuing entity) that may be solicited in connection with the issuance of the bonds and, in particular, with respect to whether any Eligible Projects fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by the issuing entity, SCE or any underwriter, or any other person to buy, sell or hold the bonds. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the bonds. Currently, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that SCE or the issuing entity is not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the bonds and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

While no assurance can be provided that any such listing will occur, in the event that the bonds are listed or admitted to trading on any dedicated “green,” “social,” “sustainable” or other equivalently-labeled segment of any stock exchange or securities market (whether or not regulated), no representation or assurance can be given that such listing or admission would satisfy, whether in whole or in part, any present or future investor expectations or requirements, or that any such listing or admission to trading will be maintained during the life of the bonds. In the event that the bonds are so listed, any change to the listing or admission status of the bonds may have a material adverse effect on the value of the bonds and/or result in adverse consequences for certain investors with portfolio mandates to invest in securities to be used for a particular purpose.

REVIEW OF RECOVERY PROPERTY

Pursuant to the rules of the SEC, SCE, as sponsor, has performed, as described below, a review of the recovery property underlying the bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the recovery property is accurate in all material respects. SCE did not engage a third party in conducting its review.

The bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate is the recovery property relating to the bonds. The recovery property includes the right to impose, bill, collect and receive nonbypassable, irrevocable fixed recovery charges in amounts necessary to pay principal on and interest of the bonds and other required amounts and charges owing in connection with the bonds, the right under the financing order to obtain true-up adjustments of fixed recovery charges under Wildfire Financing Law (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) and all revenue, collections, claims, right to payments, payments, money and proceeds arising out of the rights and interests created under the financing order. Under the Wildfire Financing Law and the financing order, the fixed recovery charges are payable by any existing or future individual, governmental body, trust, business entity, or nonprofit organization located in the service territory of SCE as such service territory existed as of the date of the financing order, except those customers enrolled in the CARE or FERA programs, that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the customer, SCE, or any other party.

The recovery property is not a receivable, and the recovery property and other collateral held by the trustee securing the bonds do not constitute a pool of receivables. Fixed recovery charges that relate to the recovery property are irrevocable and not subject to reduction, impairment, postponement, termination or, except for the specified true-up adjustments to correct any overcollections or undercollections, adjustment by further action of the California commission. The rates at which fixed recovery charges are billed to customers will be adjusted to correct any overcollections or undercollections from prior periods. These adjustments are intended to ensure the recovery of revenues sufficient to retire the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on the bonds when due, to pay fees and expenses of servicing the bonds and premiums, if any, associated with the bonds and to fund any required credit enhancement for the bonds. In addition to the annual true-up adjustments, the servicer is also required to implement (a) quarterly true-up adjustments beginning 12 months prior to the last scheduled final payment date of the last maturing tranche of the bonds, and (b) may request an interim true-up adjustment at any time to ensure timely payment of scheduled principal of and interest on the bonds and other required amounts and charges owing in connection with the bonds on the next payment date. There is no cap on the level of fixed recovery charges that may be imposed on customers as a result of the true-up adjustment process to pay principal of and interest on the bonds when due and other required amounts and charges owing in connection with the bonds. All revenues and collections resulting from fixed recovery charges provided for in the financing order are part of the recovery property. The recovery property relating to the bonds is described in more detail under “The Recovery Property and the Wildfire Financing Law” in this prospectus.

In the financing order, the California commission, among other things:

•

orders that the fixed recovery charges shall be nonbypassable and recovered from existing and future customers in SCE’s service territory as such service territory as it existed as of the date of the financing order except for customers participating in the CARE or FERA programs, and that the fixed recovery charges shall be imposed on all customers in accordance with the methodology approved in the financing order;

•

orders that the owner of the recovery property will be entitled to recover fixed recovery charge revenues in amounts sufficient to pay the principal and interest on the bonds together with all operating expenses, all as the same become due; and

•

orders that the transfer of the recovery property to us by SCE shall be treated as an absolute transfer of all of SCE’s right, title, and interest, as in a true sale, and not as a pledge or other financing, of the recovery property, other than for federal income tax and state income and franchise tax purposes.

Please read “The Recovery Property and the Wildfire Financing Law” and “SCE’s Financing Order” in this prospectus for more information.

The characteristics of recovery property are unlike the characteristics of assets underlying mortgage and other commercial asset-based financings because recovery property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of recovery property and many elements of recovery bond financings are set forth in and constrained by the Wildfire Financing Law and the financing order, SCE, as sponsor, does not select the assets to be pledged as collateral in ways common to many traditional asset-based financings. Moreover, the bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Wildfire Financing Law and the financing order require the imposition on, and collection of fixed recovery charges from, existing and future customers and any other consumers of electricity within SCE’s service territory, as it existed as of the date of the financing order, subject to the exceptions. Please read “The Recovery Property and the Wildfire Financing Law—The Financing Order is Irrevocable—Exemptions from Fixed Recovery Charges” in this prospectus. Since the fixed recovery charges are assessed against all such customers and the true-up mechanism adjusts for the impact of consumer defaults, the collectability of the fixed recovery charges is not ultimately dependent upon the credit quality of particular SCE customers, as would be the case in the absence of the true-up adjustment.

The review by SCE of the recovery property underlying the bonds has involved a number of discrete steps and elements as described in more detail below. First, SCE has analyzed and applied the Wildfire Financing Law’s requirements for recovering recovery costs and approval of the California commission for the issuance of the financing order and in its proposal with respect to the characteristics of the recovery property to be created pursuant to the financing order. In preparing this proposal, SCE worked with its counsel and its structuring advisor in preparing the application for a financing order. Moreover, SCE worked with its counsel and the underwriters in preparing the legal agreements that provide for the terms of the bonds and the security for the bonds. SCE has analyzed economic issues and practical issues for the scheduled payment of principal of and interest on the bonds, including the impact of economic factors, potential for disruptions due to weather or catastrophic events, including the current COVID-19 pandemic, and its own forecasts for customer growth as well as the historical accuracy of its prior forecasts.

In light of the unique nature of the recovery property, SCE has taken (or prior to the offering of the bonds, will take) the following actions in connection with its review of the recovery property and the preparation of the disclosure for inclusion in this prospectus describing the recovery property, the bonds and the proposed securitization:

•

reviewed the Wildfire Financing Law, other relevant provisions of California statutes and any applicable rules, regulations and orders of the California commission as they relate to the recovery property in connection with the preparation and filing of the application with the California commission for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

•	actively participated in the proceeding before the California commission relating to the approval of the requested financing order;

•	reviewed the financing order and the process by which it was adopted to confirm that the financing order satisfied the requirements of the Wildfire Financing Law;

•

compared the proposed terms of the bonds to the applicable requirements in the Wildfire Financing Law, other relevant provisions of California statutes, the financing order and any applicable regulations of the California commission to confirm that they met such requirements;

•

prepared and reviewed the agreements to be entered into in connection with the issuance of the bonds and compared such agreements to the applicable requirements in the Wildfire Financing Law, other relevant provisions of California statutes, the financing order and any applicable regulations of the California commission to confirm that they met such requirements;

•

reviewed the disclosure in this prospectus regarding the Wildfire Financing Law, other relevant provisions of California statutes, the financing order and the agreements to be entered into in connection with the issuance of the bonds, and compared such descriptions to the relevant provisions of the Wildfire Financing Law, other relevant provisions of California statutes, the financing order and such agreements to confirm the accuracy of such descriptions;

•

consulted with legal counsel to assess if there is a basis upon which the bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of California (including action by the California commission or the voters by amendment to the California Constitution) that could repeal or amend the provisions of the Wildfire Financing Law in a way that could substantially impair the value of the recovery property, or substantially reduce, alter or impair the fixed recovery charges;

•

reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including billing, collecting, receiving and posting the fixed recovery charges to be provided for under the recovery property, forecasting fixed recovery charges, and preparing and submitting advice letters for true-up adjustments to the fixed recovery charges;

•

reviewed the operation of the true-up adjustment mechanism for adjusting fixed recovery charge levels to meet the scheduled payments on the bonds and in this context took into account its experience with the California commission; and

•

with the assistance of its advisors, prepared financial models in order to set the initial fixed recovery charges to be provided for under the recovery property at levels sufficient to pay principal of and interest on the bonds when due and other required amounts and charges owing in connection with the bonds.

In connection with the preparation of such models, SCE:

•	reviewed (i) the historical electric consumption and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth; and

•

analyzed the sensitivity of the weighted average lives of the bonds in relation to variances in actual energy consumption levels and related charge collections from forecasted levels and in relation to the true-up adjustment in order to assess the probability that the weighted average lives of the bonds may be extended as a result of such variances, and in the context of the operation of the true-up adjustment for adjustment of fixed recovery charges to address undercollections or overcollections in light of scheduled payments on the bonds to prevent an event of default.

As a result of this review, SCE has concluded that:

•

the recovery property, the financing order and the agreements to be entered into in connection with the issuance of the bonds meet in all material respects the applicable statutory and regulatory requirements;

•

the disclosure in this prospectus regarding the Wildfire Financing Law, the financing order and the agreements to be entered into in connection with the issuance of the bonds is as of its date, accurate in all material respects and fails to omit any material information;

•	the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

•

fixed recovery charge revenues, as adjusted from time to time as provided in the Wildfire Financing Law and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the bonds; and

•

the design and scope of SCE’s review of the recovery property as described above is effective to provide reasonable assurance that the disclosure regarding the recovery property in this prospectus is accurate in all material respects.

THE RECOVERY PROPERTY AND THE WILDFIRE FINANCING LAW

The Wildfire Financing Law Generally

The risk of catastrophic wildfires has been increasing in California for years, largely due to multiple factors, including the buildup of dry vegetation in areas severely impacted by years of historic drought, lack of adequate clearing of hazardous fuels by responsible parties, higher temperatures and lower humidity. In 2017 and 2018, a number of catastrophic wildfires occurred in California that caused substantial damage to residential and business properties in the state and damaged the transmission and distribution infrastructure of SCE and other utilities. In addition, utility property was determined to be associated with the ignition of certain of these wildfires, and California law has held utilities strictly liable for property damage if the utilities’ facilities are a substantial cause of wildfires that caused the property damage.

In response to catastrophic wildfires which engulfed portions of the State of California in 2017 and 2018, the California legislature enacted a series of pieces of legislation, including SB 901 enacted in 2018, and AB 1054 and AB 1513 enacted in 2019 to address wildfire damage and the related financial impacts, including providing financial stability for the State of California’s electrical utilities. As part of such legislation, the California legislature amended the Public Utilities Code to enact the Wildfire Financing Law to allow for the recovery of recovery costs if the California commission deems such costs to be just and reasonable.

The Wildfire Financing Law permits electric corporations to collect recovery costs through the issuance of recovery bonds pursuant to and supported by an irrevocable financing order issued by the CPUC and permits the CPUC to impose an irrevocable, nonbypassable fixed recovery charge on existing and future customers located in the service territory of the electrical corporation as of the date of the financing order, subject to certain exceptions. Please read “ —Exemptions from Fixed Recovery Charges” below and “SCE’s Financing Order” in this prospectus. The Wildfire Financing Law authorized the fixed recovery charge to recover: (a) recovery costs equal to the principal amount of the recovery bonds and (b) costs of recovering, financing, or refinancing those recovery costs, including the costs of servicing and retiring the recovery bonds.

The Wildfire Financing Law provides that fixed recovery charges are nonbypassable, meaning that they are payable by any individual, governmental body, trust, business entity, or nonprofit organization, subject to the exceptions described below, that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, the electrical corporation, or any other party. In addition, under the Wildfire Financing Law, fixed recovery charges may consist of distribution, connection, disconnection and termination rates and charges and other rates and charges authorized by a financing order.

The Financing Order and the Recovery Property

The Wildfire Financing Law contains a number of provisions designed to facilitate the securitization of recovery costs, including the following:

The Wildfire Financing Law Provides for the Creation of Recovery Property

The Wildfire Financing Law authorizes the California commission, through issuance of a financing order, to provide for the creation of recovery property to secure repayment of recovery bonds. Recovery property is defined under the Wildfire Financing Law to include, without limitation, the right, title, and interest of the electrical corporation or its transferee:

•

in and to the fixed recovery charges established pursuant to a financing order, including all rights to obtain adjustments to the fixed recovery charges in accordance with the provisions of the Wildfire Financing Law and the financing order; and

•	all revenues, collections, claims, payments, moneys, or proceeds of or arising from the fixed recovery charges that are the subject of a financing order described in the bullet point above.

The Wildfire Financing Law provides that recovery property that is specified in a financing order shall constitute an existing, present property right, notwithstanding the fact that the imposition and collection of fixed recovery charges depend on the electrical corporation continuing to provide electricity service or continuing to perform its servicing functions relating to the collection of fixed recovery charges or on the level of future electricity consumption. Recovery property shall exist whether or not the fixed recovery charges have been billed, have accrued, or have been collected and notwithstanding the fact that the value for a security interest in the recovery property, or amount of the recovery property, is dependent on the future provision of service to customers. All recovery property specified in a financing order shall continue to exist until the recovery bonds issued pursuant to a financing order and all associated financing costs are paid in full.

A Financing Order is Irrevocable, Commission Shall Not Impair Recovery Property

The Wildfire Financing Law provides that the financing order is irrevocable. In addition to the State Pledge discussed below, under the Wildfire Financing Law, the California commission may not, either by rescinding, altering, or amending the financing order or otherwise, revalue or revise for ratemaking purposes the recovery costs or the costs of recovering, financing, or refinancing the recovery costs, in any way reduce or impair the value of recovery property either directly, or indirectly by taking fixed recovery charges into account when setting other rates for the electrical corporation. Moreover, the amount of revenues generated by the fixed recovery charges shall not be subject to reduction, impairment, postponement, or termination.

Fixed Recovery Charges May Be Adjusted

The Wildfire Financing Law requires the California commission to provide, in any financing order, a procedure for periodic true-up adjustments to fixed recovery charges, which shall be made at least annually and may be made more frequently. The electrical corporation shall submit an advice letter with the commission to implement any true-up adjustment. Please read “SCE’s Financing Order——Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” and “The Servicing Agreement—True-Up Adjustment Letters” in this prospectus. The Wildfire Financing Law and the financing order do not impose a cap on the fixed recovery charge.

The Wildfire Financing Law Provides for the Creation of Consensual and Statutory Liens on Recovery Property

The Wildfire Financing Law provides that consensual security interests can be granted in recovery property and that a statutory lien will be established on recovery property upon the effective date of the financing order. With respect to consensual security interests, the Wildfire Financing Law provides that a valid and enforceable security interest in recovery property attaches when (a) the California commission has issued the financing order, (b) the pledgee of the recovery property (such as the trustee) has given value for the recovery property, and (c) the pledgor (such as us) has signed a security agreement covering the recovery property. The security interest in the recovery property is perfected when it has attached and when a financing statement has been filed with the California Secretary of State in accordance with the Wildfire Financing Law. A statutory lien on recovery property with respect to recovery bonds arises under the Wildfire Financing Law. This statutory lien arises automatically, without further action by the servicer, us or any other person. Under the financing order, a statutory lien will exist on the recovery property then existing or thereafter arising relating to recovery bonds and will secure all obligations, then existing or subsequently arising, to the holders of those recovery bonds and the trustee for those holders. The Wildfire Financing Law provides that this statutory lien will be a first priority lien on all recovery property then in existence or that subsequently arises for that series of recovery bonds pursuant to the terms of the financing order.

Under the Wildfire Financing Law, if a default occurs under the terms of the bonds, the pledgees of the recovery bonds (such as the trustee) are entitled to foreclose or otherwise enforce their security interest in the recovery property. In addition, the California commission may require in the financing order that, in the event of default by the electrical corporation in payment of recovery property revenues, the California commission and any successor thereto, upon the application by the pledgees or transferees (such as trustee or us), and without limiting any other remedies available to the pledgees or transferees by reason of the default, shall order the sequestration and payment to the pledgees or transferees of recovery property revenues. The Wildfire Financing Law provides that any such order shall remain in full force and effect notwithstanding any bankruptcy, reorganization, or other insolvency proceedings with respect to the debtor, pledgor, or transferor of the recovery property. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” in this prospectus.

The Wildfire Financing Law Provides that the Transfer of Recovery Property is a True Sale

The Wildfire Financing Law provides that an electric corporation’s transfer of recovery property is a “true sale” and shall be treated as an absolute transfer of all of the transferor’s right, title, and interest, as in a true sale, and not as a pledge or other financing, of the recovery property, other than for federal and state income and franchise tax purposes. The Wildfire Financing Law provides that the characterization of the transfer as a sale, assignment, or transfer as an absolute transfer and true sale true sale is not affected by:

•	commingling of fixed recovery charge revenues with other amounts,

•	the retention by the seller of either of the following:

•	a partial or residual interest, including an equity interest, in the financing entity or the recovery property, whether direct or indirect, subordinate or otherwise, or

•	the right to recover costs associated with taxes, franchise fees, or license fees imposed on the collection of fixed recovery charges,

•	any recourse that the purchaser may have against the seller,

•	any indemnification rights, obligations, or repurchase rights made or provided by the seller,

•	the obligation of the seller to collect fixed recovery charges on behalf of an assignee,

•	the treatment of the sale, assignment, or transfer for tax, financial reporting, or other purposes, and

•	any true-up adjustment of the fixed recovery charges as provided in the financing order.

Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller and the Servicer” and “How A Bankruptcy May Affect Your Investment” in this prospectus.

The Wildfire Financing Law Requires the Electrical Corporation and its Successors to Service the Recovery Property

The Wildfire Financing Law requires the California commission to authorize the electrical corporation to enter into a servicing contract with the issuer of the recovery bonds (i.e., the issuing entity). This contract must require the electrical utility to continue to operate its system to provide service to consumers within its service territory, to collect amounts in respect of the fixed recovery charges for the benefit and account of the issuing entity and to account for and remit these amounts to or for the account of the issuing entity. The Wildfire Financing Law further provides to the extent that billing, collection, and other related services with respect to the provision of electric service are provided to a consumer by any person or entity other than the electrical corporation in whose service territory the consumer is located, that person or entity must collect the fixed recovery charges from the consumer for the benefit and account of the applicable issuing entity as a condition to the provision of electric service to that consumer.

The Wildfire Financing Law further provides that any successor to the electrical corporation, whether pursuant to any bankruptcy, reorganization, or other insolvency proceeding, or pursuant to any merger, sale, or transfer, by operation of law, or otherwise, must perform and satisfy all obligations of the electrical corporation under the Wildfire Financing Law in the same manner and to the same extent as the electrical corporation. Please read “The Servicing Agreement—Successor Servicer” in this prospectus.

State Pledge

Under the Wildfire Financing Law, the State of California has pledged, that it will neither limit nor alter the fixed recovery charges, recovery property, financing orders, or any rights thereunder, except for adjustments discussed above and in “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” and “The Servicing Agreement—True-Up Adjustment Letters,” until the recovery bonds, together with the interest thereon, are fully paid and discharged. However, the Wildfire Financing Law further provides that nothing in the State pledge precludes the State of California from limiting or altering the fixed recovery charges, recovery property or any financing order of the California commission, if and when adequate provision is made by law for the protection of SCE, owners of recovery property and holders of recovery bonds.

Constitutional Matters

To date, no federal or California cases addressing the repeal or amendment of statutory provisions analogous to those contained in the Wildfire Financing Law have been decided. There have been cases in which courts have applied the Contract Clause of the United States constitution and the Contract Clause of the California constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers (or issuing entities), or otherwise substantially impairing or eliminating the security for bonds or other indebtedness. Based upon this case law, Norton Rose Fulbright US LLP expects to deliver a reasoned opinion, prior to the closing of the offering of the bonds to the effect that, a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the State pledge constitutes a contractual relationship between the bondholders and the State of California, and that, absent a demonstration by the State of California that any legislative action by the State of California, whether by the State legislature or the voters pursuant to their initiative rights, which becomes law (such action being referred to as a legislative action) that limits, alters, or reduces the value of the recovery property or the fixed recovery charges so as to impair (a) the terms of the indenture or the bonds or (b) the rights and remedies of the bondholders (or the trustee acting on their behalf) (each such act, an impairment), the bondholders could successfully challenge under the Federal Contract Clause or the California Contract Clause the constitutionality of any legislative action determined by such court to limit, alter or reduce the value of the recovery property or the fixed recovery charges so as to cause an impairment prior to the time that the bonds are fully paid and discharged. The cases also indicate that the State’s justification would be subjected to a higher degree of scrutiny, and that the State would bear a more substantial burden, if the legislative action impairs a contract to which the State is a party (which we believe to be the case here), as contrasted to a contract solely between private parties. It may be possible for the California legislature to repeal or amend the Wildfire Financing Law or for the California commission to amend or revoke the financing order notwithstanding the State pledge, if the legislature or the California commission acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting SCE, or if the legislature otherwise acts in the valid exercise of the state’s police power. We will file a copy of the Norton Rose Fulbright US LLP opinion as an exhibit to an amendment to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.

In addition, any legislative action adversely affecting the recovery property or the ability to collect fixed recovery charges may be considered a “taking” under the United States or California constitutions. Norton Rose Fulbright US LLP has advised us that it is not aware of any federal or California court cases addressing the applicability of the Takings Clause of the United States or California constitutions in a situation analogous to that which would be involved in an amendment or repeal of the Wildfire Financing Law. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Wildfire Financing Law, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Norton Rose Fulbright US LLP expects to render a reasoned opinion, prior to the closing of the offering of the bonds, to the effect that under existing case law, assuming a Takings Clause analysis were applied under the United States constitution or California constitution, the State of California would be required under either such constitution to pay just compensation to the bondholders if the State’s repeal or amendment of the Wildfire Financing Law or taking of any other action in contravention of the State pledge, (a) constituted a permanent appropriation of a substantial property interest of the bondholders in the recovery property or denied all economically productive use of the recovery property; (b) destroyed the recovery property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the recovery property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investments in the bonds, provided that the court might take a more expansive view of emergency conditions under the California Takings Clause, leading to correspondingly narrower restrictions on State action under the California Takings Clause than under the Federal Takings Clause. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the bonds.

In connection with the foregoing, Norton Rose Fulbright US LLP has advised us that issues relating to the Contract and Takings Clauses of the United States and California constitutions are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case, and Norton Rose Fulbright US LLP has further advised us that there are no reported controlling judicial precedents that are directly on point. The opinions described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a bondholder would consider material.

For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

Exemptions from Fixed Recovery Charges

Under the Wildfire Financing Law, customers enrolled in the CARE or FERA programs are exempted from the payment of fixed recovery charges. See “SCE’s Financing Order” in this prospectus.

SCE’S FINANCING ORDER

SCE’s Financing Order

In September 2022, SCE filed an application with the California commission for a financing order seeking recovery of (a) approximately $515.3 million of the recovery costs approved by the California commission in a June 2022 decision, and (b) approximately $215.2 million of incremental capital expenditures approved by the California commission in an August 2021 decision, together with certain interim financing costs relating to these costs and financing costs relating to the issuance of the bonds.

On March 1, 2023, the California commission issued its financing order which authorized SCE to cause to be issued bonds in an estimated aggregate principal amount of $772.432 million, equal to the sum of $730.438 million in recovery costs, plus an estimated $35.3 million in pre-financing costs and an estimated $6.7 million in bond-related financing costs relating to the issuance of the bonds (collectively, the Authorized Amount). The final principal amount of the bonds will be subject to the approval of the California commission in the issuance advice letter described below. Please read “ —Issuance Advice Letter” below.

The financing order became final and non-appealable on March 13, 2023.

The financing order, pursuant to the provisions of the Wildfire Financing Law, is irrevocable and is not subject to reduction, impairment or adjustment by further action of the California commission, except as contemplated by the periodic true-up adjustments.

We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We have summarized portions of the financing order below.

Fixed Recovery Charges

The Financing Order Requires the Imposition and Collection of Fixed Recovery Charges

Under the financing order, the California commission authorizes the owner of recovery property to impose, bill, collect and adjust from time to time a fixed recovery charge, to be collected on a per kWh basis from all customers (based on their FRC consumer class) until the bonds are paid in full and all other operating expenses have been recovered in full. Such fixed recovery charges will be in amounts sufficient to retire the principal amount of the bonds in accordance with the expected sinking fund schedule, to pay all interest on the bonds when due, and to pay all operating expenses relating to the bonds (operating expenses). Under the financing order, there is no limit on the amount of the fixed recovery charge. Any fixed recovery charges recovered after the payment of all of the bonds and related expenses will be credited back to SCE’s customers.

The Financing Order Provides that Fixed Recovery Charges are Nonbypassable

As required by the Wildfire Financing Law, the financing order provides that the fixed recovery charges are “nonbypassable” and must be paid by all existing and future customers in SCE’s service territory as it existed as of the date of the financing order, except exempted customers. The financing order provides that customers with departing load must pay the fixed recovery charge on the departing load. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Community Choice Aggregation, Direct Access and Departing Load” in this prospectus.

The financing order specifies that any successor to an electrical corporation shall perform and satisfy all obligations of the electrical corporation pursuant to the Wildfire Financing Law, including collecting and paying to the bondholders revenues arising with respect to the recovery property. The financing order states that it is binding on SCE and any successor to SCE that provides electric distribution service directly to consumers of electricity within SCE’s service territory.

In the servicing agreement, SCE will covenant to assert in an appropriate forum that any municipality, or any other person or entity, that acquires any portion of SCE’s electric distribution facilities must be treated as a successor to SCE under the Wildfire Financing Law and the financing order and that its retail customers remain responsible for payment of fixed recovery charges. Please read “The Servicing Agreement—Servicing Standards and Covenants” in this prospectus.

In addition, under the financing order and the Wildfire Financing Law, if any local municipality or tribe acquires SCE’s electric facilities though the power of eminent domain, consumers that no longer take transmission and distribution retail service from SCE, or that depart or reduce SCE service after the date of the financing order, or that meet relevant criteria in the applicable tariff will be treated as departing load customers and will be subject to pay the fixed recovery charges based on an approach that is consistent with the method currently in place for calculating Municipal DL obligations. SCE’s Municipal DL tariffs provide for calculation of certain nonbypassable charges based on consumption as metered or estimated. Historically, SCE has administered these tariffs by reaching agreement with the Municipal DL customer or the local municipality serving the Municipal DL customer for the payment of one or more lump sums based on a mutually acceptable estimate of the Municipal DL customer’s nonbypassable cost obligations, including obligations similar to the fixed recovery charges.

In addition, recent amendments to California law require approval of the California commission to the voluntary or involuntary change in ownership of the assets of an electrical or gas corporation to ownership by a public entity. In the financing order, the California commission also commits, in furtherance of the State pledge, in connection with any Commission proceeding to review the municipalization of SCE facilities by an entity that does not set retail rates subject to the California commission, to establish conditions to the approval of such municipalization transaction by the California commission which either (a) establish procedures to ensure that such entity will continue to bill and collect fixed recovery charges from customers and remit such collections to SCE or a new servicer for the bonds or (b) ensure the upfront funding of the fixed recovery charges that would otherwise be paid by customers where rate payment would be affected by the ownership change. See “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—It may be difficult to estimate and accurately collect fixed recovery charges from customers who self-generate and who disconnect from SCE’s grid” and “The Depositor, Seller, Initial Servicer and Sponsor—Municipalization; Municipal Departing Load” in this prospectus.

The Financing Order Establishes the Methodology used to Calculate the Fixed Recovery Charges

The financing order describes the methodology by which the fixed recovery charges will be calculated and adjusted from time to time by the servicer pursuant to true-up advice letters submitted with the California commission as described below. Pursuant to the financing order, the fixed recovery charge will be a per kWh charge assessed against each customer as part of each customer’s regular monthly billing. A different fixed recovery charge will be calculated for each customer class (each, a FRC consumer class), based upon the allocation factor assigned to such class in Marginal Cost and Revenue Allocation Settlement Agreement (allocation factors), as such allocation factors are adjusted for exempted customers (which have no payment responsibility for the fixed recovery charges). The allocations factors, once set at the time of issuance, will remain the same for the life of the bonds, with adjustments for sales changes to collect the revenue requirement

The servicer will determine the fixed recovery charge for each FRC consumer class in the following manner:

•

first, the servicer will determine the amount necessary to provide for the timely payment of scheduled principal of and interest on the bonds and operating expenses payable in connection with the bonds (the periodic payment requirement) for each of the two payment periods (each, a payment period) following the true-up adjustment date (adjustment date). The first payment period is the period from the adjustment date through and including first payment date following the adjustment date (the first payment period); the second payment period is the period from the day after the first payment period through and including second payment date following adjustment date (the second payment period);

•

next, using the most recently available delinquency and write-off experience, the servicer will determine the amount of fixed recovery charges which must be billed during each payment period in order to generate sufficient fixed recovery charges revenues prior to the last day of the calendar month immediately preceding the end of each payment period (collection cut-off date). We refer to this amount as the periodic billing requirement;

•	next, the servicer will allocate the periodic billing requirement for each payment period among each FRC consumer class based on its allocation factor; and

•

finally, the servicer will divide the periodic billing requirement for each payment period by the forecasted consumption of each FRC consumer class to determine the fixed recovery charge for the FRC consumer class for the respective payment period. In making such calculations, the servicer will use the most recently approved consumption forecast data and, if applicable, a pending forecast for any period not covered by the most recently-approved sales forecast.

The above calculations by the servicer will result in two fixed recovery charges for each FRC consumer class, one charge for the first payment period and one charge for the second payment period. The financing order provides that the higher of the two charges for the FRC consumer class will be the fixed recovery charge for that FRC consumer class requested in the true-up adjustment.

The initial allocation factors based on the allocation methodology set forth in the Marginal Cost and Revenue Allocation Settlement Agreement and approved in the financing order are set forth in the table below. These initial allocation factors set forth below are estimated. Under the financing order, the initial allocation factors may be adjusted based on sales adjustments contained in a routine true-up adjustment. In addition, the allocation factors must be adjusted to exclude customers that are exempted from the payment of fixed recovery charges. In accordance with the financing order, costs allocable to these exempted customers (i.e., the CARE and FERA FRC customer classes) will be reallocated to the remaining FRC customer classes on an equal-cents per kWh basis as shown below. In 2022, these exempt customers accounted for approximately 9.5% of total energy deliveries and approximately 27.2% of deliveries to the residential domestic FRC consumer classes. Please read “SCE’s Financing Order—Fixed Recovery Charges— The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” in this prospectus.

FRC Consumer Class	Allocation factors*	Revised allocation factors (excluding CARE/FERA customers)*
Residential Domestic (Non-CARE)	32.53%	35.55%
Res/Dom Income Qualified (FERA)	0.34%	0.00%
Residential Domestic (CARE)	11.40%	0.00%
Small C&I (<20kW)	7.57%	8.54%
Traffic Control	0.10%	0.10%
Medium C&I (20 kW – 200 kW)	17.18%	19.27%
Medium C&I (200 kW – 500 kW)	8.20%	9.44%
Large C&I (Sec) Including Standby Customers	8.55%	9.96%
Large C&I (Pri) Including Standby Customers	5.57%	6.61%
Large C&I (Sub) Including Standby Customers	3.89%	5.29%
Small AG & Pump (< 200 kW)	2.37%	2.68%
Large AG & Pump (> 200 kW)	1.67%	1.94%
Street/Area Lighting	0.63%	0.63%

*	Note: Percentages may not add up due to rounding.

Although the fixed recovery charges payable by each FRC consumer class will differ, any deficiency in the payment of such charges by any class of customers, including write-offs, will be included in determining the periodic payment requirement used in calculating the next “true-up” adjustment for all customers (other than exempted customers). Thus, all customers (other than exempted customers) will be responsible for paying the fixed recovery charges. Please read “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” in this prospectus.

The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge

The financing order requires that the servicer submit with the California commission at least annually, an advice letter (each, an advice letter), applying the true-up methodology described above, to adjust the fixed recovery charges to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement. In addition to the mandatory annual true-up adjustment, the servicer is required to submit semi-annual advice letter to provide an accounting of historical over-collection and under-collection of Fixed Recovery Charges. The financing order permits the servicer to make a semi-annual true-up adjustment in connection with the filing of the semi-annual advice submission if it forecasts that Fixed Recovery Charge collections will be insufficient to make scheduled payments of principal of and interest on the Bonds and other Financing Costs on a timely basis during the current or next succeeding payment period or to replenish any draws upon the capital subaccount. In addition, the servicer is authorized under the financing order to make interim routine adjustments at any time the servicer deems necessary to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement.

In addition, the financing order requires the servicer to implement quarterly true-up adjustments 12 months prior to the last scheduled final payment date of the last maturing tranche of the bonds. Mandatory annual true-up adjustments, semi-annual true-up adjustments, interim true-up adjustments and mandatory quarterly true-up adjustments as described above are referred to as routine true-up adjustments. Each such routine true-up adjustment shall utilize the methodology described above under the heading “—The Financing Order Establishes the Methodology used to Calculate the Fixed Recovery Charges” to determine the fixed recovery charges requested on the next adjustment date.

Routine annual true-up adjustment advice letters, semi-annual true-up adjustment letters, if required, and routine interim true-up adjustment letters must be submitted or filed at least fifty days prior to proposed effective date of the adjustment. In each case, the California commission has committed in the financing order to provide a negative or affirmative response within twenty days of the submission of any routine true-up adjustment letter. Under the financing order, the California commission’s review of any routine true-up adjustment advice letter, and any protest, will be limited solely to determining whether there is any mathematical error in such advice letter. Any required correction of mathematical errors will not delay the effective date of such adjustment and, if such correction cannot be corrected prior to the effective date, such correction will be reflected in the next adjustment request.

The servicer is also authorized under the financing order to seek a non-routine true-up at any time to revise the logic, structure and components of the methodology approved in the financing order to determine the fixed recovery charges. We refer to such an adjustment as a non-routine true-up adjustment. A non-routine true-up adjustment advice letter must be submitted with the California commission at least ninety days prior to the effective date specified therein and will be acted upon by the California commission within sixty days. In connection with a non-routine true-up adjustment, the financing order provides that the energy division of the California commission should prepare a resolution for the California commission’s consideration that adopts, modifies or rejects the changes to the methodology proposed by the servicer. Absent such a resolution of the California commission that adopts, modifies or rejects the change proposed in a non-routine true-up mechanism letter, the servicer may implement such change if the proposed effective date is at least ninety days after the date of submission.

The Initial Fixed Recovery Charges

The initial fixed recovery charges will be determined and approved by the California commission as part of the issuance advice letter process described below. Please read “SCE’s Financing Order—Issuance Advice Letter” in this prospectus. The initial fixed recovery charge is expected to represent approximately 0.4% of the total bill, as of January 1, 2023, received by a 500 kWh residential customer of SCE.

The estimated aggregate initial fixed recovery charge for (1) the recovery bonds offered hereby, (2) the Series 2021-A Bonds, and (3) the Series 2022-A Bonds is expected to represent approximately 0.7% of the total electric bill, as of January 1, 2023, received by a 500 kWh residential consumer of SCE.

The fixed recovery charges will become effective and begin to be billed on the earliest practicable date following the closing, which date will be on the date specified in the issuance advice letter, and will be subject to periodic true-up as described below.

Partial Payments of the Fixed Recovery Charges will be Pro-rated

The financing order provides that, if a customer pays only a portion of its bill, a pro-rata amount of such payment will be allocated to the payment of fixed recovery charges, based on the amount of the fixed recovery charges billed to all charges billed to such customer. The portion owed in respect of fixed recovery charges may be further allocated among different series of recovery bonds, including the bonds, the Series 2021-A Bonds and the Series 2022-A Bonds, issued pursuant to a financing order to SCE by the California commission, based upon the fixed recovery charges billed with respect to each such series of additional recovery bonds. Please read “ —Additional Bonds” in this prospectus.

Issuance Advice Letter

Within one business day after the pricing date of the bonds, SCE is required to submit to the California commission an issuance advice letter, which will:

•	specify the final principal amount of the bonds,

•	identify the recovery property to be sold to us,

•	document the final terms on which the bonds will be issued,

•	show the actual dollar amount of the fixed recovery charges relating to the bonds for each FRC consumer class,

•	set forth the costs of issuance and other financing costs associated with the issuance of the bonds, including the servicing fee and administration fee payable to SCE, and

•	identify us.

The financing order provides that the issuance advice letter will be automatically approved and become effective at noon on the fourth business day after pricing unless before noon on the fourth business day after pricing the California commission issued an order finding that the proposed issuance does not comply with the financing order.

Servicing Agreement

In the financing order, the California commission authorized SCE, as the servicer, to enter into the servicing agreement described under “The Servicing Agreement” in this prospectus. Fixed recovery charges will be collected by SCE from customers as part of its normal collection activities. Fixed recovery charges will be deposited by SCE into the collection account under the terms of the indenture, the series supplement and the servicing agreement. Fixed recovery charge collections received by the servicer will be remitted to the trustee on each business day. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Additional Bonds

We have been organized as a special purpose subsidiary of SCE for the limited purpose of holding recovery property and issuing recovery bonds, including the bonds, secured by recovery property and other collateral pledged to secure such recovery bonds. We have previously issued the Series 2021-A Bonds and the Series 2022-A Bonds.

The Wildfire Financing Law permits SCE, upon receipt of an additional financing order to finance recovery costs through the issuance of additional recovery bonds issued by us or another issuing entity pursuant to a separate financing order and secured by separate recovery property. Our organizational documents, as well as the basic documents, give us the authority and flexibility to issue one or more series of additional recovery bonds authorized by additional financing orders and to acquire additional recovery property which will be pledged to such additional recovery bonds, subject to satisfaction of the rating agency condition. Please read “SCE Recovery Funding LLC, The Issuing Entity” and –“Outstanding Bonds” in this prospectus.

The financing order provides that, in the event additional recovery bonds are issued by us or by another affiliate of SCE, the fixed recovery charges should be allocated ratably between the trustee and other bond trustees for the Series 2021-A Bonds, the Series 2022-A Bonds and each series of additional recovery bonds.

In addition, SCE may seek additional financing orders to recover other costs. Please read “Risk Factors—Other Risks Associated with an Investment in the Bonds—SCE may issue, either through us or other affiliated entities, additional recovery bonds or other bonds secured by additional recovery property or other property that includes a nonbypassable charge on customers, which may cause a delay in the payment of the bonds and potential conflicts of interest among bondholders” in this prospectus. In addition, SCE has covenanted in the sale agreement that it will not sell recovery property or property comparable to the recovery property unless, among other conditions, the rating agency condition is satisfied and until it has entered into an intercreditor agreement described in “Security for the Bonds—Intercreditor Agreement” in this prospectus. Please read “The Sale Agreement—Covenants of the Seller” in this prospectus.

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR

General

SCE will be the depositor, seller and initial servicer of the recovery property securing the bonds, and will be the sponsor of the securitization in which bonds covered by this prospectus are issued.

SCE is an investor-owned public utility, organized under California law, primarily engaged in the business of supplying and delivering electricity through SCE’s electrical infrastructure to an approximately 50,000 square-mile area of southern California, excluding the City of Los Angeles and certain other cities. At December 31, 2022, SCE provided transmission and distribution service of electric power to 5.244 million retail consumers and during the twelve months ended December 31, 2022, SCE’s total operating revenue was derived as follows: 41.9% commercial customers, 39.9% residential customers, 4.0% public authorities, 3.0% industrial customers, 4.0% agricultural and other, and 7.2% other operating revenue. During 2022, exempted customers accounted for 9.5% of SCE’s total electric deliveries and approximately 27.2% of deliveries to the residential domestic FRC consumer classes. SCE is an operating subsidiary of Edison International, a parent holding company based in Rosemead, California. The bonds do not constitute a debt, liability or other legal obligation of SCE or Edison International.

Community Choice Aggregation, Direct Access and Departing Load

Customers within SCE’s service territory may purchase their energy from certain other energy suppliers. In 2002, California Assembly Bill 117 was signed into law, allowing cities and counties to form CCAs. Community choice aggregation is a program that allows cities, counties, other California public agencies and Joint Power Authorities to procure electricity for customers located within the city or county or public agency’s jurisdictional area, including within SCE’s service territory. Customers not wishing to participate must opt out. As of year-end 2022, SCE had twelve CCAs serving customers in its service territory that represent approximately 27% of SCE’s total service load. While one CCA deregistered and exited, two new CCAs implemented and two CCAs expanded in SCE’s service territory in 2022. Based on recent load statistics, SCE anticipates that direct access and CCA load will be approximately 44% of its total service load by the end of 2023. When customers are served by a CCA, SCE continues to be responsible for the transmission and distribution of the electricity, as well as metering and billing and consumers must pay the fixed recovery charges on all electricity consumption.

California law also provides limited opportunities for customers in SCE’s service territory to choose to purchase power directly from an ESP or a Community Aggregator, other than a CCA. A limited, phased-in partial reopening of direct access for nonresidential customers was authorized in 2010, and an additional limited partial reopening of direct access was authorized in 2018. During 2022, an average of 40,517 customers, consuming 12,398,154 MWh of electricity, took service on direct access. Please read “The Depositor, Seller, Initial Servicer and Sponsor—Forecasting Electricity Consumption” in this prospectus. As with the CCAs, when a customer who previously took bundled service from SCE converts to taking procurement service from an ESP or Community Aggregator, SCE remains that customer’s transmission and distribution provider and customers must pay the fixed recovery charges on all electric consumption. When consumers are served by CCA, SCE continues to be responsible for metering and billing of the fixed recovery charges.

Other forms of departing load (DL) include customer generation, and load that departs SCE service entirely to take electricity service from a publicly owned utility or a tribal utility. Please read “ —Municipalization; Municipal Departing Load” in this prospectus.

Another form of departing load includes customer generation. Under current CPUC decisions, DL customers taking NEM service with solar generation are billed on a net-metered basis. Pursuant to the financing order, and in accordance with SCE’s existing tariffs, fixed recovery charges will be imposed only on each kWh of electricity that is imported from the SCE net of exports in each metered interval. Under SCE’s current tariffs,

DL customers who self-generate using generation facilities which do not qualify for NEM but which interconnect to and operate in parallel with SCE’s electric system must also pay the fixed recovery charges based on metered consumption, or if metered consumption is not available, then estimated based on historical load, and also pay the fixed recovery charges on electric service they receive from SCE when the customer’s load is not served by the customer’s generation facility (i.e., in a partial or complete outage of the generation facility).

Under SCE’s existing tariff applicable to customer generation departing load, customers are not subject to a departing load charge in certain circumstances, including when the customer physically disconnects from SCE’s grid, when customers experience changes in usage in the normal course of business, and customers whose load is served from a back-up unit during certain emergency conditions.

Pursuant to the financing order, SCE is required to utilize DL tariffs existing as of the effective date of the financing order to determine the consumption on which fixed recovery charges will be imposed on DL customers. Current departing load tariffs do not apply to customers who disconnect entirely from SCE’s grid. Please read “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—It may be difficult to estimate and accurately collect fixed recovery charges from customers who self-generate and who disconnect from SCE’s grid”.

SCE Retail Consumer Base and Electric Energy Consumption

SCE’s retail consumer base currently consists of thirteen revenue reporting rate classes, referred to herein as FRC consumer classes: Residential Domestic (Non-CARE), Residential Domestic (FERA), Res/Dom Income Qualified (CARE), Small C&I (<20 kW), Medium C&I (20 kW-200 kW), Medium C&I (200 kW-500 kW), Traffic Control, Large C&I (Sec), Large C&I (Pri), Large C&I (Sub), Small Ag & Pump (<200 kW), Large Ag & Pump (>200 kW), Street/Area Lighting. Under the Wildfire Financing Law, the Residential Domestic (FERA) and Res/Dom Income Qualified (CARE) are exempt from paying the fixed recovery charges and the costs associated with these groups is allocated to the remaining FRC consumer classes.

The following tables show the electricity delivered to retail consumers, electric delivery revenues and the average number of retail consumers at distribution voltage for each of the thirteen revenue reporting rate classes for 2022 and each of the four preceding years. There can be no assurances that the retail electricity sales, retail electric revenues and number of retail consumers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.

Electricity Delivered to Retail Consumers, Electric Delivery Revenues and Retail Consumers

Retail Electric Usage (As Measured by Billed GWh Sales) by FRC Consumer Class

and Percentage Composition(1)

FRC Consumer Group	2018		2019		2020		2021		2022
Residential Domestic (Non-CARE)	21,197	25.3%	20,694	25.5%	21,837	26.9%	19,683	24.6%	21,344	25.6%
Traffic Control	59	0.1%	58	0.1%	58	0.1%	55	0.1%	56	0.1%
Small C&I (<20 kW)	5,888	7.0%	5,812	7.2%	5,602	6.9%	5,672	7.1%	5,924	7.1%
Medium C&I (20 kW – 200 kW)	14,311	17.1%	13,934	17.2%	12,966	16.0%	13,140	16.4%	13,822	16.6%
Medium C&I (200 kW – 500 kW)	7,971	9.5%	7,751	9.5%	7,161	8.8%	7,116	8.9%	7,640	9.1%
Large C&I (Sec) including standby customers	8,419	10.1%	8,154	10.0%	7,378	9.1%	7,252	9.1%	7,665	9.2%
Large C&I (Pri) including standby customers	6,059	7.2%	6,044	7.4%	5,787	7.1%	5,889	7.4%	6,132	7.3%
Large C&I (Sub) including standby customers	8,713	10.4%	8,579	10.6%	8,000	9.9%	8,073	10.1%	8,684	10.4%
Small Ag & Pump (< 200 kW)	1,860	2.2%	1,573	1.9%	1,818	2.2%	1,886	2.4%	1,934	2.3%
Large Ag & Pump (≥ 200 kW)	1,417	1.7%	1,350	1.7%	1,474	1.8%	1,458	1.8%	1,766	2.1%
Street & Area Lighting	654	0.8%	603	0.7%	542	0.7%	557	0.7%	582	0.7%
Residential Domestic (CARE)	6,990	8.4%	6,498	8.0%	8,233	10.2%	8,948	11.2%	7,757	9.3%
Residential Domestic (FERA)	140	0.2%	136	0.2%	198	0.2%	227	0.3%	200	0.2%
Totals	83,678	100.0%	81,184	100.0%	81,054	100.0%	79,957	100%	83,507	100%

(1)	Amounts may not recalculate due to rounding.

Revenue by FRC Consumer Class(1)

(dollars in thousands)

FRC Consumer Class	2018	2019	2020	2021	2022
Residential Domestic (Non-CARE)	$4,105,833	$3,837,308	$4,380,117	$4,581,146	$5,640,097
Traffic Control	$10,697	$10,089	$10,829	$12,199	$14,398
Small C&I (<20 kW)	$985,621	$919,475	$925,892	$1,080,321	$1,216,384
Medium C&I (20 kW – 200 kW)	$2,277,883	$2,101,306	$2,087,567	$2,449,310	$2,898,482
Medium C&I (200 kW - 500 kW)	$1,060,124	$975,267	$950,391	$1,109,524	$1,339,340
Large C&I (Sec) including standby customers	$1,007,444	$931,510	$920,560	$1,028,054	$1,211,568
Large C&I (Pri) including standby customers	$619,684	$596,659	$614,445	$737,324	$835,325
Large C&I (Sub) including standby customers	$547,302	$553,088	$561,519	$626,186	$740,579
Small Ag & Pump (< 200 kW)	$262,860	$218,636	$268,191	$314,996	$372,904
Large Ag & Pump (≥ 200 kW)	$159,419	$151,261	$176,327	$203,015	$277,439
Street & Area Lighting	$119,012	$111,334	$111,937	$128,779	$128,421
Residential Domestic (CARE)	$821,686	$730,868	$1,032,711	$1,332,331	$1,291,454
Residential Domestic (FERA)	$23,406	$20,037	$32,784	$42,997	$43,750

	$12,000,969	$11,156,837	$12,073,268	$13,646,184	$16,010,139

(1)	Amounts may not recalculate due to rounding.

Number of Average Metered Retail Electric Consumers(1)

FRC Consumer Class	2018	2019	2020	2021	2022
Residential Domestic (Non-CARE)	3,194,958	3,255,836	3,177,131	3,042,560	3,295,278
Traffic Control	15,956	15,991	16,027	16,057	16,064
Small C&I (<20 kW)	515,148	517,696	520,089	524,033	524,784
Medium C&I (20 kW – 200 kW)	92,984	92,239	90,555	88,066	87,711
Medium C&I (200 kW - 500 kW)	7,826	7,468	7,381	6,975	7,093
Large C&I (Sec) including standby customers	2,510	2,380	2,328	2,215	2,232
Large C&I (Pri) including standby customers	789	763	787	751	757
Large C&I (Sub) including standby customers	241	237	250	248	250
Small Ag & Pump (< 200 kW)	23,576	22,868	23,503	23,403	23,254
Large Ag & Pump (≥ 200 kW)	1,587	1,572	1,588	1,613	1,627
Street & Area Lighting	38,556	38,447	37,878	38,330	38,438
Residential Domestic (CARE)	1,198,414	1,164,229	1,265,297	1,418,783	1,203,042
Residential Domestic (FERA)	19,329	19,607	25,003	29,922	25,979

	5,111,876	5,139,331	5,167,816	5,192,954	5,226,508

(1)	Amounts may not recalculate due to rounding.

Forecasting Electricity Consumption

SCE develops retail electricity sales forecasts at least once a year and does limited updates to reflect bundled load migration and other minor changes more often for regulatory filings. SCE most recently updated its retail sales forecast in December 2022 to incorporate the latest load impact driven by the stronger-than-expected economic recovery post pandemic, and reflect the latest vendor (macroeconomics and demographic) forecast and updated outlooks for distributed energy resources (such as solar photovoltaic, transportation and building electrification, etc.) by incorporating the most recent policy impacts. In addition, SCE updated its bundled forecast in September 2022 for the CPUC in connection with the approval of SCE’s revenue requirement for calendar year 2023. SCE is currently forecasting a decrease in bundled sales of more than 3.5% in calendar year 2023, due largely to CCA departures and other conditions (such as increasing solar PV installations).

SCE develops econometric models to forecast electricity sales for the residential, commercial, industrial, government, and agricultural market segments. These forecasts will be used to calculate the fixed recovery charges for any given period, in order to determine the revenue required to meet the expected sinking fund schedules for the bonds.

For the residential sector, electricity consumption is modeled as a function of electricity prices, cooling and heating degree days, and metro economic output. The commercial sector is modeled as a function of electricity prices, cooling and heating degree days, and regional economic output for SCE’s service territory. Electricity usage for the industrial sector is modeled as a function of cooling degree days and electricity prices. Government electric usage is modeled as a function of cooling degree days, electricity prices, and government employment in SCE’s service territory. Finally, agricultural usage is projected using San Joaquin Valley river runoff from the Eastern Sierra Mountains and regional economic output for SCE’s service territory. Forecasted weather-related drivers assume normal weather conditions. Historically trended weather projections that are based on 15-year averages combined with gradual temperature increases from long-term global climate model outputs are used to create weather drivers such as heating and cooling degree-days, and rainfall are employed in developing the sales forecast.

SCE’s electricity demand forecast models have been in use in their current form for more than five years and have undergone extensive review by the CPUC and the California Energy Commission, respectively. Each year SCE updates these models with the most recent recorded data, and conducts testing to ensure that model statistics meet the highest standards possible.

SCE’s forecast reflects the increase to the existing direct access cap (DA cap) starting in 2021, including partial increases in the DA cap in 2021 and 2022. SCE expects its DA load to continue increasing until reaching a new cap by the end of 2024. As discussed above, SCE has had various CCAs form and become operational, which resulted in departing load starting in May 2015 and continuing. To account for this departing CCA load, SCE will, beginning in 2024, incorporate a probabilistic view that is based on a Monte Carlo simulation to forecast future potential CCA load departure. SCE has incorporated its best estimate of the departing CCA load to this forecast based on the best information SCE had received at the time that this forecast was made. As a result, SCE’s bundled sales growth in the current forecast has been reduced relative to retail sales growth as compared to earlier forecasts.

The table below shows energy forecasts and variances from the forecast for the five years 2018-2022.

Annual Forecast Variance For Ultimate Electric Delivery (GWh)

	2018	2019	2020	2021	2022
Forecast	81,700	80,300	80,200	77,100	77,300
Actual	83,700	81,200	81,100	80,000	83,500
Variance (%)	-2.4%	-1.1%	-1.1%	-3.6%	-7.4%

Variances among the FRC consumer classes, which are used to allocate payment responsibility for the bonds, may differ from the variances shown above, as the classifications relate to distribution voltage only.

Billing and Collections

In 2022, SCE received approximately 82% of total bill payments electronically, through means such as electronic funds transfer, electronic data interchange, direct pay and online and credit card payments. Approximately 15% of bill payments were received via U.S. Mail and the remaining 3% were received through Authorized Payment Agencies (walk in payments).

Bills are due within 19 days after they are issued. If a customer (residential or commercial) does not pay their bill on time, SCE applies a LPC of 0.6% of the past-due balance. For residential, non-CARE customers, SCE mails a 15-day overdue notice and a subsequent 48-hour (Disconnect) notice. SCE makes a reasonable attempt to contact an adult person residing at the customer’s residence at least 24 hours prior to termination of service. For small commercial accounts, a five-day overdue notice is mailed if payment is not received when due and a LPC is charged. A 48-hour disconnect notice is also provided prior to disconnection of service for small commercial customers. All other commercial accounts receive a five-day overdue notice and although not required, these commercial customers may also be provided with a 48-hour disconnect notice prior to disconnection of service.

For residential and non-residential customers, a closing bill including all unpaid amounts is generally issued within three to ten days of service termination. Once the closing bill is issued, a closing bill notice is mailed if the balance remains unpaid 30 days after issuance of the closing bill. If amounts remain outstanding after 60 days, a letter is mailed to customers advising them of a potential placement with credit bureaus. Accounts are placed with credit bureaus at day 90. Under current policies, unpaid closed account balances are written off 365 days after the final bill is issued. The unpaid balance may be referred to a collection agency 185 days after the account closes and remains with the agency for six months.

Generally, service may be disconnected if payment is not received after all notifications have been provided. The California commission adopted certain additional regulations relating to disconnection that would make permanent certain of the provisions of the temporary protections enacted in connection with the COVID-19 pandemic which may extend the time it takes to complete the process of disconnecting customers for nonpayment. Please read “—COVID-19 Customer Protections” below for current measure restricting SCE’s ability to disconnect customers for non-payment.

Before restoring service that has been shut-off for non-payment, SCE has the right to require the payment of the past due amount, a reconnection fee, and a deposit, if applicable.

Credit Policy

Under California law and CPUC regulatory guidelines, SCE is obligated to provide service to electricity customers in its service territory regardless of their creditworthiness.

Certain accounts are secured with deposits or guarantees to reduce losses. Since the vast majority of customers pay their bills within the allotted time, it is not necessary to require deposits from all customers. Specific criteria have been developed for establishing credit. These criteria are based on multiple factors, including prior service, payment history, or external credit score.

In June 2020, the CPUC issued a decision that prohibits investor-owned utilities, such as SCE, from collecting deposits from residential customers for the establishment and reestablishment of service. Therefore, SCE has and will not secure any new residential customer accounts, or those reconnected after June 11, 2020 after a service disconnection for non-payment.

Non-residential customers may establish credit by depositing cash equal to twice the highest monthly electric charge or furnishing a satisfactory guarantor, or other credit support such as a surety bond, a certificate of deposit or an irrevocable letter of credit.

SCE may change its credit and collections policies from time to time.

COVID-19 Customer Protections

In December 2019, a novel strain of coronavirus (“COVID-19”) was reported to have surfaced in Wuhan, China, resulting in significant disruptions to manufacturing, supply chain, markets, and travel world-wide. On

January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the COVID-19 outbreak a public health emergency of international concern and on March 12, 2020, announced the outbreak was a pandemic. On April 16, 2020, the CPUC approved a resolution requiring utilities to extend this disconnection moratorium through April 16, 2021. The resolution also authorizes utilities to establish memorandum accounts to track incremental costs associated with complying with the resolution. On June 11, 2020, the CPUC issued a final decision that permanently eliminated deposit requirements for residential consumers. On February 11, 2021, the CPUC approved a resolution extending the moratorium on service disconnections for residential and small business consumers to June 30, 2021.

In addition, on April 19, 2021, the California commission issued a final decision to implement a temporary moratorium on service disconnection for medium and large commercial and industrial consumers through June 30, 2021. The moratorium on service disconnections ended on September 30, 2021. SCE resumed non-residential service disconnections in the third quarter of 2022 and resumed residential service disconnections in the fourth quarter of 2022.

Loss Experience

The following table sets forth information relating to SCE’s annual net write-offs as a percentage of billed revenue for its retail customers for the five years ending December 31, 2018 through 2022:

Net Write-Offs as a Percentage of Billed Revenues (dollars in thousands)

	2018	2019	2020	2021	2022
Billed Electric Revenues ($000)	$12,000,969	$11,156,837	$12,073,268	$13,646,184	$16,010,139
Net Write-Offs ($000)	$21,307	$18,062	$15,882	$6,574	$56,553
Percentage of Billed Revenue*	0.18%	0.16%	0.13%	0.05%	0.35%

*	Revenue included in calculation of ratio does not include CCA revenue.

Days Sales Outstanding

The following table sets forth information relating to the average number of days retail customer electricity bills remained outstanding for the five years ending December 31, 2018 through 2022:

Average Days Sales Outstanding

	2018	2019	2020	2021	2022
Average Days Sales Outstanding	17.2	16.4	22.3	36.8	42.9

Delinquencies

The following table sets forth information relating to the delinquencies as a percentage of total billed revenues for all classes of customers on December 31st of years 2018 to 2022. Payments are aged when the following month’s bill is rendered.

Delinquencies as a Percentage of Total Billed Revenues*

	2018	2019	2020	2021	2022
20-30 days	0.47%	0.60%	0.90%	0.91%	0.63%
31- 60 days	0.50%	0.60%	0.90%	0.92%	1.01%
61 -90 days	0.15%	0.19%	0.74%	0.89%	0.74%
91+ days	0.25%	0.33%	2.00%	4.62%	5.89%
Total	1.36%	1.71%	4.54%	7.34%	8.27%

*	Percentages may not add up due to rounding.

Municipalization; Municipal Departing Load

California law may authorize certain local municipalities to seek to acquire portions of SCE’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems and serve customers with those facilities. Additionally, local municipalities may extend their own facilities to take over service of customers located within their jurisdictional areas which overlap with SCE’s service territory. Moreover, tribal governments may operate their own utilities and, from time to time, may assert the right to acquire SCE’s facilities located within the borders of tribal land through the power of eminent domain. These circumstances involve what is referred to in the tariffs as Municipal DL, where the affected customers are no longer interconnected with SCE’s electric facilities. As the date of this prospectus, we are not aware of any local municipality or tribe which is actively seeking to acquire, or have expressed an interest in acquiring, portions of SCE’s electric distribution system. Please read “Risk Factors—Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—It may be difficult to estimate and accurately collect fixed recovery charges from customers who self-generate and who disconnect from SCE’s grid”.

The Wildfire Financing Law provides that the fixed recovery charges must be paid by all existing and future customers, except exempted customers, within SCE’s service territory as it existed as of the date of the financing order. The financing order provides that consumers that no longer take transmission and distribution retail service or that depart or reduce SCE service after the date of the financing order, or that meet relevant criteria in the applicable departing load tariff, will be treated as DL customers using applicable tariffs for DL customers, will be subject to pay the fixed recovery charges, and shall pay the fixed recovery charges using an approach that is consistent with the method currently in place for calculation of Municipal DL obligations. SCE’s Municipal DL tariffs provide for calculation of certain nonbypassable charges based on consumption as metered or estimated. Historically, SCE has administered these tariffs by reaching agreement with the Municipal DL customer or the local municipality serving the Municipal DL customer for the payment of one or more lump sums based on a mutually acceptable estimate of the Municipal DL customer’s nonbypassable cost obligations, including the fixed recovery charges. If such agreements relating to Municipal DL are, however, reached, the payments allocable to the fixed recovery charges will constitute recovery property.

The Wildfire Financing Law also specifies that any successor to an electrical corporation shall perform and satisfy all obligations of the electrical corporation pursuant to the Wildfire Financing Law, including collecting and paying to the bondholders revenues arising with respect to the recovery property. In the servicing agreement, SCE will covenant to assert in an appropriate forum that any municipality that acquires any portion of SCE’s electric distribution facilities must be treated as a successor to SCE under the Wildfire Financing Law and the financing order and that retail customers in such municipalities remain responsible for payment of fixed recovery charges.

In the financing order, the California commission has committed, in furtherance of its statutory obligation under Section 850.1(b) and the State pledge, in connection with any Commission proceeding to review the municipalization of SCE facilities by an entity that does not set retail rates subject to the California commission, to establish conditions to the approval of such municipalization transaction by the California commission which either (a) establish procedures to ensure that such entity will continue to bill and collect fixed recovery charges from customers and remit such collections to SCE or a new servicer for the bonds or (b) ensure the upfront funding of the fixed recovery charges that would otherwise be paid by customers where rate payment would be affected by the ownership change. Any such upfront funding would constitute recovery property pledged to the payment of the recovery bonds.

Successors

California law also provides the merger, acquisition or control of SCE, either directly or indirectly, by any person or corporation must be approved by the California commission. The Wildfire Financing Law specifies that any successor to an electrical corporation shall perform and satisfy all obligations of the electrical corporation pursuant to the Wildfire Financing Law, including collecting and paying to the bondholders revenues arising with respect to the recovery property. Further, the financing order states that it is binding on SCE and any successor to SCE that provides electric distribution service directly to consumers of electricity within SCE’s service territory. In the servicing agreement, SCE has covenanted to assert in an appropriate forum that any person or corporation that merges with, acquires or controls SCE directly or indirectly must be treated as a successor to SCE under the Wildfire Financing Law and the financing order and that customers remain responsible for payment of fixed recovery charges.

Prior Securitizations

SCE has previously served as sponsor and servicer in the issuance of $2,463,000,000 original aggregate principal amount of rate reduction certificates by the California Infrastructure and Economic Development Bank, issued on December 11, 1997 (the 1997 rate reduction certificates), issued to permit SCE to recover certain stranded costs associated with the restructuring of the electric utility industry in California. In addition, SCE currently serves as servicer in respect of the Series 2021-A Bonds and the Series 2022-A Bonds, with respect to which the servicing obligations imposed on SCE are identical to those imposed with respect to the bonds.

Where to Find Information About SCE

SCE files periodic reports with the SEC as required by the Exchange Act. SCE makes available at www.edisoninvestor.com: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as soon as reasonably practicable after SCE electronically files such material with, or furnishes it to, the SEC. Such reports are also available on the SEC’s website at http://www.sec.gov. No information contained on that website (other than the materials specifically incorporated by reference herein) constitutes part of this prospectus related to the bonds.

SCE RECOVERY FUNDING LLC, THE ISSUING ENTITY

We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member, SCE, and the filing of a certificate of formation with the Secretary of the State of Delaware. We were formed on September 10, 2020.

We have been organized as a special purpose subsidiary of SCE for the limited purpose of holding recovery property and issuing recovery bonds, including the bonds, secured by recovery property and other collateral pledged to secure such recovery bonds.

On February 24, 2021, we issued the Series 2021-A Bonds, which was our first issuance of recovery bonds. On February 15, 2022, we issued the Series 2022-A Bonds, which was our second issuance of recovery bonds. The Series 2021-A Bonds and the Series 2022-A Bonds were each issued pursuant to a separate financing order, and are each secured by separate recovery property and by a separate indenture and separate bond collateral, including a separate capital contribution, than the bonds. The Series 2021-A Bondholders and the Series 2022-A Bondholders have no recourse to the recovery property securing the bonds and have no claim against us if revenue from the fixed recovery charges and funds on deposit in the trust accounts with respect to the Series 2021-A Bonds or the Series 2022-A Bonds, as the case may be, are insufficient to pay such bonds in full.

Our organizational documents, as well as the basic documents supporting the bonds, give us the authority and flexibility to issue additional recovery bonds authorized by additional financing orders and to acquire recovery property created by such additional financing orders, which will be pledged solely to the payment of such additional recovery bonds, subject to satisfaction of the rating agency condition. As a result, we may acquire additional recovery property and issue one or more series of additional recovery bonds that are supported by such additional and separate recovery property or other collateral to finance the recovery costs approved by an additional financing order. Please read “Security for the Bonds—Issuance of Additional Recovery Bonds” and “—Allocations as Between Series of Recovery Bonds” in this prospectus.

Our limited liability company agreement restricts us from engaging in activities other than those described in this section. We do not have any employees, but we will pay our member for out-of-pocket expenses incurred by the member in connection with its services to us in accordance with our limited liability company agreement. We have summarized selected provisions of our limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

On the date of issuance of the bonds, the capital subaccount securing the bonds will be funded at a level equal to 0.50% of the initial aggregate principal amount of the bonds issued or such other amount as may allow the bonds to achieve the desired security rating and treat the bonds as debt under applicable guidance issued by the Internal Revenue Service, which we also refer to as the IRS.

At the time of the issuance of the bonds, our assets available to secure the bonds will consist primarily of the recovery property and the other collateral held pursuant to the indenture and the series supplement securing the Series 2021-A Bonds, the recovery property and the other collateral held the pursuant to the indenture and the series supplement securing the Series 2022-A Bonds, and the recovery property and other collateral held under the indenture and the series supplement for the bonds. The recovery property and other collateral securing the Series 2021-A Bonds and the Series 2022-A Bonds will not secure the bonds, and the recovery property and other collateral securing the bonds will not secure the Series 2021-A Bonds or the Series 2022-A Bonds.

Neither we nor the depositor is an asset-backed issuer and the bonds are not asset-backed securities as such terms are defined by the SEC in governing regulations Item 1101 of Regulation AB. However, we are filing offering documents and plan to file with the SEC required periodic and current reports related to the bonds consistent with the disclosure and reporting regime established in Regulation AB and will also post those periodic and current reports at the website set forth above. Please read “Description of the Bonds—SEC Filings; Website Disclosure” in this prospectus.

Restricted Purpose

We have been created for the sole purpose of:

•	purchasing, owning, administering and servicing the recovery property, and any recovery property created by an additional financing order, and the other collateral;

•	issuing recovery bonds, including the Series 2021-A Bonds, the Series 2022-A Bonds, the bonds and one or more series of additional recovery bonds;

•	making payment on the Series 2021-A Bonds, the Series 2022-A Bonds, the bonds and any series of additional recovery bonds;

•	distributing amounts released to us;

•	managing, selling, assigning, pledging, collecting amounts due on, or otherwise dealing with the recovery property and the other bond collateral and related assets;

•	negotiating, executing, assuming and performing our obligations under the basic documents;

•

pledging our interest in recovery property and other collateral to a trustee under one or more indentures and one or more series supplements in order to secure a series of recovery bonds, including the Series 2021-A Bonds, the Series 2022-A Bonds, the bonds and any additional recovery bonds; and

•	performing other activities that are necessary, suitable or convenient to accomplish these purposes.

Our limited liability company agreement does not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the bonds and any additional recovery bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in our limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent manager(s). Our limited liability company agreement and the indenture will prohibit us from issuing any recovery bonds (as such term is defined in the Wildfire Financing Law), other than the bonds that we will offer pursuant to this prospectus and any additional recovery bonds issued by us pursuant to a separate financing order and secured by separate recovery property. Please read “Security for the Bonds—Issuance of Additional Recovery Bonds” and “—Allocations as Between Series of Recovery Bonds” in this prospectus.

Our Relationship with SCE

On the issue date for the bonds, SCE will sell recovery property to us pursuant to a sale agreement between us and SCE. SCE will service the recovery property pursuant to a servicing agreement between us and SCE and will provide administrative services to us pursuant to an administration agreement between us and SCE.

Our Management

Pursuant to our limited liability company agreement, our business will be managed by three or more managers, at least one of whom will be an independent manager, in each case appointed from time to time by SCE or, in the event that SCE transfers its interest in us, by our owner or owners. Following the initial issuance of bonds, we will have at least one independent manager, who among other things, must be a natural person who, for the five-year period prior to his or her appointment as an independent manager has not been and during the continuation of his or her service as independent manager is not:

•

Our employee, director, stockholder, manager, partner, agent, consultant, attorney, accountant, advisor or officer or an employee, director, manager, stockholder, partner, agent, consultant, attorney, accountant, advisor or officer of any of our affiliates, other than his or her service as independent manager;

•

Our creditor or supplier, or a creditor, service provider or supplier of any of its affiliates, except that an independent manager may be an employee of a supplier of corporate related services to us or any of our affiliates; or

•	Any member of the immediate family of a person described in either of the above bullets.

SCE, as our sole member, appointed the independent managers prior to the issuance of the bonds. None of our managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K. None of our managers or officers beneficially own any equity interest in us.

The following is a list of our managers as of the date of this prospectus:

Name	Age	Title	Background
Aaron D. Moss	51	Manager	Senior Vice President and Chief Financial Officer, SCE. From October 2017 to July 2021, Aaron was Vice President and Controller of SCE and its parent holding company, Edison International. In July 2021, Aaron became Vice President and Controller of only Edison International and in April 2022, Aaron was promoted to Senior Vice President and Chief Financial Officer.

Natalia Woodward	54	Manager	Vice President and Treasurer, SCE. From March 2015 to February 2016, Natalia Woodward was Director of Risk Management. She returned to SCE in October 2016 as Director of Financial Planning & Analysis and in October 2019, Natalia was promoted to Vice President & Treasurer.

Sean L. Emerick	57	Independent Manager	Director, Special Services, CT Corporation System. From 2007 to 2011, Sean was the Vice President and General Manager of NRAI Corporate Services. From 2011 to 2014 he was Regional Service Manager, Special Services for CT Corporation. Sean has been a Director, Special Services for CT Corporation from 2014 to present.

Manager Fees and Limitation on Liabilities

We will pay the annual fees of the independent manager from our revenues and will reimburse them for reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, consultants and affiliates that the independent manager may employ in connection with the exercise and performance of his or her rights and duties under our limited liability company agreement. In the event that one or more series of additional recovery bonds is issued, independent manager fees and other operating expenses payable by us on a payment date will be assessed to each series on a pro rata basis, based upon the respective outstanding principal amounts of each series.

Our limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities. Our limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. We will not indemnify the manager for any judgment, penalty, fine or other expense directly caused by their fraud, gross negligence or willful misconduct or, in the case of an Independent Manager, bad faith or willful misconduct. In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described under “Security for the Bonds—How Funds in the Collection Account will be Allocated” in this prospectus.

We Are a Separate and Distinct Legal Entity from SCE

Under our limited liability company agreement, we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of our member and the affirmative vote of all of our managers, including the independent manager(s). SCE has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code. Our limited liability company agreement requires us, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain our existence separate from SCE including:

•	taking all necessary steps to continue our identity as a separate legal entity;

•	making it apparent to third persons that we are an entity with assets and liabilities distinct from those of SCE, other affiliates of SCE, the managers or any other person; and

•	making it apparent to third persons that, except for federal and certain other tax purposes, we are not a division of SCE or any of its affiliated entities or any other person.

Administration Agreement

SCE will, pursuant to an administration agreement between SCE and us, provide administrative services to us, including services relating to the preparation of required filings with the SEC with respect to the bonds, any financial statements or tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay SCE a fixed fee of $50,000 per annum, payable in installments of $25,000 on each payment date for performing these services, plus out of pocket expenses, provided that the first payment may be adjusted for a longer or shorter first payment period.    Pursuant to separate administration agreements executed in connection with the Series 2021-A Bonds and the Series 2022-A Bonds, SCE has agreed to provide similar administrative services to us in respect to the Series 2021-A Bonds and the Series 2022-A Bonds. We may amend the administration agreement between SCE and us that relates to the bonds offered hereby such that SCE will provide administrative services to us with respect to additional recovery bonds issued in connection with an additional financing order.

DESCRIPTION OF THE BONDS

General

We have summarized below selected provisions of the indenture and the bonds. A form of the indenture and series supplement are filed as exhibits to the registration statement of which this prospectus forms a part. Please read “Where You Can Find More Information” in this prospectus.

The bonds are not a debt, liability or other obligation of the State of California, the California commission or of any political subdivision, governmental agency, authority or instrumentality of the State or California and do not represent an interest in or legal obligation of SCE or any of its affiliates, other than us. Neither SCE nor any of its affiliates will guarantee or insure the bonds. The financing order authorizing the issuance of the bonds does not constitute a pledge of the full faith and credit of the State of California or of any of its political subdivisions. The issuance of the bonds under the Wildfire Financing Law will not directly, indirectly or contingently obligate the State of California or any of its political subdivisions to levy or to pledge any form of taxation for the bonds or to make any appropriation for their payment.

We will issue the bonds and secure their payment under an indenture that we will enter into with The Bank of New York Mellon Trust Company, N.A., as trustee, referred to in this prospectus as the trustee. We will issue the bonds in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, except that we may issue one bond in each tranche in a smaller denomination. The initial principal balance, scheduled final payment date, final maturity date and interest rate for each tranche of the bonds are stated in the table below:

Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	9.59	$425,000,000	6/15/2040	6/15/2042	4.697%
A-2	21.19	$350,419,000	12/15/2047	12/15/2049	5.112%

*	Principal amounts are approximate and subject to change.

The scheduled final payment date for each tranche of the bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected sinking fund schedule for that tranche. The final maturity date for each tranche of bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding bonds of that tranche. The failure to pay principal of any tranche of bonds by the final maturity date for that tranche is an event of default, but the failure to pay principal of any tranche of bonds by the respective scheduled final payment date will not be an event of default. Please read “ —Interest Payments” and “ —Principal Payments” and “ —Events of Default; Rights Upon Event of Default” in this prospectus.

Payment and Record Dates and Payment Sources

Beginning December 15, 2023, we will make payments of principal and interest on the bonds semi-annually on June 15 and December 15 of each year, or, if that day is not a business day, the following business day (each, a payment date). So long as the bonds are in book-entry form, on each payment date, we will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to herein as the record date. If we issue certificated bonds to beneficial owners of the bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, we will pay amounts on outstanding bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Security for the Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus. These available amounts, which will include amounts collected by the servicer for us with respect to the fixed recovery charges, are described in greater detail under “Security for the Bonds—How Funds in the Collection Account will be Allocated” and “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Interest Payments

Interest on each tranche of bonds will accrue from and including the issue date to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the bonds have been paid in full, at the interest rate indicated on the cover of this prospectus and in the table above. Each of those periods is referred to as an interest accrual period. We will calculate interest on tranches of the bonds on the basis of a 360-day year of twelve 30-day months.

On each payment date, we will pay interest on each tranche of the bonds equal to the following amounts:

•	if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•

accrued interest on the principal balance of each tranche of the bonds as of the close of business on the preceding payment date (or with respect to the initial payment date, the date of the original issuance of the bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the bonds before we pay principal on the bonds. Interest payments will be made from collections of fixed recovery charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount.

If there is a shortfall in the amounts available in the collection account to make interest payments on the bonds, the trustee will distribute interest pro rata to each tranche of bonds based on the amount of interest payable on each such outstanding tranche. Please read “Security for the Bonds—How Funds in the Collection Account will be Allocated” in this prospectus.

Principal Payments

On each payment date, we will pay principal of the bonds to the bondholders equal to the sum, without duplication, of:

•	the unpaid principal amount of any bond whose final maturity date is on that payment date, plus

•	the unpaid principal amount of any bond upon acceleration following an event of default relating to the bonds, plus

•	any overdue payments of principal, plus

•	any unpaid and previously scheduled payments of principal, plus

•	the principal scheduled to be paid on any bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of our fees and expenses and after payment of interest as described above under “ —Interest Payments” in this prospectus. If the trustee receives insufficient collections of fixed recovery charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of any tranche of bonds may be payable later than expected. Please read “Risk Factors—Other Risks Associated with an Investment in the Bonds” in this prospectus. To the extent funds are so available, we will make scheduled payments of principal of the bonds in the following order:

(1)	to the holders of the tranche A-1 bonds, until the principal balance of that tranche has been reduced to zero, and

(2)	to the holders of the tranche A-2 bonds, until the principal balance of that tranche has been reduced to zero.

However, on any payment date, unless an event of default has occurred and is continuing and the bonds have been declared due and payable, the trustee will make principal payments on the bonds only until the outstanding principal balances of those bonds have been reduced to the principal balances specified in the applicable expected sinking fund schedule for that payment date. Accordingly, principal of the bonds may be paid later, but not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration. The entire unpaid principal balance of each tranche of the bonds will be due and payable on the final maturity date for that tranche. The failure to make a scheduled payment of principal on the bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance of any tranche upon the final maturity date for such tranche.

Unless the bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.

If an event of default (other than a breach by the State of California of the State pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the bonds then outstanding may declare the bonds to be immediately due and payable, in which event the entire unpaid principal amount of the bonds will become due and payable. Please read “ —Events of Default; Rights Upon Event of Default” in this prospectus. However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read “Risk Factors—Risks Associated With the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in this prospectus.

If there is a shortfall in the amounts available to make principal payments on the bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the bonds that are scheduled to be paid, the trustee will distribute principal from the collection account pro rata to each tranche of bonds based on the principal amount then scheduled to be paid on the payment date.

The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date. Similarly, the outstanding principal balance per tranche schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the bonds from the issuance date to the scheduled final payment date.

EXPECTED SINKING FUND SCHEDULE

Semi-Annual Payment Date	Tranche A-1	Tranche A-2
12/15/2023	$15,402,325	$—
6/15/2024	$8,656,477	$—
12/15/2024	$8,859,774	$—
6/15/2025	$9,067,846	$—
12/15/2025	$9,280,805	$—
6/15/2026	$9,498,764	$—
12/15/2026	$9,721,842	$—

Semi-Annual Payment Date	Tranche A-1	Tranche A-2
6/15/2027	$9,950,160	$—
12/15/2027	$10,183,840	$—
6/15/2028	$10,423,006	$—
12/15/2028	$10,667,792	$—
6/15/2029	$10,918,324	$—
12/15/2029	$11,174,741	$—
6/15/2030	$11,437,180	$—
12/15/2030	$11,705,782	$—
6/15/2031	$11,980,693	$—
12/15/2031	$12,262,059	$—
6/15/2032	$12,550,033	$—
12/15/2032	$12,844,771	$—
6/15/2033	$13,146,431	$—
12/15/2033	$13,455,174	$—
6/15/2034	$13,771,169	$—
12/15/2034	$14,094,585	$—
6/15/2035	$14,425,596	$—
12/15/2035	$14,764,382	$—
6/15/2036	$15,111,123	$—
12/15/2036	$15,466,008	$—
6/15/2037	$15,829,227	$—
12/15/2037	$16,200,976	$—
6/15/2038	$16,581,456	$—
12/15/2038	$16,970,872	$—
6/15/2039	$17,369,432	$—
12/15/2039	$17,777,354	$—
6/15/2040	$3,450,001	$14,744,854
12/15/2040	$—	$18,652,757
6/15/2041	$—	$19,129,521
12/15/2041	$—	$19,618,472
6/15/2042	$—	$20,119,919
12/15/2042	$—	$20,634,185
6/15/2043	$—	$21,161,595
12/15/2043	$—	$21,702,485
6/15/2044	$—	$22,257,201
12/15/2044	$—	$22,826,095
6/15/2045	$—	$23,409,529
12/15/2045	$—	$24,007,877
6/15/2046	$—	$24,621,519
12/15/2046	$—	$25,250,845
6/15/2047	$—	$25,896,256
12/15/2047	$—	$26,385,890
Total Payments	$425,000,000	$350,419,000

We cannot assure you that the principal balance of any tranche of the bonds will be reduced at the rate indicated in the table above. The actual reduction in tranche principal balances may occur more slowly. The actual reduction in tranche principal balances will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The bonds will not be in default if principal is not paid as specified in the schedule above unless the principal of any tranche is not paid in full on or before the final maturity date of that tranche.

EXPECTED OUTSTANDING PRINCIPAL BALANCE PER TRANCHE

Semi-Annual Payment Date	Tranche A-1	Tranche A-2
Closing Date	$425,000,000	$350,419,000
12/15/2023	$409,597,675	$350,419,000
6/15/2024	$400,941,198	$350,419,000
12/15/2024	$392,081,424	$350,419,000
6/15/2025	$383,013,578	$350,419,000
12/15/2025	$373,732,773	$350,419,000
6/15/2026	$364,234,009	$350,419,000
12/15/2026	$354,512,167	$350,419,000
6/15/2027	$344,562,007	$350,419,000
12/15/2027	$334,378,167	$350,419,000
6/15/2028	$323,955,161	$350,419,000
12/15/2028	$313,287,369	$350,419,000
6/15/2029	$302,369,045	$350,419,000
12/15/2029	$291,194,304	$350,419,000
6/15/2030	$279,757,124	$350,419,000
12/15/2030	$268,051,342	$350,419,000
6/15/2031	$256,070,649	$350,419,000
12/15/2031	$243,808,590	$350,419,000
6/15/2032	$231,258,557	$350,419,000
12/15/2032	$218,413,786	$350,419,000
6/15/2033	$205,267,355	$350,419,000
12/15/2033	$191,812,181	$350,419,000
6/15/2034	$178,041,012	$350,419,000
12/15/2034	$163,946,427	$350,419,000
6/15/2035	$149,520,831	$350,419,000
12/15/2035	$134,756,449	$350,419,000
6/15/2036	$119,645,326	$350,419,000
12/15/2036	$104,179,318	$350,419,000
6/15/2037	$88,350,091	$350,419,000
12/15/2037	$72,149,115	$350,419,000
6/15/2038	$55,567,659	$350,419,000
12/15/2038	$38,596,787	$350,419,000
6/15/2039	$21,227,355	$350,419,000
12/15/2039	$3,450,001	$350,419,000
6/15/2040	$—	$335,674,146
12/15/2040	$—	$317,021,389
6/15/2041	$—	$297,891,868
12/15/2041	$—	$278,273,396
6/15/2042	$—	$258,153,477
12/15/2042	$—	$237,519,292
6/15/2043	$—	$216,357,697
12/15/2043	$—	$194,655,212
6/15/2044	$—	$172,398,011
12/15/2044	$—	$149,571,916
6/15/2045	$—	$126,162,387
12/15/2045	$—	$102,154,510
6/15/2046	$—	$77,532,991
12/15/2046	$—	$52,282,146
6/15/2047	$—	$26,385,890
12/15/2047	$—	$—

On each payment date, the trustee will make principal payments to the extent the principal balance of each tranche of the bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest.

Distribution Following Acceleration

Upon an acceleration of the maturity of the bonds, the total outstanding principal balance of and interest accrued on the bonds will be payable, without regard to tranche. Although principal will be due and payable upon acceleration, the nature of our business will result in principal being paid as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in this prospectus.

Optional Redemption

We may not voluntarily redeem any tranche of the bonds.

Payments on the Bonds

The trustee will pay on each payment date to the holders of each tranche of bonds, to the extent of available funds in the collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any bonds to the holders of record of the bonds of the applicable tranche on the record date for that payment date. The trustee will make the final payment for each tranche of bonds, however, only upon presentation and surrender of the bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will send notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.

The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in fixed recovery charges received) will result in an event of default for the bonds unless such failure is cured within five business days. Please read “ —Events of Default; Rights Upon Event of Default” in this prospectus. Any interest not paid when due (plus interest on the defaulted interest at the applicable interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the trustee is to make such special payment (a special payment date). We will fix any special record date and special payment date. At least 10 days before any special record date, the trustee will send to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.

The entire unpaid principal amount of the bonds will be due and payable:

•	on the final maturity date, or

•

if an event of default under the indenture occurs and is continuing and the trustee or the holders of a majority in principal amount of the bonds have declared the bonds to be immediately due and payable.

However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property securing the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in this prospectus.

At the time, if any, we issue the bonds in the form of definitive bonds and not to DTC or its nominee, the trustee will make payments with respect to that tranche on a payment date or a special payment date by wire transfer to each holder of a definitive bond of the tranche of record on the applicable record date to an account maintained by the payee.

If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.

Fees and Expenses

As set forth in the table below, the issuing entity is obligated to pay fees to the servicer, the trustee, its independent manager and SCE as administrator. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Fixed recovery charge collections and investment earnings.	$387,710 per annum (so long as servicer is SCE or an affiliate), plus out of pocket expenses

Trustee	Fixed recovery charge collections and investment earnings.	$5,000 per annum plus expenses

Independent Manager	Fixed recovery charge collections and investment earnings.	$2,500 per annum plus expenses

Administrator	Fixed recovery charge collections and investment earnings.	$50,000 per annum plus out of pocket expenses

The annual servicing fee for the bonds payable to any other servicer not affiliated with SCE must be approved by the California commission. The California commission will not approve the appointment of a successor servicer unless the rating agency condition for the bonds is satisfied.

Weighted Average Life and Yield Considerations for the Bonds

The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected fixed recovery charges by the trustee and the statutory true-up mechanism. The aggregate amount of collected fixed recovery charges and the rate of principal amortization on the bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The fixed recovery charges are required to be adjusted from time to time based in part on the actual rate of collected fixed recovery charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the fixed recovery charges that will cause collected fixed recovery charges to be received at any particular rate. Please read “Risk Factors—Servicing Risks—Inaccurate consumption or collection forecasting might reduce scheduled payments on the bonds” and “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” in this prospectus.

The bonds may be retired later than expected. Except in the event of an acceleration of the final payment date of the bonds after an event of default, however, the bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for each tranche of the bonds even if the receipt of collected fixed recovery charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the bonds in accordance with the applicable expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment.

Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the bonds is received in later years, the bonds may have a longer weighted average life.

Weighted Average Life Sensitivity

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of bonds, the aggregate amount of each interest payment on each tranche of bonds and the actual final payment date of each tranche of bonds will depend on the timing of the servicer’s receipt of fixed recovery charges from customers and ESPs. Changes in the expected weighted average lives of the tranches of the bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below.

	Expected Weighted Average Life (Years)	Weighted Average Life Sensitivity
		-5% (2.92 Standard Deviations from Mean)		-15% (6.61 Standard Deviations from Mean)
Tranche		WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	9.59	9.59	0	9.59	1
A-2	21.19	21.19	0	21.19	0

*	Number is rounded to whole days

Assumptions

For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) in relation to the initial forecast, the forecast error stays constant over the life of the bonds and is equal to an overestimate of electricity consumption of 5% (2.92 standard deviations from mean) or 15% (6.61 standard deviations from mean), (ii) the servicer makes timely and accurate filings to true-up the fixed recovery charges annually, (iii) customer write-off rates are held constant at 0.36% for all FRC consumer classes, (iv) customers remit all fixed recovery charges 42.86 days after such charges are billed, (v) operating expenses are equal to projections, (vi) there is no acceleration of the final maturity date of the bonds, (vii) a permanent loss of all customers has not occurred, and (viii) the issuance date of the bonds is April 27, 2023. There can be no assurance that the weighted average lives of the bonds will be as shown.

Bonds Will Be Issued in Book-Entry Form

The bonds will be available to investors only in the form of book-entry bonds. You may hold your bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe. You may hold your bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.

The Role of DTC, Clearstream and Euroclear

Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream consumers and Euroclear participants, respectively, through consumers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in consumers’ securities accounts in the depositaries’ names on the books of DTC.

The Function of DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participants, either directly or indirectly (indirect participants). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

The Function of Clearstream

Clearstream holds securities for its consumers and facilitates the clearance and settlement of securities transactions between Clearstream consumers through electronic book-entry changes in accounts of Clearstream consumers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its consumers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s consumers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the bonds. Clearstream’s U.S. consumers are limited to securities brokers and dealers and banks. Clearstream has consumers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

The Function of Euroclear

The Euroclear System was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank SA/NV. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Terms and Conditions of Euroclear

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Terms and Conditions). These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Rules for Transfers Among DTC, Clearstream or Euroclear Participants

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream consumers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream consumers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream consumers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream consumer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream consumer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC Will Be the Holder of the Bonds

Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, bonds may do so only through direct participants and indirect participants. In addition, bondholders will receive all payments of principal of and interest on the bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize bondholders as bondholders, as that term is used in the indenture, and bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the bonds and is required to receive and transmit payments of principal and interest on the bonds. Direct participants and indirect participants with whom bondholders have accounts with respect to the bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess bonds, bondholders will receive payments and will be able to transfer their interests.

Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those bonds.

DTC has advised us that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Except as required by law, none of any underwriter, the servicer, SCE, the trustee, us or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

How Bond Payments Will Be Credited by Clearstream and Euroclear

Payments with respect to bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream consumers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream consumer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

Definitive Bonds

We will issue bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) us advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry bonds and that we are unable to locate a recovery successor, (2) our electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of bonds aggregating not less than a majority of the aggregate outstanding principal amount of the bonds maintained as book-entry bonds advising us, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive bonds, the bonds evidenced by such definitive bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.

Upon surrender by DTC of the definitive securities representing the bonds and instructions for registration, the issuing entity will sign and the trustee will authenticate and deliver the bonds in the form of definitive bonds, and thereafter the trustee will recognize the registered holders of the definitive bonds as bondholders under the indenture.

The trustee will make payment of principal of and interest on the bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture. The trustee will make interest payments and principal payments to bondholders in whose names the definitive bonds were registered at the close of business on the related record date. The trustee will make payments by wire transfer to the bondholder as described in the indenture or in such other manner as may be provided in the series supplement. The trustee will make the final payment on any bond (whether definitive bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access of Bondholders

Upon written request of any bondholder or group of bondholders of bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.

The indenture does not provide for any annual or other meetings of bondholders.

Reports to Bondholders

On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to any tranche of bonds, the servicer will deliver to the trustee, and the trustee will make available on its website (currently located at https://gctinvestorreporting.bnymellon.com), a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:

•	the amount of the payment to bondholders allocable to (1) principal and (2) interest,

•	the aggregate outstanding principal balance of the bonds, before and after giving effect to payments allocated to principal reported immediately above,

•	the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the related expected sinking fund schedule,

•	any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and

•	the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Unless and until bonds are no longer issued in book-entry form, the reports will be provided to the depository for the bonds, or its nominee, as sole beneficial owner of the bonds. The reports will be available to bondholders upon written request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the bonds, will, upon written request by us or any bondholder, send to persons who at any time during the calendar year were bondholders and received any payment on the bonds, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.

SEC Filings; Website Disclosure

Neither we nor the depositor is an asset-backed issuer and the bonds are not asset-backed securities as such terms are defined by the SEC in governing regulations Item 1101 of Regulation AB. However, we are filing offering documents and plan to file with the SEC reports related to the bonds consistent with the disclosure and regulatory regime established by Regulation AB. Such reports will be filed under the name of SCE Recovery Funding LLC and will include reports on Form 10-D, Form 10-K and Form 8-K. Please read “The Servicing Agreement—Evidence as to Compliance” in this prospectus.

We will, to the extent permitted by and consistent with our legal obligations under applicable law, cause to be posted on a website associated with SCE, currently located at www.edisoninvestor.com, periodic reports containing to the extent such information is reasonably available to us:

•	the final prospectus for the bonds,

•	a statement of fixed recovery charge remittances made to the trustee,

•	a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available,

•	a statement showing the balance of outstanding bonds that reflects the actual periodic payments made on the bonds during the applicable period,

•	the semi-annual servicer’s certificate delivered for the bonds pursuant to the servicing agreement,

•	the monthly servicer’s certificate delivered for the bonds pursuant to the servicing agreement,

•	the text (or a link to the website where a reader can find the text) of each true-up filing in respect of the outstanding bonds and the results of each such true-up filing,

•	any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies,

•	material legislative or regulatory developments directly relevant to the bonds, and

•	any reports and other information that we are required to file with the SEC under the Exchange Act.

Information contained on Edison International’s or SCE’s website or that can be accessed through the website is not incorporated into and does not constitute a part of this registration statement.

Conditions of Issuance of Additional Recovery Bonds

Our acquisition of recovery property created by an additional financing order and issuance of additional recovery bonds with respect thereto after the acquisition and issuance described in this prospectus is subject to the following conditions, among others:

•	SCE requests and receives an additional financing order from the California commission;

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SCE must serve as the initial servicer and administrator for such series of the additional recovery bonds and the servicer and administrator cannot be replaced without the requisite approval of the holders of all series of recovery bonds (including the Series 2021-A Bonds and the Series 2022-A Bonds) then-outstanding;

•	satisfaction of the rating agency condition;

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each series of additional recovery bonds shall have recourse only to the additional recovery property created by the additional financing order and funds on deposit in the trust accounts held by the trustee with respect to that series, will be nonrecourse to the recovery property securing the bonds and does not constitute a claim against us if revenue from the fixed recovery charges and funds on deposit in the trust accounts with respect to such series of additional recovery bonds are insufficient to pay such series of additional recovery bonds in full;

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we have provided to the trustee and the rating agencies then rating any series of our outstanding recovery bonds an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with SCE and that there has been a true sale of the recovery property for such series, subject to the customary exceptions, qualifications and assumptions contained therein;

•	we have delivered to the trustee an officer’s certificate certifying that the additional recovery bonds will have the benefit of a true-up adjustment similar to the true-up adjustment of the bonds;

•	transaction documentation for the other series provides that the holders of the additional recovery bonds of the other series will not file or join in filing of any bankruptcy petition against us;

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if holders of such additional recovery bonds are deemed to have any interest in any of the collateral dedicated to the bonds, holders of such additional recovery bonds must agree that their interest in the collateral dedicated to the bonds is subordinate to claims and rights of holders of the bonds in accordance with the related intercreditor agreement;

•	each series of additional recovery bonds issued under any separate indenture will have a separate collection account;

•	no series of additional recovery bonds will be issued under the indenture governing the bonds offered hereby; and

•	each series will bear its own trustee fees, servicer fees and administration fees.

The acquisition by any issuing entity (other than us) of recovery property created by an additional financing order and issuance of additional recovery bonds with respect thereto after the acquisition and issuance described in this prospectus is subject to our satisfaction of the rating agency condition.

In addition, SCE has covenanted under the sale agreement that the execution of an intercreditor agreement is a condition precedent to the sale of property by SCE consisting of nonbypassable charges payable by customers comparable to the recovery property sold by SCE pursuant to the sale agreement. Please read “Security for the Bonds— Issuance of Additional Recovery Bonds,” “Security for the Bonds—Intercreditor Agreement” and “The Sale Agreement—Covenants of the Seller” in this prospectus.

Allocations as Between Series of Recovery Bonds

Although each series of additional recovery bonds, whether issued by us or another issuing entity, will have its own recovery property reflecting the right in and to a separate fixed recovery charge, fixed recovery charges relating to the bonds and fixed recovery charges relating to any additional recovery bonds will be collected through single periodic bills to each customer, and all fixed recovery charges might be combined into a single line item on those periodic bills. In the event a customer does not pay in full all amounts owed under any bill including fixed recovery charges, the servicer is required to allocate any resulting shortfalls in fixed recovery charges ratably based on the amounts of fixed recovery charges owing in respect of each series of fixed recovery bonds, including the Series 2021-A Bonds, the Series 2022-A Bonds and the bonds. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

We and the Trustee May Modify the Indenture

Modifications of the Indenture that do not Require Consent of Bondholders

From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies and when authorized by an issuing entity order), we may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:

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to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property,

•	to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to us with the indenture,

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee,

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to cure any ambiguity or mistake or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture, provided however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto,

•

to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee with respect to the bonds and to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee,

•	to evidence the succession of another person to us in accordance with the terms of the indenture and the assumption by any such successor of the covenants in the indenture and in the bonds,

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to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect qualification under the Trust Indenture Act of 1939 or under any similar or successor federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939,

•	to evidence the final terms of the bonds in the series supplement,

•	to qualify the bonds for registration with a clearing agency,

•	to satisfy any rating agency requirements,

•	to make any amendment to the indenture or the bonds relating to the transfer and legending of the bonds to comply with applicable securities laws, and

•

to conform the text of the indenture or the bonds to any provision of the registration statement filed by the issuing entity with the SEC with respect to the issuance of the bonds to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture or the bonds.

We may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel experienced in structured finance transactions, adversely affect the interests of any holders of bonds then outstanding in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.

Modifications of the Indenture that Require the Approval of Bondholders

We may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the bonds (and with prior notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. In determining whether a majority of holders have consented, bonds owned by us, SCE or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned. No supplement, however, may, without the consent of each bondholder of each tranche affected thereby, take certain actions enumerated in the indenture, including:

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change the date of payment of any installment of principal of or premium, if any, or interest on any bond of such tranche, or reduce the principal amount thereof, the interest rate thereon or premium, if any, with respect thereto,

•

change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the bonds or tranche, or change any place of payment where, or the coin or currency in which any bond or any interest thereon is payable,

•	impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment or application of funds,

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reduce the percentage of the aggregate amount of the outstanding bonds, or of a tranche thereof, the consent of the bondholders of which is required for any supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture or modify certain aspects of the definition of the term “outstanding,”

•	reduce the percentage of the outstanding amount of the bonds or tranche the holders of which are required to direct the trustee to sell or liquidate the collateral,

•

modify any of the provisions of the indenture in a manner so as to affect the calculation of the amount of any payment of interest, principal or premium, if any, payable on any bond of such tranche on any payment date or change the expected sinking fund schedules or final maturity dates of any bonds of such tranche,

•	decrease the required capital amount,

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the bonds or tranche or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any bond of the security provided by the lien of the indenture, or

•	cause any material adverse federal income tax consequence to the seller, the issuing entity, the manager, the trustee or the beneficial owners of the bonds.

Promptly following the execution of any supplement to the indenture requiring the approval of the bondholders, we will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder, and a copy of such supplement to each rating agency.

Notification of the Rating Agencies, the Trustee and the Bondholders of Any Modification

If we, SCE or the servicer or any other party to the applicable agreement:

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proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the administration agreement or the servicing agreement, or

•	waives timely performance or observance by SCE, the administrator or the servicer under the sale agreement, the administration agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of bondholders, we must first notify the rating agencies of the proposed amendment, modification, waiver, supplement, termination or surrender and satisfy the rating agency condition. Upon satisfaction of the rating agency condition, we must thereafter notify the trustee in writing, and the trustee will be required to notify the bondholders of the proposed amendment, modification, waiver, supplement, termination or surrender and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the bonds of the tranches materially and adversely affected thereby. In determining whether a majority of holders have consented, bonds owned by us, SCE or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement

With the prior written consent of the trustee, the sale agreement, the administration agreement and the servicing agreement may be amended, modified, waived, supplemented, terminated, or surrendered so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the bondholders. However, any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the bonds. In determining whether a majority of holders have consented, bonds owned by us, SCE or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

In addition, the sale agreement, the administration agreement and the servicing agreement may be amended with ten business days’ prior written notice given to the rating agencies, with the prior written consent of the trustee (other than with respect to the sale agreement and the administration agreement, and which consent shall be given in reliance on an opinion of counsel and an officer’s certificate stating that such amendment is permitted or authorized under and adopted in accordance with the provisions of the applicable agreement and that all conditions precedent have been satisfied, upon which the trustee may conclusively rely), but without the consent of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the applicable agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the issuing entity and the trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the applicable agreement to the description of such agreement in this prospectus. Promptly after the execution of any such amendment or consent, the issuing entity shall furnish copies of such amendment or consent to each of the rating agencies.

Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and any Intercreditor Agreement

The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement; provided that such action shall not adversely affect the interests of bondholders in any material respect. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by SCE, the administrator and the servicer of each of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the fixed recovery charges, we must notify the trustee in writing and the trustee must notify the bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding bonds of the tranches materially and adversely affected thereby and only if the rating agency condition is satisfied. In determining whether a majority of holders have consented, bonds owned by us, SCE or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of all affected tranches of bonds, will, exercise all of our rights, remedies, powers, privileges and claims against SCE, the seller, the administrator and servicer, under or in connection with the sale agreement, administration agreement and servicing agreement, and any right of ours to take this action shall be suspended.

Our Covenants

We may not consolidate, merge or amalgamate with or into any other entity, including by means of a “plan of division” under the Delaware limited liability company act, as amended, or any comparable transaction under any similar law, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

•	the entity expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement;

•	the entity expressly assumes all of our obligations and succeeds to all of our rights under the sale agreement, servicing agreement and any other basic document to which we are a party;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

•	the rating agency condition will have been satisfied with respect to the merger or consolidation;

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we have delivered to SCE, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to SCE and the trustee, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to us, SCE, the trustee or the then existing bondholders;

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any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of counsel of external counsel; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

We may not sell, convey, exchange, transfer or otherwise dispose of any of our properties or assets included in the collateral to any person or entity, unless:

•	the person or entity acquiring the properties and assets:

•	is a United States citizen or an entity organized under the laws of the United States or any state,

•	expressly assumes, by a supplemental indenture, the performance or observance of all of our agreements and covenants under the indenture and the series supplement,

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expressly agrees by the supplemental indenture that all right, title and interest so sold, conveyed, exchanged, transferred or otherwise disposed of will be subject and subordinate to the rights of bondholders,

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unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold us and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the series supplement and the bonds (including the enforcement cost of such indemnity),

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expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Exchange Act in connection with the bonds, and

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if such sale, conveyance, exchange, transfer or disposal relates to our rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of our rights under the sale agreement and the servicing agreement, as applicable;

•	no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

•	the rating agency condition has been satisfied with respect to such transaction;

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we have delivered to SCE, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by us, in form and substance reasonably satisfactory to SCE and the trustee, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to us, SCE, the trustee or the then existing bondholders;

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any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken as evidenced by an opinion of counsel of external counsel; and

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we have delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that the conveyance, exchange, or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

We will not, among other things, for so long as any bonds are outstanding:

•	except as expressly permitted by the indenture and the other basic documents, sell, transfer, exchange or otherwise dispose of any of our assets unless directed to do so by the trustee;

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claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•	terminate our existence, or dissolve or liquidate in whole or in part, except as permitted above;

•	permit the validity or effectiveness of the indenture or the series supplement or the other basic documents to be impaired;

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permit the lien of the indenture and the series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the bonds except as may be expressly permitted by the indenture;

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permit any lien, charge, claim, security interest, mortgage, pledge, equity or other encumbrance, other than the lien and security interest granted under the indenture or the series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•	permit the lien granted under the indenture or the series supplement not to constitute a valid first priority perfected security interest in the related collateral;

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elect to be classified as an association taxable as a corporation for federal tax purposes, file any tax return, make any election or take any other action inconsistent with our treatment, for federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from our sole member;

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change our name, identity or structure or the location of our chief executive office, unless at least ten (10) business days prior to the effective date of any such change, we deliver to the trustee (with copies to each rating agency) such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the series supplement;

•	take any action which is subject to the rating agency condition if such action would result in a downgrade, suspension or withdrawal of the then-current ratings assigned to the bonds; or

•	issue any bonds (other than the bonds offered hereby and additional recovery bonds issued in connection with an additional financing order).

We may not engage in any business other than financing, purchasing, owning and managing recovery property and the other collateral and the issuance of the bonds in the manner contemplated by the financing order and the basic documents, and financing, purchasing, owning and managing recovery property and related assets and the issuance of additional recovery bonds in the manner contemplated in an additional financing order and the related basic documents, or certain related activities incidental thereto.

We will not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the bonds and additional recovery bonds issued in connection with an additional financing order. Also, we will not, except as contemplated by the bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. We will not, except for the acquisition of recovery property as contemplated by the bonds and the basic documents (or as contemplated by an additional financing order), make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

We will not make any payments, distributions, dividends or redemptions to any holder of our equity interests in respect of that interest except in accordance with the indenture.

We will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.

Events of Default; Rights Upon Event of Default

An event of default with respect to the bonds is defined in the indenture as any one of the following events:

•	a default for five business days in the payment of any interest on any bond (whether such failure to pay interest is caused by a shortfall in fixed recovery charges received or otherwise),

•	a default in the payment of the then unpaid principal of any bond of any tranche on the final maturity date for that tranche,

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a default in the observance or performance of any of our covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the bonds then outstanding or (ii) the date that we had actual knowledge of the default,

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any representation or warranty made by us in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been eliminated or otherwise cured within 30 days after the earlier of (i) the date that notice of the breach is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the bonds then outstanding or (ii) the date that we had actual knowledge of the default,

•	certain events of bankruptcy, insolvency, receivership or liquidation, or

•	a breach by the State of California or any of its agencies (including the California commission), officers or employers that violates or is not in accordance with the State pledge.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the bonds, the trustee or holders of not less than a majority in principal amount of the bonds then outstanding may declare the unpaid principal of the bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of our business will result in payment of principal upon an acceleration of the bonds being made as funds become available. Please read “Risk Factors—Risks Associated with the Unusual Nature of the Recovery Property—Foreclosure of the trustee’s lien on the recovery property for the bonds might not be practical, and acceleration of the bonds before maturity might have little practical effect” and “Risk Factors—You may experience material payment delays or incur a loss on your investment in the bonds because the source of funds for payment is limited” in this prospectus. The holders of a majority in principal amount of the bonds may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, the administrator and the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement (at the direction of a majority of bondholders of the outstanding amount of the bonds). If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The costs of any such action will be payable from fixed recovery charge collections as an operating expense in accordance with the priorities described in “Security for the Bonds—How Funds in the Collection Account will be Allocated” in this prospectus. The servicer will have no obligations to undertake such action if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder. The costs of any such action would be payable by the seller pursuant to the sale agreement. Except for an event of default specified in the first two bullet points above, the trustee will not be deemed to have knowledge of any event of default or a breach of representation or warranty unless a responsible officer of the trustee has actual knowledge of the default or the trustee has received written notice of the default in accordance with the indenture.

If the bonds have been declared to be due and payable following an event of default, the trustee may elect to have us maintain possession of all or a portion of such recovery property and continue to apply fixed recovery charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the recovery property following a foreclosure, in light of the event of default, the unique nature of the recovery property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the recovery property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any bond, which requires the direction of holders of a majority in principal amount of the bonds, unless:

•	the holders of all the outstanding bonds consent to the sale,

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding bonds, or

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the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2/3% of the aggregate outstanding amount of the bonds.

Subject to the provisions of the indenture relating to the duties of the trustee (please read “The Trustee” in this prospectus), if an event of default occurs and is continuing, the trustee will be under no obligation to take any action or exercise any of the rights or powers under the bonds at the request, order or direction of any of the holders of bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and certain limitations contained in the indenture (please read “The Trustee” in this prospectus):

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the holders of not less than a majority in principal amount of the outstanding bonds of an affected tranche will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee; and

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the holders of not less than a majority in principal amount of the bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or premium, if any, or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of all of the holders of the outstanding bonds of all tranches affected thereby.

No holder of any bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Wildfire Financing Law or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	the holder previously has given to the trustee written notice of a continuing event of default,

•	the holders of not less than a majority in principal amount of the outstanding bonds have made written request of the trustee to institute the proceeding in its own name as trustee,

•	the holder or holders have offered the trustee satisfactory indemnity or security,

•	the trustee has for 60 days failed to institute the proceeding, and

•	no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding bonds.

In addition, the trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of the California commission or a court of competent jurisdiction to order sequestration and payment of revenues arising with respect to the recovery property.

Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in us, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for our agreements contained in the indenture.

Actions by Bondholders

Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the bonds of the affected tranche or tranches will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, of exercising any trust or power conferred on the trustee under the indenture; provided that:

•	the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•

subject to the other conditions described above under “ —Events of Default; Rights Upon Event of Default” in this prospectus, the consent of 100% of the bondholders is required to direct the trustee to sell or liquidate the collateral (other than an event of default for failure to pay interest or principal at maturity);

•	if the trustee elects to retain the collateral in accordance with the indenture, then any direction to the trustee by less than 100% of the bondholders will be of no force and effect; and

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

In circumstances under which the trustee is required to seek instructions from the holders of the bonds of any tranche with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount of the corresponding tranche, as applicable, of bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its bonds on the final maturity date therefor.

Annual Report of Trustee

If required by the Trust Indenture Act of 1939, the trustee will be required to mail each year to all bondholders a brief report. The report must state, among other things:

•	the trustee’s eligibility and qualification to continue as the trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of specific indebtedness owing by us to the trustee in the trustee’s individual capacity,

•	the property and funds physically held by the trustee,

•	any additional issue of the bonds not previously reported, and

•	any action taken by it that materially affects the bonds and that has not been previously reported.

Annual Compliance Statement

We will file annually with the trustee and the rating agencies a written statement as to whether we have fulfilled our obligations under the indenture.

Satisfaction and Discharge of Indenture

The indenture will cease to be of further effect with respect to the bonds and the trustee, on our reasonable written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the bonds, when:

•

either (a) all bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or (b) either (i) the scheduled final payment date has occurred with respect to all bonds not previously delivered to the trustee for cancellation or (ii) we have irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premiums, if any, on the bonds and all other sums payable by us with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on such bonds when due,

•	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the bonds, and

•

we have delivered to the trustee an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

Our Legal and Covenant Defeasance Options

We may, at any time, terminate all of our obligations under the indenture, referred to herein as the legal defeasance option, or terminate our obligations to comply with some of the covenants in the indenture, including some of the covenants described under “ —Our Covenants” above and referred to herein as our covenant defeasance option.

We may exercise the legal defeasance option of the bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date therefor as described below. The bonds will not be subject to payment through acceleration prior to the scheduled final payment date, as applicable. If we exercise the legal defeasance option, the final payment of the bonds may not be accelerated because of an event of default. If we exercise the covenant defeasance option, the final payment of the bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of our covenants or agreements made in the indenture.

The indenture provides that we may exercise our legal defeasance option or our covenant defeasance option of bonds only if:

•

we irrevocably deposit or cause to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the bonds other sums payable by us under the indenture with respect to the bonds when scheduled to be paid and to discharge the entire indebtedness on the bonds when due,

•

we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash without investment will provide cash at times and in sufficient amounts to pay in respect of the bonds:

•	principal in accordance with the expected sinking fund schedule therefor,

•	interest when due, and

•	all other sums payable by us under the indenture with respect to the bonds,

•

in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

•	no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

•

in the case of the legal defeasance option, we deliver to the trustee an opinion of external counsel stating that: we have received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

•

in the case of the covenant defeasance option, we deliver to the trustee an opinion of external counsel to the effect that the holders of the bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

•

we deliver to the trustee a certificate of one of our officers and an opinion of external counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

•

we deliver to the trustee an opinion of external counsel to the effect that (a) in a case under the Bankruptcy Code in which SCE (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of SCE (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations); and (b) in the event SCE (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of SCE (or any of its affiliates, other than us, that deposited the cash or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of SCE or such other affiliate, and

•	the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others

No recourse may be taken directly or indirectly, by the holders with respect to our obligations on the bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection therewith, against (1) any owner of a beneficial interest in us (including SCE) or (2) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the trustee, the managers or any owner of a beneficial interest in us (including SCE) in its respective individual capacity, or of any successor or assign or any of them in their respective individual or corporate capacities, except as any such person may have expressly agreed in writing. Each holder by accepting a bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the bonds.

Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the collateral with respect to any amounts due to the bondholders under the indenture and the bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the bonds, shall have no recourse against us in respect of such insufficiency.

THE TRUSTEE

The Bank of New York Mellon Trust Company, National Association, a national banking association, will be the trustee. The Bank of New York Mellon Trust Company, National Association will also act as paying agent and registrar. The Bank of New York Mellon Trust Company, National Association corporate trust businesses have office locations in various domestic and international cities. The Bank of New York Mellon Trust Company, National Association has acted as indenture trustee on numerous electric utility sponsored bond transactions. The indenture and series supplement will be administered from The Bank of New York Mellon Trust Company, National Association Corporate Trust Department located at 2 N. LaSalle Street, Suite 700, Attn: ABS Corporate Trust Administration, Chicago, IL 60602.

The trustee (or any other eligible institution in any capacity under the indenture) may resign at any time upon not less than 30 days’ prior written notice to us. The holders of a majority in principal amount of the outstanding amount of the bonds under the indenture may remove the trustee (or any other eligible institution in any capacity under the indenture) by so notifying the trustee (or such other eligible institution) and may appoint a successor trustee (or successor eligible institution in the applicable capacity). We will remove the trustee if the trustee: (i) ceases to be eligible under the Trust Indenture Act; (ii) ceases to satisfy certain credit standards set forth in the indenture and the series supplement; (iii) becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the trustee or its property; (iv) becomes incapable of acting; or (v) fails to provide to us certain information we reasonably request that is necessary for us to satisfy our reporting obligations under the securities laws. We will remove any person (other than the trustee) acting in any capacity under the indenture that fails to constitute an eligible institution with 30 day’s prior notice. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture, and notice of such appointment is required to be promptly given to each rating agency by the successor trustee. If any person (other than the trustee) acting in any capacity under the indenture as an eligible institution is removed, fails to constitute an eligible institution or if a vacancy exists in any such capacity for any reason, we will promptly appoint a successor to such capacity that constitutes an eligible institution. No resignation or removal of the trustee (or any other person acting as an eligible institution) will become effective until acceptance of the appointment by a successor trustee (or a successor eligible institution). We are responsible for payment of the expenses associated with any such removal or resignation.

The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 of the Investment Company Act of 1940 and have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of BBB– (or the equivalent thereof) or better by all of the rating agencies rating the bonds and from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will without any further action be the successor trustee.

The trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that its conduct does not constitute willful misconduct, negligence or bad faith. We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith. Please read “Security for the Bonds—How Funds in the Collection Account Will Be Allocated” in this prospectus.

In the ordinary course of business, The Bank of New York Mellon, an affiliate of the trustee, is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization, or RMBS transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

We, SCE and our respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York Mellon Trust Company, National Association and its affiliates. The Bank of New York Mellon Trust Company, National Association, and certain of its affiliates act as trustees for SCE’s first and refunding mortgage bonds and certain pollution control bonds issued on SCE’s behalf and as trustee under the February 24, 2021 indenture for the Series 2021-A Bonds and the February 15, 2022 indenture for the Series 2022-A Bonds. The Bank of New York Mellon Trust Company, National Association, also is the trustee under an indenture under which SCE’s parent, Edison International, has issued and may issue debt securities in the future. SCE maintains bank deposits with The Bank of New York Mellon and may borrow money from the bank from time to time.

No relationships currently exist or existed during the past two years between SCE, us and our respective affiliates, on the one hand, and The Bank of New York Mellon Trust Company, National Association and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.

SECURITY FOR THE BONDS

General

The bonds issued under the indenture will be non-recourse obligations and are payable solely from and secured solely by a pledge of and lien on the recovery property and the other collateral as provided in the indenture. If and to the extent the recovery property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the bonds, then the bondholders will generally have no claim in respect of such insufficiency against us or any other person. By the acceptance of the bonds, the bondholders waive any such claim.

Pledge of Collateral

To secure the payment of principal of and interest on the bonds, we will grant to the trustee a security interest in all of our right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:

•	the recovery property and all related fixed recovery charges,

•	our rights under the true-up mechanism,

•	our rights under a sale agreement pursuant to which we will acquire the recovery property,

•	our rights under the servicing agreement and any subservicing, agency, or collection agreements executed in connection with the servicing agreement,

•	our rights under the administration agreement (or our allocable rights, if one or more series of additional recovery bonds are issued),

•

the collection account for the bonds and all subaccounts of the collection account, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto,

•	all of our other property related to the bonds, other than any amounts released to SCE by the trustee on any payment date relating to its return on capital of its capital contribution,

•	all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, and

•	all proceeds in respect of any or all of the foregoing.

The security interest does not extend to:

•	amounts released to SCE by the trustee on any payment date relating to its return on capital of its capital contribution,

•	amounts deposited in the capital subaccount or any other subaccount that have been released to us or as we direct following retirement of bonds, and

•	amounts deposited with us on the issuance date for payment of costs of issuance with respect to the bonds (together with any interest earnings thereon).

We refer to the foregoing assets in which we, as assignee of the seller, will grant the trustee a security interest as the collateral.

Security Interest in the Collateral

The Wildfire Financing Law provides that consensual security interests can be granted in recovery property and that a statutory lien will be established on recovery property. With respect to consensual security interests, the Wildfire Financing Law provides that a valid and enforceable security interest in recovery property attaches when (a) the CPUC has issued the financing order authorizing fixed recovery charges included in the recovery property, (b) the pledgee of the recovery property has given value for the recovery property, and (c) the pledgor (i.e., us or our successor) has signed a security agreement covering the recovery property. The security interest in the recovery property is perfected when it has attached and when a financing statement has been filed with the California Secretary of State, with a copy filed with the California commission, in accordance with the Wildfire Financing Law.

In addition, a statutory lien on recovery property with respect to the bonds arises under the Wildfire Financing Law. This statutory lien arises automatically, without further action by the servicer, us or any other person. Under the financing order, a statutory lien will exist on the recovery property then existing or thereafter arising and will secure all obligations, then existing or subsequently arising, to the holders of the bonds and the trustee for those holders. This statutory lien will be a first priority lien on all recovery property then in existence or that subsequently arises.

Right of Foreclosure

The Wildfire Financing Law provides that if an event of default occurs under the bonds, the holders of the bonds or their representatives, as secured parties, may foreclose or otherwise enforce the lien and security interest in the recovery property securing the bonds as if they were secured parties under Article 9 of the UCC. In addition, the California commission has an independent right under the Wildfire Financing Law may order the sequestration and payment of fixed recovery charge collections to pledgees and transferees of recovery property.

Description of Indenture Accounts

Collection Account

Pursuant to the indenture, we will establish a segregated trust account in the name of the trustee with an eligible institution, for the bonds called the collection account. The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for our benefit as well as for the benefit of the bondholders. The collection account for the bonds will consist of three subaccounts: a general subaccount, an excess funds subaccount, and a capital subaccount, which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include the collection account and each of the subaccounts contained therein.

The following institutions are eligible institutions for the establishment of the collection account:

•

the corporate trust department of the trustee, so long as any of the securities of the trustee have either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and have a credit rating from S&P of at least “A”; or

•

a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which (i) has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.

Permitted Investments for Funds in the Collection Account

Funds in the collection account may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:

•	U.S. Treasury obligations (all direct or fully guaranteed obligations),

•

demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of , or bankers’ acceptances issued by, any depository institution (including the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short term debt obligations of such depository institution are, at the time of deposit, rated not less than “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, respectively, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the bonds,

•

commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other than commercial paper issued by SCE or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of not less than “A-1” by S&P and not less than “P-1” by Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the bonds

•

money market funds which have a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P,

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions, and

•	repurchase obligations with respect to any security or whole loan entered into with an eligible institution or a registered broker-dealer, acting as principal and that meets certain ratings criteria.

The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by us.

The servicer will remit fixed recovery charge payments to the collection account in the manner described under “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

General Subaccount

The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all fixed recovery charge payments to the general subaccount. On each payment date, the trustee will draw on amounts in the general subaccount to pay our expenses and to pay interest and make scheduled payments on the bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.

Excess Funds Subaccount

The trustee, at the written direction of the servicer, will allocate to the excess funds subaccount fixed recovery charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account (other than investment earnings on the capital subaccount) in excess of such amounts.

Capital Subaccount

In connection with the issuance of the bonds, the seller, in its capacity as our sole owner, will contribute capital to us in an amount equal to the required capital level, which will be not less than 0.50% of the principal amount of the bonds issued. This amount will be funded by the seller and not from the proceeds of the sale of the bonds, and will be deposited into the capital subaccount on the issuance date. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the bonds and payments of fees and expenses contemplated by the first nine bullets under “ —How Funds in the Collection Account will be Allocated” in this prospectus, the trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount. In the event of any such withdrawal, collected fixed recovery charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to us, free of the lien of the indenture.

How Funds in the Collection Account will be Allocated

On each payment date, the trustee will with respect to the bonds, pay or allocate, solely at the written direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) in the following order of priority:

(1)

amounts owed by us to the trustee, the trustee’s fees and expenses and any outstanding indemnity amounts owed to the trustee in an amount not to exceed in any 12-month period $200,000 (the Trustee Cap); provided, however, that the Trustee Cap shall be disregarded and inapplicable upon the acceleration of the bonds following the occurrence of an event of default;

(2)

the servicing fee with respect to such payment date and any unpaid servicing fees from prior payment dates to the servicer as described under “The Servicing Agreement — Servicing Compensation” in this prospectus;

(3)	the administration fee for such payment date and an allocable share of the fees owed to our independent manager;

(4)

our other operating expenses relating to the bonds, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the administrator under the administration agreement and of the servicer under the servicing agreement;

(5)	interest then due on the bonds, including any past-due interest;

(6)	principal then due and payable on the bonds as a result of an event of default or on the final maturity date for the bonds;

(7)	scheduled principal payments of bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments, paid pro rata among the bonds if there is a deficiency;

(8)	any remaining unpaid fees, expenses and indemnity amounts owed to the trustee;

(9)	any other unpaid operating expenses relating to the bonds, and any remaining amounts owed pursuant to the basic documents and any unpaid financing costs;

(10)	replenishment of any shortfalls in the capital subaccount;

(11)

provided that no Event of Default has occurred and is continuing, release to SCE an amount a return on capital of its capital contribution calculated at an annual rate per annum equal to the weighted average interest rate on the bonds;

(12)	the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

(13)

after principal of and premium, if any, and interest on all bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the applicable capital subaccount and the applicable excess funds subaccount), if any, shall be paid to us free and clear from the lien of the indenture and the series supplement.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (9) above, the trustee will first, draw from amounts on deposit in the excess funds subaccount, and second, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the fixed recovery charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfer described in clause (10) above, the trustee will draw from amounts on deposit in the excess funds subaccount to make such transfer. Please read “Risk Factors—Other Risks Associated with an Investment in the Bonds—SCE’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the bonds” in this prospectus.

If, on any payment date, available collections of the fixed recovery charges, together with available amounts in the subaccounts, are not sufficient to pay interest due on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable. If, on any payment date, remaining collections of the fixed recovery charges, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable on all outstanding bonds on that payment date, amounts available will be allocated pro rata based on the principal amount then due and payable. If, on any payment date, remaining collections of the fixed recovery charges, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid on all outstanding bonds, amounts available will be allocated pro rata based on the principal amounts then scheduled to be paid on the payment date.

Issuance of Additional Recovery Bonds

We have been organized as a special purpose subsidiary of SCE for the limited purpose of holding recovery property and issuing recovery bonds, including the Series 2021-A Bonds, the Series 2022-A Bonds, the bonds and any additional recovery bonds, secured by recovery property and other collateral pledged to secure such recovery bonds. As a result, we may acquire additional recovery property and issue one or more series of additional recovery bonds that are supported by such additional and separate recovery property or other collateral to finance the recovery costs approved by an additional financing order.

We may issue additional recovery bonds and acquire additional recovery bonds after the acquisition and issuance described in this prospectus, subject to satisfaction of the following conditions, among others:

•	SCE requests and receives an additional financing order from the California commission;

•

SCE must serve as initial servicer and administrator for such series of the additional recovery bonds and that the servicer and administrator cannot be replaced without the requisite approval of the holders of all series of recovery bonds (including the Series 2021-A Bonds, the Series 2022-A Bonds and the bonds) then-outstanding;

•	satisfaction of the rating agency condition;

•

each series of additional recovery bonds has recourse only to the additional recovery property and funds on deposit in the trust accounts held by the trustee with respect to such additional recovery bonds, is nonrecourse to our other assets and does not constitute a claim against us if revenue from the fixed recovery charges and funds on deposit in the trust accounts with respect to such series are insufficient to pay such other series in full;

•

the trustee and the rating agencies then rating any series of our outstanding recovery bonds are provided an opinion of a nationally recognized law firm experienced in such matters to the effect that such issuance would not result in our substantive consolidation with SCE and that there has been a true sale of the recovery property with respect to such series, subject to the customary exceptions, qualifications and assumptions contained therein;

•

transaction documentation for the other series provides that the trustee with respect to such series of additional recovery bonds on behalf of holders of the additional recovery bonds will not file or join in filing of any bankruptcy petition against us;

•

if holders of such additional recovery bonds are deemed to have any interest in any of the collateral dedicated to the bonds, holders of such additional recovery bonds must agree that their interest in the collateral dedicated to the bonds is subordinate to claims or rights of holders of the bonds in accordance with the related intercreditor agreement;

•	each series of additional recovery bonds issued under any separate indenture will have a separate collection account;

•	no series of additional recovery bonds will be issued under the indenture governing the bonds offered hereby; and

•	each series will bear its own trustee fees, servicer fees and administration fees.

The issuance of any additional recovery bonds, whether issued by us or any affiliated entity, is subject to satisfaction of the rating agency condition. In addition, SCE has covenanted under the sale agreement that the execution of an intercreditor agreement is a condition precedent to the sale of property by SCE consisting of nonbypassable charges payable by customers comparable to the recovery property sold by SCE pursuant to the sale agreement. Please read “Security for the Bonds—Intercreditor Agreement” and “The Sale Agreement—Covenants of the Seller” in this prospectus.

Each series of recovery bonds that may be issued, whether issued by us or any affiliated entity, will be backed by separate recovery property we or an affiliated entity acquire for the separate purpose of repaying that series of additional recovery bonds. Each series of additional recovery bonds that may be issued will have the benefit of a true-up mechanism.

Any series of additional recovery bonds may include terms and provisions that would be unique to that particular series of recovery bonds.

Allocations as Between Series of Recovery Bonds

The bonds are not and will not be subordinated in right of payment to the Series 2021-A Bonds, the Series 2022-A Bonds and of additional recovery bonds. The Series 2021-A Bonds, the Series 2022-A Bonds are, and the bonds and each series of additional recovery bonds will be, secured by its own separate recovery property, each of which will include the right to impose, bill, collect and receive fixed recovery charges calculated in respect of that series, and the right to impose true-up adjustments to correct overcollections or undercollections in respect of that series. Each series will also have its own collection account, including any related subaccounts, into which revenue from the fixed recovery charges relating to that series will be deposited and from which amounts will be withdrawn to pay the related series of recovery bonds. Holders of one series of recovery bonds will have no recourse to collateral for a different series. The administration fees, independent manager fees and other operating expenses payable by us on a payment date will be assessed to each series of recovery bonds issued by us on a pro rata basis, based upon the respective outstanding principal amounts of each series. Please read “—Description of Indenture Accounts” and “ —How Funds in the Collection Account Will Be Allocated” in this prospectus.

Although the Series 2021-A Bonds, the Series 2022-A Bonds have, and the bonds, and each series of additional recovery bonds, whether issued by us or another issuing entity, will have its own recovery property reflecting the right in and to a separate fixed recovery charge, fixed recovery charges relating to the bonds, fixed recovery charges relating to the Series 2021-A Bonds, the Series 2022-A Bonds, and fixed recovery charges relating to any additional recovery bonds will be collected through single periodic bills to each customer. The fixed recovery charges might be combined into a single line item on those periodic bills. In the event a customer does not pay in full all amounts owed under any bill including fixed recovery charges, each servicer is required to allocate any resulting shortfalls in fixed recovery charges ratably based on the amounts of fixed recovery charges owing in respect of the bonds, the Series 2021-A Bonds, the Series 2022-A Bonds and any amount owing in respect of any additional recovery bonds. Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

Intercreditor Agreement

In connection with the issuance of the bonds, SCE (on behalf of itself and in its capacities as servicer of the Series 2021-A Bonds, as servicer of the Series 2022-A Bonds and as servicer of any additional recovery bonds and any additional other bonds) covenants to enter into an intercreditor agreement with us, the trustee for the bonds, the trustee for the Series 2021-A Bonds and the trustee for the Series 2022-A Bonds pursuant to which, the parties acknowledge that the servicer for the bonds, the servicer for the Series 2021-A Bonds, the servicer for the Series 2022-A Bonds and the servicer for any additional recovery bonds will allocate fixed recovery charge collections relating to each series of recovery bonds in accordance with the respective servicing agreement.

Please read “The Servicing Agreement—Remittances to Collection Account” in this prospectus.

THE SALE AGREEMENT

The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase recovery property from the seller. We have filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part.

Sale and Assignment of the Recovery Property

On the issuance date, pursuant to a sale agreement, the seller will sell and assign recovery property to us, without recourse, except as provided in such sale agreement. The recovery property acquired on that date represents the irrevocable right to receive, through a fixed recovery charge, amounts sufficient to recover recovery costs relating to the bonds and costs of recovering, financing, or refinancing those recovery costs, including operating expenses, as authorized by the financing order. We will apply the net proceeds that we receive from the sale of the bonds to the purchase of the recovery property acquired on that date.

In accordance with the Wildfire Financing Law, the transfer by SCE to us of recovery property will be deemed perfected as against third persons when the CPUC has issued the financing order authorizing the fixed recovery charges included in the recovery property and SCE executes and delivers to us a written assignment of that recovery property.

Conditions to the Sale of Recovery Property

Our obligation to purchase and the seller’s obligation to sell recovery property on the issuance date is subject to the satisfaction of each of the following conditions:

•	on or prior to the issuance date, the seller must duly execute and deliver the sale agreement to the us;

•	on or prior to the issuance date, the seller must have received the financing order from the California commission authorizing the creation of the recovery property;

•	on or prior to the issuance date, the seller must have submitted the issuance advice letter with the California commission and such letter must be effective;

•

as of the issuance date, the seller may not be insolvent and may not be made insolvent by the sale of recovery property to us, and the seller may not be aware of any pending insolvency with respect to itself;

•

as of the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct with the same force and effect as if made on the issuance date (except to the extent they relate to an earlier date), the seller may not have breached any of its covenants or agreements in the sale agreement, and the servicer may not be in default under the servicing agreement;

•

as of the issuance date, we must have sufficient funds available to pay the purchase price for recovery property to be conveyed and all conditions to the issuance of the bonds intended to provide the funds to purchase that recovery property set forth in the indenture must have been satisfied or waived;

•

on or prior to the issuance date, the seller must have taken all action required to transfer ownership of recovery property to be conveyed to us on the issuance date, free and clear of all liens other than liens created by us pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Wildfire Financing Law or the Uniform Commercial Code; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a lien and first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

•

the seller must receive and deliver to us and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to us and the underwriters)

to the effect that: (i) we will not be subject to United States federal income tax as an entity separate from our sole owner and that the bonds will be treated as debt of our sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the issuance of the bonds will not result in gross income to the seller;

•

on and as of the issuance date, our limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the Wildfire Financing Law, the financing order and any tariff authorizing the collection of fixed recovery charges must be in full force and effect; and

•	the seller must deliver to us and to the trustee an officers’ certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties

In the sale agreement, the seller will represent and warrant to us, as of the issuance date, to the effect, among other things, that:

•

no portion of the recovery property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than us and immediately prior to the sale of the recovery property, the seller owns the recovery property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the recovery property;

•

on the issuance date, immediately upon the sale under the sale agreement, the recovery property transferred on the issuance date will be validly transferred and sold to us, we will own the recovery property free and clear of all liens (except for liens created in your favor by the Wildfire Financing Law and the basic documents) and all filings and action to be made or taken by the seller (including filings with the Secretary of State of California under the Wildfire Financing Law) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created by us or by the Wildfire Financing Law in your favor under the basic documents or the Wildfire Financing Law) in the recovery property will have been made or taken;

•

subject to the clause below regarding assumptions used in calculating the fixed recovery charges as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to us with respect to the recovery property (including the expected sinking fund schedule, the financing order and the issuance advice letter relating to the recovery property) is true and correct in all material respects;

•	under the laws of the State of California (including the Wildfire Financing Law) and the United States in effect on the issuance date:

•

the financing order and issuance advice letter pursuant to which the rights and interests of the seller in the recovery property have been created, including the right to impose, collect and receive the fixed recovery charges and, the interest in and to the recovery property, has become final and non-appealable and is in full force and effect, and the seller has validly and irrevocably consented to the terms of the financing order;

•

the bonds are entitled to the protection provided in specific sections of the Wildfire Financing Law, subject to the limitations specified therein (please read “The Recovery Property and the Wildfire Financing Law” in this prospectus);

•	the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations;

•

no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required on the part of the seller in connection with the creation of the recovery property, except those that have been obtained or made;

•

the issuance advice letter has been submitted and the tariff has been submitted in accordance with the financing order and an officer of the seller has provided the certification to the California commission required by the issuance advice letter; and

•

the State of California has pledged that it will neither limit nor alter, except as provided with respect to the true-up mechanism, the fixed recovery charges, the recovery property, the financing order, or any rights under the financing order until the bonds, together with the interest on the bonds and associated financing costs related to the bonds, are fully paid and discharged, the State of California could not constitutionally take any action of a legislative character, including the repeal or amendment of the Wildfire Financing Law, which would substantially limit or alter the fixed recovery charges, the recovery property or other rights vested in the bondholders pursuant to the financing order, the financing order or any rights under the financing order, absent adequate provision for the protection of SCE and bondholders, and, under the takings clauses of the California and United States Constitutions, the State of California could not repeal or amend the Wildfire Financing Law or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the bondholders, as determined by a court of competent jurisdiction, if, for a public use the law (a) constituted a permanent appropriation of a substantial property interest of the bondholders in the recovery property or denied all economically productive use of the recovery property; (b) destroyed the recovery property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the recovery property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investments in the bonds, however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and interest on the bonds;

•

based on information available to the seller on the issuance date, the assumptions used in calculating the fixed recovery charges are reasonable and are made in good faith; however, notwithstanding the foregoing, SCE makes no representation or warranty, express or implied, that amounts actually collected arising from those fixed recovery charges will in fact be sufficient to meet the payment obligations on the related bonds or that the assumptions used in calculating such fixed recovery charges will in fact be realized;

•	upon the effectiveness of the financing order, the issuance advice letter and the tariff with respect to the transferred recovery property and the transfer of such recovery property to us:

•

the right and interest of the seller under the financing order in and to the fixed recovery charges established in the financing order, including all rights to obtain true-up adjustments, become recovery property;

•	the recovery property constitutes a current property right vested in us;

•

the recovery property includes (i) the right, title and interest of the seller in and to the fixed recovery charges, including all rights to obtain adjustments of such charges as authorized in the financing order, and (ii) the right to be paid the fixed recovery charges, as well as all revenues, collections, claims, payments, moneys, or proceeds of or arising from the fixed recovery charges;

•

the owner of the recovery property is legally entitled to bill fixed recovery charges and collect payments in respect of the fixed recovery charges in the aggregate amount sufficient to pay or fund, in accordance with the indenture, the principal of the bonds, all interest thereon and all other operating expenses; and

•	the recovery property is not subject to any lien other than the lien created by the basic documents or pursuant to the Wildfire Financing Law, the financing order and the issuance advice letter;

•

the seller is a corporation duly organized and in good standing under the laws of the State of California, with the requisite corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•

the seller has the requisite corporate power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the bonds, to sell and assign those rights and interests to us, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become recovery property;

•

the seller is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the seller’s business, operations, assets, revenues or properties);

•

the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

•

the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

•

the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with the seller’s organizational documents or any indenture or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in favor of the trustee for the benefit of the bondholders or any liens created by us pursuant to the Wildfire Financing Law and the financing order or the basic documents), (c) violate any existing law or any existing order, rule or regulation applicable to the seller and (d) is consistent with the Wildfire Financing Law and the financing order;

•

no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and, to the seller’s knowledge, no investigation is pending or threatened before any governmental authority having jurisdiction over the seller or its properties involving or relating to the seller or to the issuing entity or, to the seller’s knowledge, any other person:

•	asserting the invalidity of the Wildfire Financing Law, the financing order, the issuance advice letter, the sale agreement, the bonds and the basic documents;

•	seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

•

seeking a determination that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Wildfire Financing Law, the financing order, the bonds, the issuance advice letter, the sale agreement or the other basic documents; or

•	seeking to adversely affect the federal income tax or state income or franchise tax classification of the bonds as debt;

•

except for financing statements under the Uniform Commercial Code and other filings under the Wildfire Financing Law, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

•	the information describing the seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in this prospectus is true and correct in all material respects;

•

there is no order by any court or regulatory agency providing for the revocation, alteration, limitation or other impairment of the Wildfire Financing Law, the financing order, the issuance advice letter, the recovery property or the fixed recovery charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

•	after giving effect to the sale of the recovery property under the sale agreement, SCE:

•	is solvent and expects to remain solvent;

•	is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•	is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•	reasonably believes that it will be able to pay its debts as they become due; and

•	is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed fixed recovery charges will be actually collected from customers.

Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law. The seller makes those representations and warranties in order to reflect the good faith understanding of the legal basis on which we are issuing the bonds and to reflect the agreement that if this understanding proves to be incorrect or inaccurate, the seller will be obligated to indemnify us.

The representations and warranties made by the seller will survive the execution and delivery of the sale agreement, and our pledge of the recovery property to the trustee. The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date including by means of any legislative enactment, constitutional amendment or voter initiative that renders any of the representations or warranties untrue.

Covenants of the Seller

In the sale agreement, the seller makes the following covenants:

•

Subject to its right to assign its rights and obligations to a successor utility under the sale agreement, so long as any of the bonds are outstanding, the seller will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary to perform its obligations under the sale agreement and the other basic documents and (c) continue to operate its distribution system to provide service to its customers.

•

Except for the conveyances under the sale agreement or any lien under the Wildfire Financing Law or the basic documents for the benefit of us, the bondholders or the trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the recovery property, or any interest therein, and the seller will defend the right, title and interest of us and of the trustee on behalf of the bondholders, in, to and under the recovery property against all claims of third parties claiming through or under the seller. The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the recovery property.

•

If the seller receives any payments in respect of the fixed recovery charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of us, and to hold such amounts in trust for us and the trustee prior to such payment.

•

If the seller becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables owing from customers who are obligated to pay the fixed recovery charge, the seller and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude fixed recovery charges from any receivables or other assets pledged or sold under such arrangement.

•

If the seller enters into a sale agreement selling to any other affiliate recovery property or similar property, consisting of nonbypassable charges payable by customers comparable to those sold by the seller pursuant to the sale agreement, the rating agency condition must be satisfied with respect to the bonds prior to or coincident with such sale and the seller will enter into an intercreditor agreement with us, the trustee for the bonds, the issuing entity of any such additional recovery bonds or additional other bonds and the trustee for such additional recovery bonds or additional other bonds described in “Security for the Bonds—Intercreditor Agreement”.

•

The seller will notify us and the trustee promptly after becoming aware of any lien on any of the recovery property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the Wildfire Financing Law or the UCC in favor of the trustee for the benefit of the bondholders.

•

The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the recovery property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

•	So long as any of the bonds are outstanding, the seller will:

•	treat the recovery property as our property for all purposes other than for financial reporting, state or federal regulatory or tax purposes;

•	treat the bonds as debt of the issuing entity, other than for financial reporting, state or federal regulatory or tax purposes;

•

disclose in its financial statements that we and not the seller are the owner of the recovery property and that our assets are not available to pay creditors of the seller or its affiliates (other than us);

•	not own or purchase any recovery bonds; and

•	disclose the effects of all transactions between us and the seller in accordance with generally accepted accounting principles.

•

The seller agrees that, upon the sale by the seller of recovery property to us pursuant to the sale agreement, to the fullest extent permitted by law, we will have all of the rights originally held by the seller with respect to the recovery property, including the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the transferred recovery property, notwithstanding any objection or direction to the contrary by the seller, and any payment by any customer to us will discharge that customer’s obligations in respect of that recovery property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.

•	So long as any of the bonds are outstanding:

•

In all proceedings relating directly or indirectly to the recovery property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the recovery property that is inconsistent with our ownership interest (other than for financial accounting, state or regulatory or tax purposes).

•

The seller will not take any action in respect of the recovery property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents.

•

Neither the seller nor the issuing entity will take any action, file any tax return, or make any election inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state, local and other tax law, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of us, as the issuing entity).

•

The seller will execute and file the filings required by law to perfect and continue the perfection of our ownership interest in and the trustee’s lien on the recovery property, including all filings required under the Wildfire Financing Law and the UCC relating to the transfer of the ownership of the rights and interests related to the bonds under the financing order by the seller to us and the pledge of the recovery property to the trustee. The seller will institute any action or proceeding necessary to compel performance by the California commission, the State of California or any of their respective agents of any of their obligations or duties under the Wildfire Financing Law, the financing order or any issuance advice letter. The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect us, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Wildfire Financing Law, the financing order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the bondholder or which would otherwise cause an impairment of our rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.

•

Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause us to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against us under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of our property, or ordering the winding up or liquidation of our affairs.

•

So long as any of the bonds are outstanding, the seller will, and will cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the transferred recovery property; provided that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

•	The seller will not withdraw the submission of any issuance advice letter with the California commission.

•	The seller will make all reasonable efforts to keep each tariff in full force and effect.

•

Promptly after obtaining knowledge of any breach in any material respect of its representations, warranties or covenants in the sale agreement, the seller will notify us, the trustee, the California commission and the rating agencies of the breach.

•	The seller will use the proceeds of the sale of the recovery property in accordance with the financing order and the Wildfire Financing Law.

•

Upon our request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out more effectively the provisions and purposes of the sale agreement.

Indemnification

The seller will indemnify, defend and hold harmless us, the trustee (for itself and for the benefit of the bondholders) and any of our and the trustee’s officers, directors, members, employees and agents against:

•	any and all amounts of principal of and interest on the bonds not paid when due or when scheduled to be paid;

•

any other amounts payable to any person in connection with the bonds or in connection with the recovery property, including but not limited to trustee’s fees and expenses, that are not paid when due or when scheduled to be paid pursuant to the applicable indenture;

•

the amount of any other deposits to the collection account required to have been made in accordance with the terms of the basic documents and retained in the capital subaccount, in the excess funds subaccount or released to us free of the lien of the applicable indenture, which are not made when so required;

•	any taxes payable by bondholders resulting in a breach of a specific tax representation of the seller; and

•	any reasonable costs and expenses incurred by such person that are not recoverable pursuant to the applicable indenture;

in each case to the extent resulting from the Seller’s breach of any of its representations, warranties or covenants contained in the sale agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of representation or warranty in any of the basic documents of the party seeking indemnification.

The seller’s indemnification obligations survive the resignation or removal of the trustee and the termination of the sale agreement. The seller will be liable in accordance with the sale agreement only to the extent of the obligations specifically undertaken by the seller in the sale agreement.

Successors to the Seller

Any person (a) into which the seller may be merged, converted or consolidated and that succeeds to all or substantially all of the electric distribution business of the seller, (b) that results from the division of the seller into two or more persons and that succeeds to all or substantially all of the electric distribution business of the seller, (c) that results from any merger or consolidation to which the seller shall be a party and that succeeds to all or substantially all of the electric distribution business of the seller, (d) that succeeds to the properties and assets of the seller substantially as a whole, or succeeds to all or substantially all of the electric distribution business of the seller, or (e) that otherwise succeeds to all or substantially all of the electric distribution business of the seller, shall be the successor to the seller under the sale agreement without further act on the part of any of the parties to the sale agreement; provided that the following conditions are met:

•

immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

•	the successor must execute an agreement of assumption to perform all of the obligations of the seller under the sale agreement,

•	officers’ certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the trustee, and

•	the rating agencies will have received prior written notice of the transaction.

Amendment

The sale agreement may be amended in writing by the seller and us, if a copy of the amendment is provided by us to each rating agency and the rating agency condition is satisfied, with the consent of the trustee. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of each affected tranche of bonds is also required. In determining whether a majority of holders have consented, bonds owned by us, SCE or any affiliate of us shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any bonds it actually knows to be so owned.

In addition, the sale agreement may be amended in writing by the seller and us with ten business days’ prior written notice given to the rating agencies, but without the consent of any of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the sale agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the sale agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to us and the trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the sale agreement to the description of the sale agreement in this prospectus. Promptly after the execution of any such amendment or consent, we will furnish copies of such amendment or consent to each of the rating agencies.

THE SERVICING AGREEMENT

The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the recovery property. We have filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part.

Servicing Procedures

The servicer will manage, service and administer, bill, collect and post all payments in respect of, the recovery property according to the terms of the servicing agreement. The servicer’s duties will include:

•	calculating consumption, billing the fixed recovery charges, collecting the fixed recovery charges from customers and posting all collections;

•	responding to inquiries of customers, the California commission or any other governmental authority regarding the recovery property or fixed recovery charges;

•	investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to us);

•	processing and depositing collections and making periodic remittances;

•	furnishing periodic and current reports and statements to us, the California commission, the rating agencies and the trustee;

•	making all filings with the California commission and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the recovery property;

•	making all filings and taking such other action as may be necessary to perfect the trustee’s lien on and security interest in all collateral;

•	selling, as our agent, as our interests may appear, defaulted or written-off accounts;

•	taking all necessary action in connection with true-up adjustments; and

•	performing other duties specified under the financing order.

The servicer will be required to notify us, the trustee and the rating agencies in writing if it becomes aware of any laws or commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.

In addition, upon our reasonable request or the reasonable request of the trustee or any rating agency, the servicer will provide to us, the trustee or any rating agency, as the case may be, public financial information about the servicer and any material information about the recovery property that is reasonably available, as may be reasonably necessary and permitted by law to enable us, the trustee or any rating agency to monitor the servicer’s performance, provided, however, that any such request by the trustee shall not create any obligation for the trustee to monitor the performance of the servicer. In addition, so long as any bonds are outstanding, the servicer will provide to us or the trustee within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the fixed recovery charges applicable to each FRC consumer class. The servicer will also prepare any reports required to be filed by us with the SEC, as further described below, and will cause to be delivered required opinions of counsel to the effect that all filings with the State of California necessary to preserve and protect the interests of the trustee in the recovery property have been made.

Servicing Standards and Covenants

The servicing agreement will require the servicer to (i) manage, service, administer, bill, collect and calculate fixed recovery charges in accordance with the Wildfire Financing Law and post collections in respect of the recovery property with reasonable care and in material compliance with applicable requirements of law, including all applicable regulations of the California commission, (ii) follow customary standards, policies and procedures for the industry in California in performing its duties as servicer, (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the recovery property and to bill and collect the fixed recovery charges, (iv) comply with all requirements of law, including all applicable regulations and guidelines of the California commission applicable to and binding on it relating to the recovery property, (v) file all California commission notices described in the Wildfire Financing Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred to us under the sale agreement and (vi) take such other action on our behalf to ensure that the lien of the trustee on the collateral remains perfected and of first priority. The servicer shall follow customary and usual practices and procedures as it deems necessary or advisable in servicing of all or any portion of the recovery property, which, in the servicer’s judgment, may include the taking of legal action, at our expense but subject to the priority of payments set forth in the indenture or in the series supplement.

Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer set forth in the servicing agreement shall be qualified and limited in their entirety by the Wildfire Financing Law, the financing order, any California commission regulation and U.S. federal securities laws and the rules and regulations promulgated thereunder as in effect at the time such duties are to be performed.

The servicing agreement will also require the servicer to provide various reports regarding the fixed recovery charges and allocation of the fixed recovery charges among various classes of customers and payments to the bondholders, in each case as are necessary to effect collection, allocation and remittance of payments in respect of fixed recovery charges and other collected funds as required under the basic documents.

The servicer will be responsible for instituting any action or proceeding to compel performance by the State of California or the California commission of their respective obligations under the Wildfire Financing Law, the financing order and any true-up adjustment. The servicer will take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Wildfire Financing Law, the financing order or the rights of holders of recovery property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by us as an operating expense; provided, however, that the servicer will be obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the related indenture or series supplement, and is not required to advance its own funds to satisfy these obligations.

True-Up Adjustment Letters

The servicing agreement requires the servicer to submit routine true-up mechanism advice letters to secure annual true-up adjustments, semi-annual true-up adjustments, if necessary, and, quarterly true-up adjustments, beginning 12 months prior to the scheduled final payment date for the last maturing tranche of the bonds. The servicing agreement also requires the servicer to submit advice letters for routine interim true-up adjustments at any time if the servicer forecasts that projected fixed recovery charge collections will be insufficient to pay principal of and interest on the bonds and other related financing costs to otherwise satisfy the periodic payment requirement.

In addition, the financing order permits the servicer to submit a request for a non-routine true-up adjustment at any time to revise the logic of the methodology used to determine the fixed recovery charges approved in the financing order. For more information on the true-up adjustment process, please read “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” in this prospectus.

Each true-up adjustment will allocate the revenue requirement among the FRC consumer classes in accordance with the methodology used to determine the fixed recovery charges approved in the financing order. Prior to each true-up adjustment submission, the servicer will update the data and assumptions used to calculate the fixed recovery charges, including projected electricity consumption during the next two payment periods based upon the most recent approved forecasts. Please read “SCE’s Financing Order—Fixed Recovery Charges—The Financing Order Establishes the Methodology used to Calculate the Fixed Recovery Charges” in this prospectus.

Remittances to Collection Account

The servicer will remit fixed recovery charge collections to the trustee for further credit to the general subaccount within two servicer business day of receipt. Please read “Security for the Bonds—Description of Indenture Accounts—Collection Account” in this prospectus. Until the fixed recovery charge collections are remitted to the collection account, the servicer will not segregate them from its general funds. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.

The servicing agreement and the financing order require that, in the event a customer does not pay in full all amounts owed under any bill, including fixed recovery charges, any resulting shortfalls in fixed recovery charges will be allocated ratably between the trustee and trustees for each series of additional recovery bonds.

The servicer has agreed and acknowledged that it holds all fixed recovery charge collections received by it and any other proceeds for the recovery bond collateral received by it for the benefit of the trustee and the bondholders and that all such amounts will be remitted by the servicer without any surcharge, fee, offset, charge or other deduction. The servicer has further agreed not to make any claim to reduce its obligation to remit all fixed recovery charge payments collected by it in accordance with this servicing agreement.

Servicing Compensation

The servicer will be entitled to receive an annual servicing fee in an amount equal to:

•	$387,710 per annum for so long as the servicer remains SCE or an affiliate, plus out of pocket expenses; or

•	if SCE or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee, and approved by the California commission.

The servicing fee shall be paid semi-annually, with half of the servicing fee being paid on each payment date, except for the amount of the servicing fee to be paid on the first payment date in which the servicing fee becomes due will be calculated based on the number of days the servicing agreement has been in effect. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the bonds.

Servicer Representations and Warranties; Indemnification

In the servicing agreement, the servicer will represent and warrant to us, as of the issuance date of the bonds, among other things, that:

•

the servicer is duly organized, and validly existing and is in good standing under the laws of the state of its organization (which is California, when SCE is the servicer), with requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the recovery property and hold the records related to the recovery property, and to execute, deliver and carry out the terms of the servicing agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the recovery property and to hold the recovery property records as custodian;

•

the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the recovery property as required under the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the recovery property);

•

the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

•

the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law (including concepts of materiality, reasonableness, good faith and fair dealing);

•

the consummation of the transactions contemplated by the servicing agreement do not conflict with, result in any breach of, nor constitute a material default under the servicer’s organizational documents or any indenture, material agreement or other instrument to which the servicer is a party or by which it or any of its property is bound, result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than the basic documents or any lien created pursuant to the Wildfire Financing Law) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

•

each report and certificate delivered in connection with the issuance advice letter or delivered in connection with any submission or filing made to the California commission by us with respect to the fixed recovery charges or true-up adjustments will be true and correct in all material respects, or, if based in part upon or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions are reasonable based upon historical performance (and facts known to the servicer on the date such report or certificate is delivered);

•

no approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the servicer of the servicing agreement, the performance by the servicer of the transactions contemplated by the servicing agreement or the fulfillment by the servicer of the terms of the servicing agreement, except those that have been obtained or made and those that the servicer is required to make in the future pursuant to the servicing agreement; and

•

no proceeding or, to the servicer’s knowledge, investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties involving or relating to the servicer or the issuing entity or, to the servicer’s knowledge, any other person, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent the issuance of the bonds or the consummation of any of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination or ruling that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of, the servicing agreement, the other basic documents or the bonds or seeking to adversely affect the federal income tax or state income or franchise tax classification of bonds as debt.

The Servicer Will Indemnify Us and Other Entities in Limited Circumstances

Under the servicing agreement, the servicer will agree to indemnify us, the trustee, for itself and on behalf of those holders, the independent manager and any of our and the trustee’s respective trustees, officers, directors, employees and agents against any losses that may be imposed upon, incurred by or asserted against any of those persons as a result of:

•

the servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the applicable servicing agreement or the servicer’s reckless disregard of its obligations and duties under the applicable servicing agreement or

•	the servicer’s material breach of any of its representations or warranties that results in a servicer default under the applicable servicing agreement.

The servicer will not be liable, however, for any losses resulting from the willful misconduct, bad faith or gross negligence or material breach of a representation or warranty in any of the basic documents of the party seeking indemnification.

Furthermore, the servicer is not responsible for any action, decision, ruling, action or delay of the California commission, other than any delay resulting from the servicer’s failure to file required applications in a timely and correct manner or any breach of its duties under the servicing agreements. The servicer also is not liable for the calculation of the fixed recovery charges and true-up adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner.

Notwithstanding the servicer’s election to assume the defense of any action, proceeding or investigation, we shall have the right to employ separate counsel (including local counsel), and the servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both us and the servicer and we shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the servicer, (ii) the servicer shall not have employed counsel reasonably satisfactory to us to represent us within a reasonable time after notice of the institution of such action, (iii) the servicer shall authorize us to employ separate counsel at the expense of the servicer or (iv) in the case of the trustee, such action exposes the trustee to a material risk of criminal liability or forfeiture or a servicer default has occurred and is continuing. Notwithstanding the foregoing, the servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for us other than one local counsel, if appropriate. The servicer will not, without the prior written consent of us, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought (whether or not we are an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of us from all liability arising out of such claim, action, suit or proceeding.

Evidence as to Compliance

The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2024 or, if earlier, on the date on which the annual report relating to the bonds is required to be filed with the SEC, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31 (or preceding period since the issuance date of the bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.

The servicing agreement also provides that a firm of independent certified public accountants, at the servicer’s expense, will furnish annually to us, the trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2024 or, if earlier, on the date on which the annual report relating to the bonds is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted.

Copies of the above reports will be filed with the SEC. You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.

The servicer will also be required to deliver to us, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of fixed recovery charges received during the preceding calendar month and, shortly before each payment date, a semi-annual report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the bonds and the amounts specified in the related expected sinking fund schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of the semi-annual payment date reports with the SEC.

In addition, the servicer is required to send copies of each filing or notice evidencing a true-up adjustment to us, the trustee and the rating agencies. The servicer is also required to prepare and deliver certain disclosures to its customers and to ESPs, and to provide to the rating agencies any non-confidential and non-proprietary information about the ESPs as is reasonably requested by the rating agencies.

Matters Regarding the Servicer

The servicing agreement will provide that SCE may not resign from its obligations and duties as servicer thereunder, except if (a) SCE determines that the performance of its duties under the servicing agreement is no longer permissible under applicable law or (b) satisfaction of the following: (i) the rating agency condition shall have been satisfied and (ii) the California commission shall have approved such resignation. No resignation by SCE as servicer will become effective until a successor servicer has assumed SCE’s servicing obligations and duties under the servicing agreement.

The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to us or to the trustee, our managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties. The servicer and any of director, officer, employee or agent of the servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie property executed and submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at our expense.

Any person (a) into which the servicer may be merged or consolidated and that succeeds to all or substantially all of the electric distribution business of the servicer, (b) that results from the division of the servicer into two or more entities and succeeds to all or substantially all of the electric distribution business of the servicer, (c) that may result from any merger or consolidation to which the servicer shall be a party and succeeds to all or substantially all of the electric distribution business of the servicer, or (d) that may otherwise succeed to all or substantially all of the electric distribution business of the servicer, shall be the successor to the servicer under this Agreement, provided the following conditions are met;

•	the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

•

immediately after giving effect to the transaction, no servicer default and no event that, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing;

•

the servicer has delivered to us, the trustee and the rating agencies an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with; and

•	the servicer has given prior written notice to the rating agencies.

If all the conditions to any such assumption are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.

The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations. However, unless the appointed person is an affiliate of SCE, appointment must satisfy the rating agency condition. In all cases, the servicer must remain obligated and liable under the servicing agreement.

Servicer Defaults

Servicer defaults under the servicing agreement will include (each, a servicer default):

•

any failure by the servicer to remit to the collection account on our behalf any required remittance (other than an inadvertent failure to remit a de minimus amount of collections) that shall continue unremedied for five business days after written notice from us or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•	any failure by the servicer to make fixed recovery charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•

any failure by the servicer or, if the servicer is SCE or an affiliate of SCE, by SCE to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is SCE or an affiliate of SCE, by us or by the trustee or after such failure is discovered by an officer of the servicer;

•

any representation or warranty made by the servicer in the servicing agreement or any basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by us or the trustee after such failure is discovered by an officer of the servicer; and

•	events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default

As long as a default under a servicing agreement remains unremedied, either the trustee for the bonds or the holders of not less than a majority of the outstanding principal amount of the bonds may terminate all the rights and obligations of the servicer under that servicing agreement. However, the servicer’s obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. After the termination, removal or resignation of the servicer, the issuing entity, with the prior written consent of the trustee, will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under that servicing agreement. Any successor servicer must also be approved by the California commission.

In no event shall the trustee be liable for its or our appointment of a successor servicer. The trustee’s expenses incurred to appoint a successor shall be at the sole expense of us and payable from the collection account as provided in the indenture.

We, with the prior written consent of the trustee, may appoint, or petition the California commission or a court of competent jurisdiction for the appointment of, a successor servicer, subject to satisfaction of the rating agency condition and all California commission regulations.

In addition, if the servicer defaults in any obligation to remit required amounts to the trustee, the financing order allows holders of bonds and the trustees and representatives of those holders, us or our assignees, and pledgees and transferees of the recovery property for the related series of bonds to petition the California commission to order the sequestration and payment to the trustee of revenues arising from the related recovery property. If, however, the servicer is in bankruptcy, the holders of the bonds and their trustees and representatives, us, our assignees and the pledgees and transferees of the recovery property, and the California commission may be prohibited from obtaining or enforcing such an order. Furthermore, we, the trustee, the holders of the bonds, and the California commission may be prohibited from replacing the servicer if it is in bankruptcy. Please read “Risk Factors—Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.

Waiver of Past Defaults

Holders of a series of bonds evidencing not less than a majority in principal amount of the then outstanding bonds, on behalf of all holders, may direct the trustee to waive in writing any default by the servicer in the performance of its obligations under the applicable servicing agreement and its consequences, except a default in making any required remittances to the trustee for deposit into the collection account for that series under the applicable servicing agreement.

Successor Servicer

Under the servicing agreement, if for any reason a third party assumes the role of the servicer under the servicing agreements, the servicer must cooperate with us and with the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreements, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired.

Furthermore, even if we appoint a successor servicer, a successor servicer may encounter difficulties in collecting the fixed recovery charges and determining appropriate true-up adjustments to the fixed recover charges. Any successor servicer may have less experience than SCE and less capable systems than those that SCE uses. The appointment of any successor servicer must also be approved by the CPUC. Please read “Risk Factors—Servicing Risks—Your investment in the bonds depends on SCE or its successor or assignee, acting as servicer of the recovery property” and “Risk Factors—Servicing Risks—It might be difficult for successor servicers to collect the fixed recovery charges from SCE’s customers” in this prospectus.

Amendment

The servicing agreement may be amended by the servicer and us with five business days’ prior written notice given to the rating agencies and the prior written consent of the trustee, but without the consent of any of the holders of bonds, to cure any ambiguity, to correct or supplement any provisions in the servicing agreement, to add recovery property subject to the servicing agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the servicing agreement or of modifying in any manner the rights of the holders of bonds, provided, however, that such action shall not adversely affect in any material respect the interests of any holder of bonds. For purposes of an amendment described in this paragraph, any amendment that increases the servicing fee payable to a successor servicer shall not be treated as adversely affecting the interests of any bondholder so long as the servicing fee is within the range approved in the financing order.

The servicing agreement may also be amended by the servicer and us with prior written notice given to the rating agencies, the trustee and holders of bonds evidencing not less than a majority of the outstanding amount of the bonds, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the holders of bonds; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of collections of fixed recovery charges or (b) reduce the percentage of the outstanding amount of the bonds, the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding bonds.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT

Challenge to True Sale Treatment

SCE will represent and warrant that the transfer of the recovery property in accordance with the sale agreement constitutes a true and valid sale and assignment of that recovery property by SCE to us. It will be a condition of closing for the sale of the recovery property pursuant to the sale agreement that SCE will take the appropriate actions under the Wildfire Financing Law to perfect this sale. The Wildfire Financing Law provides that a transfer of recovery property by an electrical corporation to an affiliate or a financing entity (as defined in the Wildfire Financing Law) which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale”, and not as a pledge or other financing, of the relevant recovery property, other than for federal and state income and franchise tax purposes. We and SCE will treat such a transaction as a sale under applicable law. However, we expect that bonds will be reflected as debt on SCE’s consolidated financial statements. In addition, we anticipate that the bonds will be treated as debt of SCE for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the recovery property to us pursuant to that sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of SCE and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the bonds.

In that regard, we note that the bankruptcy court in In re LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.

LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.

Even if creditors did not challenge the sale of recovery property as a true sale, a bankruptcy filing by SCE could trigger a bankruptcy filing by us with similar negative consequences for bondholders. In a recent bankruptcy case, In re General Growth Properties, Inc., 406 B.R. 171, (Bankr. S.D.N.Y. 2009), General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as special purpose vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.

We and SCE have attempted to mitigate the impact of a possible recharacterization of the sale of recovery property from SCE to us as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the applicable recovery property is thereafter recharacterized by a court as a financing transaction and not a true sale, SCE will be deemed to have granted to us on behalf of ourselves and the trustee a first priority security interest in all of SCE’s right, title and interest in and to the recovery property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement naming SCE as the debtor and us as the secured party and identifying the recovery property and the proceeds thereof as collateral in accordance with the Wildfire Financing Law. As a result of this filing, we would be a secured creditor of SCE and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by an SCE bankruptcy.

The Wildfire Financing Law provides that the creation, granting, perfection and enforcement of liens and security interests in recovery property are governed by Wildfire Financing Law and not by the California UCC. Under the Wildfire Financing Law, a valid and enforceable lien and security interest in recovery property arises when all of the following have taken place: the California commission has issued a financing order authorizing the fixed recovery charges included in the recovery property, value has been given by the pledgees of the recovery property, and the pledgor has signed a security agreement covering the recovery property. Upon perfection through the filing of a financing statement with the Secretary of State of California pursuant to rules established by the Secretary of State of California in accordance with the California UCC, the security interest shall be a continuously perfected lien and security interest in the recovery property, with priority in the order of filing and taking precedence over any subsequent judicial or other lien creditor. None of this, however, eliminates the risk of payment delays and other adverse effects caused by an SCE bankruptcy.

If for any reason, a financing statement is not filed under the Wildfire Financing Law or we fail to otherwise perfect our interest in the recovery property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of SCE. Notwithstanding any failure on our part to perfect our interest in the recovery property, under the Wildfire Financing Law and the financing order, a statutory lien on the recovery property and the proceeds thereof arises by operation of law automatically without any action on the part of SCE, us or any other person. This statutory lien secures all obligations, then existing or thereafter arising, to the holders and the trustee of the holders of the recovery bonds issued pursuant to the financing order. Under the Wildfire Financing Law, this statutory lien is valid, perfected and enforceable against the owner of the recovery property and all third parties upon the effectiveness of the financing order without any further public notice (although protective filings (including the filing by us of financing statements as described above) is permitted under the Wildfire Financing Law). If SCE were to become a debtor in a bankruptcy case and a bankruptcy court determined that we were an unsecured creditor, there can be no assurance that the court would be made aware of the statutory lien described above or, if the court was aware of the statutory lien arising under the Wildfire Financing Law and the financing order, that the court would determine that trustee and the holders of the recovery bonds have a first priority statutory lien or are secured creditors of SCE.

Consolidation of the Issuing Entity and SCE

If SCE were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of SCE and us. We and SCE have taken steps to attempt to minimize this risk. Please read “SCE Recovery Funding LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if SCE were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with the assets and liabilities of SCE. Substantive consolidation would result in payment of the claims of the beneficial owners of the bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

Status of Recovery Property as Current Property

SCE will represent in the sale agreement, and the Wildfire Financing Law provides, that the recovery property sold pursuant to such sale agreement constitutes a current property right on the date that the recovery property is first transferred or pledged in connection with the issuance of bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of SCE, a court would not rule that the applicable recovery property comes into existence only as retail electric customers use electricity.

If a court were to accept the argument that the applicable recovery property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the fixed recovery charges in respect of electricity consumed after the commencement of the bankruptcy case or that the recovery property has been sold to us. If it were determined that the recovery property had not been sold to us, and the security interest in favor of the bondholders did not attach to the applicable fixed recovery charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against SCE. In connection with any such court determination, there would be delays and/or reductions in payments on the bonds. Whether or not a court determined that recovery property had been sold to us pursuant to a sale agreement, no assurances can be given that a court would not rule that any fixed recovery charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.

In addition, in the event of a bankruptcy of SCE, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of SCE’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the fixed recovery charge receipts used to make payments on the bonds.

Regardless of whether SCE is the debtor in a bankruptcy case, if a court were to accept the argument that recovery property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of SCE arising before that recovery property came into existence could have priority over our interest in that recovery property. Adjustments to the fixed recovery charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.

Estimation of Claims; Challenges to Indemnity Claims

If SCE were to become a debtor in a bankruptcy case, to the extent we do not have secured claims as discussed above, claims, including indemnity claims, by us or the trustee against SCE as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against SCE. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against SCE based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.

No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving SCE.

Enforcement of Rights by the Trustee

Upon an event of default under the indenture, the Wildfire Financing Law permits the trustee to enforce the security interest in the recovery property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the California commission or a court of competent jurisdiction to order the sequestration and payment to holders of bonds of all revenues arising from the applicable fixed recovery charges. There can be no assurance, however, that the California commission or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the United States Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the California commission or a district court judge and an order requiring an accounting and segregation of the revenues arising from the recovery property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.

Bankruptcy of the Servicer

The servicer is entitled to commingle the fixed recovery charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Wildfire Financing Law provides that the relative priority of a lien created under the Wildfire Financing Law is not defeated or adversely affected by the commingling of fixed recovery charges arising with respect to the recovery property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the fixed recovery charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled fixed recovery charges held as of that date and could not recover the commingled fixed recovery charges held as of the date of the bankruptcy.

However, if the court were required to rule on the ownership of the commingled fixed recovery charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled fixed recovery charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled fixed recovery charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.

The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the California commission or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor servicer may be difficult to obtain and may not be capable of performing all of the duties that SCE as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

USE OF PROCEEDS

The net proceeds of this offering are estimated to be approximately $768,694,078, after deducting underwriting discounts and commissions and upfront transaction costs. Proceeds will be used to pay expenses of issuance and to purchase the recovery property from SCE and to pay financing costs relating to the bonds. In accordance with the financing order, SCE will use the proceeds it receives from the sale of the recovery property to reimburse itself for previously incurred recovery costs constituting Eligible Projects as defined and described below, including the retirement of related debt. See “SCE’s Financing Order” in this prospectus.

The retirement of related debt will be the repayment of a term loan maturing in May 2023 (the Term Loan), from lenders named therein and Royal Bank of Canada, as administrative agent, of approximately $730 million, which incurs interest at a floating rate of Term SOFR plus an adder of 0.50%, which is periodically reset. As of March 9, 2023, the interest rate on the term loan was approximately 5.33%.

Eligible Projects

Eligible Projects are expenditures related to minimizing the risk of ignition from utility related infrastructure through adaptive measures which include;

•	Infrastructure grid hardening (wildfire covered conductor program, undergrounding, fusing mitigation);

•	Preventive maintenance (vegetation management, increased overhead infrastructure inspections and perform necessary remediations);

•	Improved fire situational awareness (fire science & advanced modeling, high fire risk area sectionalizing devices); and

•

Investments in technology and process (alternative technologies, distribution fault anticipation, public safety power shutoff protocol support functions) to minimize the frequency and impact of service disruptions.

Process for Eligible Project Evaluation and Selection

The Wildfire Financing Law and financing order authorize the recovery of certain wildfire risk mitigation capital expenditures with the proceeds of the bonds. These wildfire risk mitigation capital expenditures are Eligible Projects as described above. SCE has determined that these Eligible Projects are aligned with the climate change adaptation category of the ICMA 2021 Green Bond Principles.

SCE has commissioned an outside consultant with recognized expertise in environmental, social and governance research and analysis to assess the overall impact of the Eligible Projects and alignment of the Eligible Projects with the ICMA 2021 Green Bond Principles. Neither this opinion nor the information contained on such outside consultant’s website is and should be deemed a part of this prospectus.

Management of Proceeds and Impacts

The proceeds from the sale of the recovery property will be fully allocated to reimburse SCE for Eligible Projects as defined herein. The estimated environmental benefits related to wildfire risk mitigation and impact minimization stemming from select Eligible Projects funded by the bonds are:

•	an estimated 863 hardened circuit miles of covered conductor (wire covered with protective layers) installed in SCE’s High Fire Risk Areas (“HFRA”); and

•	an estimated 3,326 SCE transmission or distribution wood poles replaced with fire-resistant (e.g., fiberglass composite or steel) poles in the HFRA.

The covered conductor metric was calculated using data from all of SCE’s Wildfire Covered Conductor Program covered conductor work orders that included dollars to be allocated to the bonds. The total capital spending (including spend not allocated to the bonds) across all of the applicable work orders was divided by the total covered conductor miles hardened as a result of those projects to calculate the average cost per mile. Since only a portion of the capital spending across these work orders were allocated to these bonds, the approximate number of hardened circuit miles funded by the bonds was calculated as the total allocated spend divided by the average cost per mile across all of the work orders. The resulting estimated 863 hardened circuit miles funded through the bonds materially reduced the risk of ignition on approximately 9% of all overhead distribution circuit miles located in HFRA within SCE’s service territory.

To calculate the replaced pole metric, the proportion of spend for each work order allocated to bonds was compared to the total spend under the work order that included pole replacement activities. The proportion for each work order was multiplied by the number of poles replaced in that work order to reflect the amount of pole replacement allocated to the bonds. The proportional number of poles replaced for each project was then summed to estimate the total quantity of poles funded through the bonds. The resulting estimated 3,326 pole replacements funded through the bonds represent approximately 1% of all poles located in HFRA within SCE’s service territory. The count of poles replaced only includes poles replaced as part of enhanced preventative maintenance programs (e.g., not inclusive of poles replaced while installing covered conductor under the Wildfire Covered Conductor Program).

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions in the underwriting agreement among us, SCE and the underwriters, for whom RBC Capital Markets, LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the bonds listed opposite each underwriter’s name below:

Underwriter	Tranche A-1	Tranche A-2

RBC Capital Markets, LLC	$123,250,000	$101,622,000
Barclays Capital Inc.	$97,751,000	$80,596,000
Citigroup Global Markets Inc.	$97,751,000	$80,596,000
ATLAS SP Securities, a division of Apollo Global Securities, LLC	$42,500,000	$35,041,000
Drexel Hamilton, LLC	$15,937,000	$13,141,000
Loop Capital Markets LLC	$15,937,000	$13,141,000
Mischler Financial Group, Inc.	$15,937,000	$13,141,000
Samuel A. Ramirez & Company, Inc.	$15,937,000	$13,141,000
Total	$425,000,000	$350,419,000

Under the underwriting agreement, the underwriters will take and pay for all of the bonds we offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Underwriters’ Sales Price for the Bonds

The bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may re-allow, a discount not to exceed the percentage listed below for each tranche.

	Selling Concession	Reallowance Discount
Tranche A-1	0.240%	0.120%
Tranche A-2	0.240%	0.120%

After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

No Assurance as to Resale Price or Resale Liquidity for the Bonds

The bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the bonds.

Various Types of Underwriter Transactions that May Affect the Price of the Bonds

The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the bonds to be higher than they would otherwise be. Neither we, SCE, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to SCE and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the bonds.

We estimate that our share of the total expenses of the offering will be $3,547,824.

We and SCE have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.

The issuing entity expects to deliver the bonds against payment for the bonds on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the sixth business day following the date of pricing of the bonds. Since trades in the secondary market generally settle in two business days, purchasers who wish to trade bonds on the date of pricing or the succeeding three business days will be required, by virtue of the fact that the bonds initially will settle in T + 6, to specify alternative settlement arrangements to prevent a failed settlement.

Conflicts of Interest

As described in “Use of Proceeds,” we plan to use the net proceeds to repay borrowings outstanding under the Term Loan. Certain of the underwriters in this offering or their affiliates are lenders under the Term Loan. As such, certain of the underwriters in this offering or their affiliates will receive 5% or more of the net proceeds of this offering, not including the underwriting discount. Any such underwriter would be considered to have a “conflict of interest” pursuant to FINRA Rule 5121. Consequently, this offering will be required to be made in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. Under FINRA Rule 5121, no affected underwriter is permitted to confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder. Please read “Use of Proceeds” in this prospectus.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The issuing entity is a wholly-owned subsidiary of SCE. SCE is a wholly-owned operating subsidiary of Edison International. Each of the sponsor, the initial servicer and the depositor may maintain other banking relationships in the ordinary course with The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. serves as trustee for the Series 2021-A Bonds and the Series 2022-A Bonds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the bonds. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the U.S. federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons who hold bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” U.S. persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities and tax-exempt organizations). This summary also does not address the consequences to holders of the bonds under state, local or foreign tax laws. However, by acquiring a bond, a bondholder agrees to treat the bond as a debt of SCE to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.

This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

U.S. Holder and Non-U.S. Holder Defined

A U.S. Holder means a beneficial owner of a bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the U.S., (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person. A Non-U.S. Holder means a beneficial owner of a bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the U.S. or (iii) a former resident of the U.S.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold bonds , and partners in such partnerships, are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the U.S. are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.

ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASE, OWNERSHIP AND DISPOSITION OF BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

Taxation of the Issuing Entity and Characterization of the Bonds

Based on Revenue Procedure 2005-62, 2005-2 CB 507, it is the opinion of Norton Rose Fulbright US LLP, as tax counsel, that for U.S. federal income tax purposes, (1) we will not be treated as a taxable entity separate and apart from SCE and (2) the bonds will be treated as debt of SCE. By acquiring a bond, a beneficial owner agrees to treat the bond as debt of SCE for U.S. federal income tax purposes. This opinion is based on certain representations made by us and SCE, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the bonds.

Tax Consequences to U.S. Holders

Interest

Interest income on the bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting.

Original Issue Discount

One or more tranches of bonds may be issued with original issue discount (OID). Notwithstanding a U.S. Holder’s usual method of tax accounting, any OID on a class of bond will be includible in the U.S. Holder’s income when it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. In general, a class of bond will be treated as issued with OID if the “stated redemption price at maturity” of that class of bond (ordinarily, the initial principal amount of that class of bonds) exceeds the “issue price” of that class of bond (ordinarily, the price at which a substantial amount of that class of bond is sold to the public) by more than a statutorily defined “de minimis” amount.

Sale or Retirement of Bonds

On a sale, exchange or retirement of a bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the bond. A U.S. Holder’s tax basis in a bond is the U.S. Holder’s cost, subject to adjustments such as increases in basis for any OID previously included in income and reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the bond was held for more than one year at the time of disposition. If a U.S. Holder sells the bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain.

3.8% Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the bonds, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% tax is determined in a manner different from the regular income tax.

Potential Acceleration of Items of Income

Potential Acceleration of Items of Income

A U.S. Holder that uses an accrual method of accounting for U.S. federal income tax purposes generally is required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general rules described above. The United States Treasury released regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Internal Revenue Code, including, income subject to the timing rules for OID, income under the contingent payment debt instrument rules, income and gain associated with an integrated transaction, de minimis OID, accrued market discount, and de minimis market discount. Prospective investors in the bonds that use an accrual method of accounting for U.S. federal income tax purposes are urged to consult with their tax advisors regarding the potential applicability of this provision to their particular situation.

Tax Consequences to Non-U.S. Holders

Interest

Subject to the discussion of FATCA and backup withholding below, payments of interest income (including OID) on the bonds received by a Non-U.S. Holder that does not hold its bonds in connection with the conduct of a trade or business in the United States will generally not be subject to U.S. federal withholding tax, provided that the interest income is not effectively connected with the conduct of a trade or business within the United States and the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Edison International entitled to vote, is not a controlled foreign corporation that is related to Edison International through stock ownership, is not a bank that acquires the bonds as part of its business of making loans and is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and the withholding agent receives:

•	from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

•

a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

•

a withholding certificate from a person representing to be a “intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

•

a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner and a copy of such withholding certificate.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a U.S. taxpayer identification number to SCE or its paying agent in order to claim the foregoing exemption from U.S. withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a U.S. withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax and the Non-U.S. Holder provides a withholding certificate properly establishing such reduction or elimination. A Non-U.S. Holder generally will be taxable on a net income basis at the same regular tax rates as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.). Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty. To avoid having the 30% withholding tax imposed on effectively connected interest income, the Non-U.S. Holder must provide a withholding certificate on which the Non-U.S. Holder certifies, among other facts, that payments on the bonds are effectively connected with the conduct of a trade or business in the U.S.

Capital Gains Tax Issues

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of bonds, unless:

•	the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year and this gain is from U.S. sources; or

•

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.).

FATCA

Under the Foreign Account Tax Compliance Act (FATCA), a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The withholding agent will be required to withhold amounts under FATCA on payments made to Non-U.S. Holders that are subject to the FATCA requirements but fail to provide the withholding agent with proof that they have complied with such requirements.

Information Reporting and Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the backup withholding tax by providing a properly completed Form W-9 (Request for Taxpayer Identification Number and Certification).

Generally, if you are a Non-U.S. Holder, we or our agent must report annually to you and to the IRS the amount of any payments of interest to you, your name and address, and the amount of tax withheld, if any. Copies of the information returns reporting those interest payments and amounts withheld may be available to the tax authorities in the country in which you reside under the provisions of any applicable income tax treaty or exchange of information agreement. Compliance with the identification procedures described above under “ —Tax Consequences to Non-U.S. Holders—Interest” in this prospectus would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

In addition, backup withholding of U.S. federal income tax may apply upon the sale of a bond to (or through) a broker, unless either (1) the broker determines that the seller is an exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale may also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the seller’s non-U.S. status would be made normally on an IRS Form W-8BEN or IRS Form W-8BEN-E signed under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. A sale of a bond to (or through) a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding unless the broker is a U.S. person or has certain connections to the U.S.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material U.S. Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the purchase, ownership, and disposition of the bonds offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the bonds offered by this prospectus.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition, holding and disposition of the bonds by, on behalf of, or using assets of, employee benefit plans and other arrangements that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Section 4975 of the Internal Revenue Code. For purposes of this discussion, “plans” include (1) an “employee benefit plan” as defined in Section 3(3) of ERISA that subject to Title I of ERISA, including, but not limited to, a profit sharing plan or a pension plan, (2) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, including, but not limited to, an individual retirement account and annuity or a Keogh plan, and (3) an entity that is deemed to hold assets of any of the foregoing by virtue of such employee benefit plan’s or plan’s investment in the entity, including, but not limited to, a collective investment fund or an insurance company general or separate account.

General Fiduciary Matters

ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries with respect to a plan. A fiduciary is any person who in connection with the assets of the plan:

•	has discretionary authority or control over the management or disposition of such assets, or

•	provides investment advice for a fee with respect to such assets.

ERISA imposes certain general fiduciary requirements on fiduciaries, including, but not limited to:

•	investment prudence and diversification, and

•	the investment of the assets of the plan in accordance with the documents governing the plan.

In considering an investment in the bonds, the fiduciary of a plan should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA or the Internal Revenue Code relating to the fiduciary’s duties to the plan, including, but not limited to, the duties of investment prudence and diversification, and delegation of control under ERISA, and the prohibited transaction provisions of ERISA and the Internal Revenue Code.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” as defined under ERISA or “disinterested persons” as defined under Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is available. The types of transactions that are prohibited include but are not limited to:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 501(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel or unwind the transaction and/or may have to pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be impacted which would result in adverse tax consequences to the owner of the account.

Plan Asset Issues

A fiduciary’s investment of the assets of a plan in the bonds may cause the issuing entity’s assets to be deemed assets of the plan. United States Department of Labor has issued regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (collectively, the “plan asset regulations”) concerning the definition of what constitutes the assets of a plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Under the plan asset regulations, generally when a plan acquires an “equity interest” in an entity that is neither a “publicly offered security” (within the meaning of the plan asset regulations) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that an exception set forth in the plan asset regulation is applicable. The plan’s assets generally will not include the underlying assets of the entity, if less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors” or the entity is an “operating company,” (as each of those terms is defined in the plan asset regulations). An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the bonds should not be treated as equity interests in the issuing entity for purposes of the plan asset regulations.

If the bonds were deemed to be equity interests in the issuing entity and none of the exceptions contained in the plan asset regulations were applicable, then the issuing entity’s assets would be considered to be assets of any plans that purchase the bonds. If the issuing entity’s assets were deemed to constitute “plan assets” of an investing plan pursuant to the plan asset regulations, transactions the issuing entity might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code. Each prospective plan investor should make its own assessment as to whether or not the bonds will be treated as equity interests in the issuing entity for purposes of the plan asset regulations, and should consult with its own legal advisors concerning the potential consequences of the application of the plan asset regulations, the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code to an investment in the bonds with assets of a plan.

Prohibited Transaction Exemptions

Without regard to whether the bonds are characterized as equity interests in the issuing entity for purposes of the plan asset regulations, the acquisition, holding or disposition of the bonds by or on behalf of a plan could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the issuing entity or the trustee, SCE, any other servicer, Edison International, any underwriter or certain of their affiliates is or becomes a party in interest or disqualified person with respect to an investing plan.

If you are a fiduciary of a plan, before acquiring any bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:

•	PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

•	PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

•

the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

The issuing entity cannot provide any assurance that any of these class exemptions or statutory exemptions or any other prohibited transaction exemptions will apply with respect to any particular investment in the bonds by, on behalf of, or using assets of, a plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or the statutory exemption were deemed to apply, bonds may not be purchased with assets of any plan if the issuing entity or the trustee, SCE, any other servicer, Edison International, any underwriter or any of their affiliates:

•	has investment discretion over the assets of the plan used to purchase the bonds;

•

has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to acquire the bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan.

Before acquiring any bonds by or on behalf of, or using assets of, a plan, you should consider whether the acquisition, holding or disposition of bonds might constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and, if so, whether any prohibited transaction exemption might apply to the acquisition, holding and disposition of the bonds.

Other Plans

Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to requirements of ERISA or Section 4975 of the Internal Revenue Code (“non-ERISA plans”); provided, however such non-ERISA plans may be subject to federal, state, local or other laws that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (“similar law”). Accordingly, assets of these plans may be invested in the bonds without regard to the ERISA considerations described above, subject to the application of similar law and the provisions of other applicable federal, including, for example, the prohibited transaction rules in Section 503 of the Internal Revenue Code.

Representation

By acquiring any interest in the bonds, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) it is not a plan or non-ERISA plan subject to similar law and is not acting on behalf of, or using assets of, a plan or non-ERISA plan subject to similar law to acquire or hold the bonds or (2) its acquisition, holding and disposition of the bonds will not, in the case of a plan, constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of non-ERISA plan subject to similar law, will not constitute or result in a violation of similar law.

Consultation with Counsel

The sale of the bonds to a plan or a non-ERISA plan subject to similar law will not constitute a representation by the issuing entity or the trustee, SCE, any other servicer, Edison International, any underwriter or any of their affiliates that such an investment meets all relevant legal requirements relating to investments by such plans or non-ERISA plans generally or by any particular plan or non-ERISA plan, or that such an investment is appropriate for such plans or non-ERISA plans generally or for a particular plan or non-ERISA plan.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the bonds on behalf of, or with the assets of, any plan or non-ERISA plan, should consider the general fiduciary obligations under ERISA, the prohibited transaction provisions under ERISA and the Internal Revenue Code or the provisions of applicable similar law and should consult with legal counsel as to the potential applicability of ERISA, any regulations thereto, the Internal Revenue Code or similar law to any investment and, in the case of plan, the availability of any prohibited transaction exemption in connection with any such investment.

This summary is based on current provisions of ERISA, the Internal Revenue Code, the regulations and other related guidance. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

LEGAL PROCEEDINGS

Other than as disclosed herein, there are no legal or governmental proceedings pending against us, the sponsor, seller, trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the bonds.

RATINGS FOR THE BONDS

We expect that the bonds will receive credit ratings from at least two NRSROs. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any bonds and, accordingly, we can give no assurance that the ratings assigned to any tranche of the bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter. If a rating of any tranche of bonds is lowered or withdrawn, the liquidity of this tranche of the bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the bonds other than the payment in full of each tranche of the bonds by the final maturity date or tranche final maturity date, as well as the timely payment of interest.

Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the bonds. As a result, an NRSRO other than the NRSRO hired by the sponsor (hired NRSRO) may issue unsolicited ratings on the bonds, which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the bonds. Issuance of any unsolicited rating will not affect the issuance of the bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the bonds might adversely affect the value of the bonds and, for regulated entities, could affect the status of the bonds as a legal investment or the capital treatment of the bonds. Investors in the bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.

A portion of the fees paid by SCE to a NRSRO which is hired to assign a rating on the bonds is contingent upon the issuance of the bonds. In addition to the fees paid by SCE to a NRSRO at closing, SCE will pay a fee to the NRSRO for ongoing surveillance for so long as the bonds are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the bonds.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we and SCE have filed with the SEC relating to the bonds. This prospectus describes the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits.

Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov, or on a website associated with SCE, currently located at www.edisoninvestor.com. Information contained on SCE’s website or that can be accessed through the website is not incorporated into and does not constitute a part of this registration statement. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

SCE Recovery Funding LLC

2244 Walnut Grove Avenue

P.O. Box 5407

Rosemead, California 91770

(626) 302-7255

Our SEC Securities Act file number is 333-270543 and 333-270543-01.

We or SCE as depositor will also file with the SEC all of the periodic reports we or the depositor are required to file under the Securities Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither we nor SCE as depositor intend to file any such reports relating to the bonds following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. A more detailed description of the information to be included in these periodic reports, please read “Description of the Bonds—SEC Filings; Website Disclosure” in this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we or the depositor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information with information that we or the depositor file subsequently that is incorporated by reference into this prospectus.

To the extent that we are required by law to file such reports and information with the SEC under the Exchange Act, we will file annual and current reports and other information with the SEC. We are incorporating by reference any future filings we or the sponsor, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under our own name as issuing entity. Under the Indenture, we may voluntarily suspend or terminate the filing obligations as issuing entity (under the SEC rules) with the SEC, to the extent permitted by applicable law.

We are incorporating into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report which we or SCE, solely in its capacity as our depositor, make with the SEC until the offering of the bonds is completed. These reports will be filed under our own name as issuing entity. In addition, these reports will be posted on a website associated with SCE, currently located at www.edisoninvestor.com. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INVESTMENT COMPANY ACT OF 1940 AND VOLCKER RULE MATTERS

The issuing entity will be relying on an exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. As a result of such exclusion, the issuing entity will not be subject to regulation as an “investment company” under the 1940 Act.

In addition, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule, or the Volcker Rule, under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. As part of the Dodd-Frank Act, federal law prohibits a “banking entity”—which is broadly defined to include banks, bank holding companies and affiliates thereof—from engaging in proprietary trading or holding ownership interests in certain private funds. The definition of “covered fund” in the regulations adopted to implement the Volcker Rule includes (generally) any entity that would be an investment company under the 1940 Act but for the exclusion provided under Sections 3(c)(1) or 3(c)(7) thereunder. Because the issuing entity will rely on Section 3(c)(5) of the 1940 Act, it will not be considered a “covered fund” within the meaning of the Volcker Rule regulations.

RISK RETENTION

This offering of bonds is a public utility securitization exempt from the risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of Regulation RR.

For information regarding the requirements of the European Union Securitization Regulation and United Kingdom Securitization Regulation as to risk retention and other matters, please read “Risk Factors—Other Risks Associated with an Investment in the Bonds—Regulatory provisions affecting certain investors could adversely affect the liquidity of the bonds” in this prospectus.

LEGAL MATTERS

Certain legal matters relating to the bonds, including certain federal income tax matters, will be passed on by Norton Rose Fulbright US LLP, counsel to SCE and us. Certain other legal matters relating to the bonds will be passed on by Richards, Layton & Finger, P.A., special Delaware counsel to us, by Munger, Tolles & Olson LLP, Los Angeles, California, regulatory counsel to SCE, and by Hunton Andrews Kurth LLP, counsel to the underwriters.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THE BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (EEA). FOR THESE PURPOSES, THE EXPRESSION RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (1) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, MIFID II); (2) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (3) NOT A QUALIFIED INVESTOR (QUALIFIED INVESTOR) WITHIN THE MEANING OF REGULATION 2017/1129 (AS AMENDED, THE PROSPECTUS REGULATION). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE PRIIPS REGULATION) FOR OFFERING OR SELLING THE BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF BONDS IN ANY MEMBER STATE OF THE EEA (EACH, A RELEVANT STATE) WILL BE MADE ONLY PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF BONDS. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT STATE OF BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS REGULATION, IN RELATION TO SUCH OFFER. NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER HAVE AUTHORISED, NOR WILL THEY AUTHORISE, THE MAKING OF ANY OFFER OF BONDS IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY DO SO ONLY WITH RESPECT TO QUALIFIED INVESTORS. NEITHER WE NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO WE OR THEY AUTHORIZE, THE MAKING OF ANY OFFER OF BONDS OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE BONDS IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE BONDS AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE DELEGATED DIRECTIVE). NONE OF SCE, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THIS

PURPOSE, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE BONDS SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE BONDS.

NOTICE TO RESIDENTS OF UNITED KINGDOM

THE BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THESE PURPOSES OF THIS PROVISION:

THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS AMENDED BY ARTICLE 39(3) OF THE MARKETS IN FINANCIAL INSTRUMENTS (AMENDMENT) (EU EXIT) REGULATIONS 2018 AND AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“EUWA”); OR

A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE FSMA) OF THE UNITED KINGDOM AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA; OR

NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PROSPECTUS REGULATION”); AND

THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE BONDS.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA, AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF BONDS IN THE UK WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE UK PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF BONDS. THIS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.

THIS PROSPECTUS AND ANY OTHER MATERIAL IN RELATION TO THE BONDS IS ONLY BEING DISTRIBUTED TO, AND IS DIRECTED ONLY AT, PERSONS IN THE UK WHO ARE “QUALIFIED INVESTORS” (AS DEFINED IN THE UK PROSPECTUS REGULATION) WHO ARE ALSO (I) INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “ORDER”), OR (II) HIGH NET WORTH ENTITIES OR OTHER PERSONS FALLING WITHIN ARTICLES 49(2)(A) TO (D) OF THE ORDER, OR (III) PERSONS TO WHOM IT WOULD OTHERWISE BE LAWFUL TO DISTRIBUTE IT, ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”. THE BONDS ARE ONLY AVAILABLE TO, AND ANY INVITATION, OFFER OR AGREEMENT TO SUBSCRIBE, PURCHASE OR OTHERWISE ACQUIRE SUCH BONDS WILL BE ENGAGED IN ONLY

WITH, RELEVANT PERSONS. ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THIS PROSPECTUS OR ITS CONTENTS. THE BONDS ARE NOT BEING OFFERED TO THE PUBLIC IN THE UK.

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE BONDS AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, SCE OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

IN ADDITION, IN THE UK, EACH UNDERWRITER HAS REPRESENTED AND AGREED IN THE UNDERWRITING AGREEMENT THAT THE BONDS MAY NOT BE OFFERED OTHER THAN BY AN UNDERWRITER THAT:

HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO US; AND

HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE BONDS IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO RESIDENTS OF CANADA

THE BONDS MAY BE SOLD IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA AND ONTARIO ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE BONDS MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

GLOSSARY OF DEFINED TERMS

Set forth below is a list of the defined terms used in this prospectus:

Additional recovery bonds means additional “recovery bonds” (as defined in the Wildfire Financing Law) issued by us or any affiliate of SCE, to recover additional recovery costs that are eligible to be financed under the Wildfire Financing Law.

Administration agreement means the administration agreement to be entered into between the issuing entity and SCE, as the same may be amended and supplemented from time to time.

Administrator means SCE, as administrator under the administration agreement, or any successor Administrator to the extent permitted under the administration agreement.

Advice letter means any submission made to the CPUC by the servicer on behalf of the issuing entity with respect to the fixed recovery charges or any true-up adjustment in the form of an advice letter.

Affiliate means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

Allocation factors has the meaning specified under “SCE’s Financing Order—The Financing Order Establishes the Methodology used to Calculate the Fixed Recovery Charges” in this prospectus.

Authorized Amount has the meaning specified under “SCE’s Financing Order—SCE’s Financing Order” in this prospectus.

Bankruptcy Code means Title 11 of the United States Code, as amended.

Basic Documents means the indenture, the administration agreement, the sale agreement, our certificate of formation, the limited liability company agreement, the servicing agreement, the series supplement, the intercreditor agreement, the letter of representations, the underwriting agreement and all other documents and certificates delivered in connection therewith.

Bondholder or holder means any holder of the bonds offered pursuant to this prospectus.

Bonds means, unless the context requires otherwise, the bonds offered pursuant to this prospectus.

Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in Los Angeles, California or New York, New York are, or DTC or the corporate trust office of the trustee is, authorized or obligated by law, regulation or executive order to remain closed.

CAISO means California independent system operator.

California commission or CPUC means the California Public Utilities Commission.

Capital contribution means the amount of cash contributed to the issuing entity by SCE as specified in the limited liability company agreement.

Capital subaccount means the capital subaccount, a subaccount of the collection account created by the indenture and held by the trustee under the indenture.

CARE means the California Alternative Rate for Energy program under the Public Utilities Code.

CCAs means Community Choice Aggregators which are cities, counties and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses.

Certificate of formation means our certificate of formation filed with the Secretary of State of the State of Delaware on September 10, 2020.

Clearstream means Clearstream Banking, Luxembourg, S.A.

Collateral means all of our assets pledged to the trustee for the benefit of the holders of the bonds specified in the series supplement, which includes the recovery property, all rights of the issuing entity under the sale agreement, the servicing agreement and the other documents entered into in connection with the bonds, all rights to the collection account and the subaccounts of the collection account, and all other property of the issuing entity relating to the bonds, including all proceeds.

Collection account means the segregated trust account relating to the bonds designated the collection account and held by the trustee under the indenture.

Commission regulations means the regulations, including proposed or temporary regulations, promulgated under the public utilities code.

COVID-19 means the novel coronavirus which has caused the global pandemic.

Customer means “consumer” within the meaning of the Wildfire Financing Law, and means any existing or future individual, governmental body, trust, business entity, or nonprofit organization located in the service territory of SCE as such service territory existed as of the date of the financing order that consumes electricity that has been transmitted or distributed by means of electric transmission or distribution facilities, whether those electric transmission or distribution facilities are owned by the consumer, SCE, or any other party, other than consumers of electricity exempted from the obligation to pay fixed recovery charges under Section 850.1(l) of the Public Utilities Code.

Depositor means Southern California Edison Company.

DL customer has the meaning specified under “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Actions—A municipal entity or tribal utility might assert the right to acquire portions of SCE’s electric facilities and/or serve the load of customers within their jurisdictional areas and avoid or reduce the affected customers’ payment of the fixed recovery charges” in this prospectus.

DTC means the Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

Edison International means Edison International.

Eligible institution means (a) the corporate trust department of the trustee, so long as any of the securities of the trustee have either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and have a credit rating from S&P of at least “A”; or (b) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which (i) has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies and (ii) whose deposits are insured by the FDIC.

Eligible investments mean instruments or investment property which evidence:

(a) U.S. Treasury obligations (all direct or fully guaranteed obligations);

(b) demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of, or bankers’ acceptances issued by, any depository institution (including the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short term debt obligations of such depository institution are, at the time of deposit, rated not less than “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the bonds;

(c) commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other than commercial paper of SCE or any of its affiliates), which at the time of purchase is rated not less than “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the bonds;

(d) investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P;

(e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions;

(f) repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker dealer, acting as principal and that meets the ratings criteria set forth below:

(i) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into this repurchase obligation, or

(ii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company;

in each case maturing not later than the business day immediately preceding the next payment date or special payment date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments which are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing: (1) no securities or investments which mature in 30 days or more shall be eligible investments unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s, or a long-term unsecured debt rating of at least A2 from Moody’s, and also has a long-term unsecured debt rating of at least A+ from S&P; (2) no securities or investments described in clauses (b) through (d) above which have maturities of more than 30 days but less than or equal to 3 months shall be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least A1 from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no securities or investments described in clauses (b) through (d) above which have maturities of more than 3 months shall be an eligible investment unless the issuer thereof has a long-term unsecured debt rating of at least Aa3 from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no securities or investments described in clauses (b) through (d) above which have a maturity of 60 days or less will be eligible investments unless such securities have a rating from S&P of at least “A-1”; and (5) no securities or investments described in clauses (b) through (d) above which have a maturity of more than 60 days will be eligible investments unless such securities have a rating from S&P of at least AA-, “A-1+” or AAAm.

Eligible Project has the meaning specified under “Use of Proceeds” in this prospectus.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ESP means an alternative electric provider who has entered into an ESP service agreement with SCE.

ESP service agreement means an agreement between an ESP and SCE for the provision of “direct access” service to customers in accordance with CPUC Decision 97-10-087 and subsequent decisions.

Euroclear means the Euroclear System.

Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exempted customers means customers who participate in the CARE program and/or the FERA program.

Expected sinking fund schedule means, with respect to any tranche of the bonds, the expected sinking fund schedule related thereto set forth in the series supplement.

FERA means the Family Electric Rate Assistance program under the Public Utilities Code.

Final maturity date means, with respect to each tranche of bonds, the final maturity date therefor as specified in the series supplement.

Financing order means, unless the context indicates otherwise, the irrevocable financing order issued by the CPUC as Decision 23-02-023, on March 1, 2023.

FINRA means the Financial Industry Regulatory Authority, Inc.

Fixed recovery charge collections means fixed recovery charges revenues received by the servicer to be remitted to the collection account.

Fixed recovery charges means the fixed recovery charges authorized by the financing order.

FRC consumer class means each class of customers identified as a separate rate class in GRC or related proceeding of the servicer.

General subaccount means the general subaccount, a subaccount of the collection account created by the indenture and held by the trustee under the indenture.

GRC means a general rate case of the Servicer brought before the CPUC.

Holder or Bondholder means a registered holder of the bonds.

Indenture means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of bonds, as the same may be amended and supplemented from time to time.

Independent manager means each person appointed as an “independent manager” of the issuing entity pursuant to the limited liability company agreement.

Independent manager fee means the fee payable to the independent manager(s) pursuant to the limited liability company agreement.

Intercreditor Agreement means the Intercreditor Agreement, to be entered into by the issuing entity, SCE, The Bank of New York Mellon Trust Company, N.A. and the Indenture Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended.

Issuing entity means SCE Recovery Funding LLC.

kW means kilowatt.

kWh means kilowatt-hour.

Limited liability company agreement means the Amended and Restated Limited Liability Company Agreement of SCE Recovery Funding LLC, dated as of January 14, 2021.

LPC means any late payment charge that is or is permitted to be charged to customers by SCE.

Marginal Cost and Revenue Allocation Settlement Agreement means the settlement agreement of the same name adopted by the California commission in D. 22-08-001.

Moody’s means Moody’s Investors Service, Inc. or any successor in interest.

Municipal DL has the meaning specified under “Risk Factors—Risks Associated with Potential Judicial, Legislative or Regulatory Decisions—A municipal entity or tribal utility might assert the right to acquire portions of SCE’s electric facilities and/or serve the load of customers within their jurisdictional areas and avoid or reduce the affected customers’ payment of the fixed recovery charges” in this prospectus.

MWh means megawatt-hour.

Nonbypassable means that the right to collect these fixed recovery charges from all existing and future electricity customers within SCE service territory as it existed as of the date of the financing order (March 1, 2023), subject only to exceptions specified in the Wildfire Financing Law and the financing order.

Non-routine true-up adjustment has the meaning specified under “SCE’s Financing Order— Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” in this prospectus.

Non-U.S. Holder means a holder of bonds that is neither a U.S. Holder nor subject to rules applicable to former citizens and residents of the United States.

NRSRO means a nationally recognized statistical rating organization.

Operating expenses means all unreimbursed fees, costs and expenses of the issuing entity, including all amounts owed by the issuing entity to the trustee, any manager of the issuing entity, the servicing fee, the administration fee, legal and accounting fees, rating agency fees, costs and expenses of the issuing entity and SCE, the return on equity due SCE for its capital contribution.

Outstanding means, as of the date of determination, all recovery bonds theretofore authenticated and delivered under the Indenture except:

(a) bonds theretofore canceled by the bond registrar or delivered to the bond registrar for cancellation;

(b) bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the trustee or any paying agent in trust for the holders of such bonds; and

(c) bonds in exchange for or in lieu of other bonds which have been issued pursuant to this Indenture unless proof satisfactory to the trustee is presented that any such bonds are held by a protected purchaser (as defined in Section 8-303 of the UCC);

provided that in determining whether the holders of the requisite outstanding amount of the bonds or any tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any basic document, bonds owned by the issuing entity, any other obligor upon the bonds, the member, the seller, the servicer or any affiliate of any of the foregoing persons shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only bonds that the trustee actually knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such bonds and that the pledgee is not the issuing entity, any other obligor upon the bonds, the member, the seller, the servicer or any affiliate of any of the foregoing persons.

Outstanding amount means the aggregate principal amount of all bonds or, if the context requires, all bonds of a tranche, outstanding at the date of determination.

Payment date means the date or dates on which interest and principal are to be payable on the bonds.

Periodic payment requirement has the meaning specified under “SCE’s Financing Order—True-Up Mechanism” in this prospectus.

PTCE means a prohibited transaction class exemption of the United States Department of Labor.

Public Utilities Code means the California Public Utilities Code, as amended from time to time.

Rating agencies means Moody’s and S&P.

Rating agency condition means, with respect to any action, not less than ten (10) business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the trustee and us that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of bonds issued by us and that prior to the taking of the proposed action no other rating agency shall have provided written notice to us that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such tranche of bonds; provided, that if within such ten (10) business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) we shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) business days following such second (2nd) request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).

Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each bond is registered will be paid on the respective payment date.

Recovery costs means all “recovery costs” as defined in the Wildfire Financing Law.

Recovery property means all “recovery property” as defined in the Wildfire Financing Law created pursuant to the financing order and sold or otherwise conveyed to the issuing entity under the sale agreement, including the right to impose, collect and receive the fixed recovery charges authorized in the financing order.

Regulation AB means the rules of the SEC promulgated under Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time.

Regulation RR means Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 promulgated under the Exchange Act.

Required capital level means the amount required to be funded in the capital subaccount, which will equal 0.50% of the principal amount of bonds issued by us.

Routine true-up adjustments has the meaning specified under “SCE’s Financing Order— Fixed Recovery Charges—The Financing Order Requires the Servicer to Periodically “True-Up” the Fixed Recovery Charge” in this prospectus.

S&P means Standard & Poor’s Ratings Group, Inc. or any successor in interest.

Sale agreement means the sale agreement to be entered into between the issuing entity and SCE, pursuant to which SCE sells and SCE Recovery Funding LLC buys the recovery property.

SCE means Southern California Edison Company.

Seller means Southern California Edison Company.

Series 2021-A Bonds means the $337,783,000 Senior Secured Recovery Bonds, Series 2021-A issued by us on February 24, 2021.

Series 2022-A Bonds means the $533,265,000 Senior Secured Recovery Bonds, Series 2022-A issued by us on February 15, 2022.

Series supplement means the supplement to the indenture which establishes the specific terms of the bonds.

Servicer means SCE, acting as the servicer, and any successor or assignee servicer, which will service the recovery property under a servicing agreement with the issuing entity.

Servicer default has the meaning specified under “The Servicing Agreement—Servicer Defaults” in this prospectus.

Servicing agreement means the servicing agreement to be entered into between the issuing entity and SCE, as the same may be amended and supplemented from time to time, pursuant to which SCE undertakes to service the recovery property.

Special payment date has the meaning specified under “Description of the Bonds—Payment on the Bonds” in this prospectus.

Sponsor means Southern California Edison Company.

State pledge has the meaning specified under “Prospectus Summary of Terms—State Pledge” in this prospectus.

Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.

True-up means a mechanism required by the Wildfire Financing Law and the financing order whereby the servicer will apply to the California commission for adjustments to the applicable fixed recovery charges based on actual collected fixed recovery charges and updated assumptions by the servicer as to future collections of fixed recovery charges.

Trust Indenture Act means the Trust Indenture Act of 1939, as amended.

Trustee means The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture, and its successors and assigns in such capacity.

UCC means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

U.S. Holder means a holder of a bond that is (a) a citizen or resident of the United States, (b) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (d) a trust with respect to which both (i) a court in the United States is able to exercise primary authority over its administration and (ii) one or more United States persons have the authority to control all of its substantial decisions or (e) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.

Wildfire Financing Law means Article 5.8 of Chapter 4 of the California Public Utilities Code, as amended.

$775,419,000 Senior Secured Recovery Bonds, Series 2023-A

Southern California Edison Company

Sponsor, Depositor and Initial Servicer

SCE Recovery Funding LLC

Issuing Entity

Joint Bookrunners

RBC Capital Markets

Barclays

Citigroup

Senior Co-Manager

ATLAS SP

Co-Managers

Drexel Hamilton

Loop Capital Markets

Mischler Financial Group, Inc.

Ramirez & Co., Inc.

Through and including, July 18, 2023 (the 90th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.